As filed with the Securities and Exchange Commission on November 9, 1998
                                               Registration No.  333-63931
==============================================================================


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                           --------------------
                            Amendment No. 1 to


                                 FORM S-3

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                            Metris Master Trust
                (Issuer with respect to Offered Securities)

                         Metris Receivables, Inc.
                (Originator of the Trust described herein)
          (Exact name of registrant as specified in its charter)



              Delaware                                    41-1810301
   (State or other jurisdiction of                     (I.R.S. employer
    incorporation or organization)                   identification number)
                           600 South Highway 169
                                 Suite 300
                         St. Louis Park, MN 55426
                              (612) 417-5645
            (Address, including zip code, and telephone number,
                   including area code, of registrant's
                       principal executive offices)

                          Jill B. Barclift, Esq.
                           600 South Highway 169
                                Suite 1800
                         St. Louis Park, MN 55426
                              (612) 525-5090
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                Copies to:

      Andrew M. Faulkner, Esq.                    Renwick Martin, Esq.
    Skadden, Arps, Slate, Meagher                   Brown & Wood LLP
              & Flom LLP                         One World Trade Center
           919 Third Avenue                            58th Floor
          New York, NY 10022                       New York, NY 10048
            (212) 735-2853                           (212) 839-5319

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of the Registration Statement.
   If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |-|
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                            ------------------




                      CALCULATION OF REGISTRATION FEE
===========================================================================================
  TITLE OF EACH
      CLASS                                               PROPOSED MAXIMUM
 OF SECURITIES TO                      PROPOSED MAXIMUM      AGGREGATE         AMOUNT OF
        BE            AMOUNT TO BE    OFFERING PRICE PER      OFFERING        REGISTRATION
    REGISTERED         REGISTERED        SECURITY (1)         PRICE (1)        FEE * (2)
--------------------------------------------------------------------------------------------
Floating Rate
Series 1998-2,
Class A...........     $1,000,000           100%           $1,000,000           $295
============================================================================================

(1)  Estimated solely for purpose of calculating the registration fee.
(2) Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.




              SUBJECT TO COMPLETION, DATED NOVEMBER 9, 1998

                                  Prospectus
                              Metris Master Trust
              $__________ Floating Rate Asset Backed Securities,
                            Series 1998-3, Class A




       Metris Receivables, Inc.         Direct Merchants Credit Card Bank,
              Transferor                       National Association
                                                      Servicer
                            ------------------



   Each of the Floating Rate Asset Backed Securities, Series 1998-3, Class
A (the "Class A Securities" or the "Offered Securities") will represent an interest in the Metris Master Trust (the "Trust") created pursuant to a Pooling and Servicing Agreement among Metris Receivables, Inc., as transferor (the "Transferor"), Direct Merchants Credit Card Bank, National Association, as servicer (the "Servicer" or "Direct Merchants Bank") and
The Bank of New York (Delaware), as trustee (the "Trustee"). The property of the Trust includes a portfolio of receivables (the "Receivables") generated or acquired from time to time in the ordinary course of business in a portfolio of MasterCard(R) and VISA(R) or other revolving consumer credit card accounts (the "Accounts"), all monies due or to become due in payment of such Receivables, the benefit of funds on deposit in certain accounts, including the Pre-Funding Account, and the benefits of a Financial Guaranty Insurance Policy (the "Policy") issued by MBIA
Insurance Company ("MBIA" or the "Insurer") and interest rate caps (as described herein). Certain capitalized terms used herein are defined in the "Glossary of Terms" beginning on page 113 herein.
                                                      (continued on next page)
   Potential investors should consider, among other things, the information set forth in "Risk Factors" beginning on page 29 herein.


                              ------------------


      THE OFFERED SECURITIES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF THE TRANSFEROR, METRIS COMPANIES INC., DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION OR ANY AFFILIATE THEREOF. AN OFFERED SECURITY IS NOT A DEPOSIT AND NEITHER THE OFFERED SECURITIES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


============================================================================
                             Price to    Underwriting      Proceeds to
                             Public(1)      Discount   the Transferor(1)(2)
----------------------------------------------------------------------------
Per Class A Security...          %             %                 %
----------------------------------------------------------------------------
Total..................     $              $                $
============================================================================


(1)Plus accrued interest, if any, from               , 1998.
(2)Before deduction of expenses estimated to be $            .

      The Offered Securities are offered by the Underwriters as described in "Underwriting," subject to prior sale, when, as and if issued to and accepted by the Underwriters and subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to reject orders in whole or in part. It is expected that the Offered Securities will be delivered in book-entry form on or about , 1998 through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System.



                             Chase Securities Inc.


                              ------------------
                The date of this Prospectus is         , 1998.




(continued from previous page)


      Concurrently with the issuance of the Class A Securities, the Trust will issue the Asset Backed Securities, Series 1998-3, Class B (the "Class B Securities," and, together with the Class A Securities, the "Securities" or the "Series 1998-3 Securities"), which will initially be retained by the Transferor. The Securities constitute "Series 1998-3". The Class B Securities will be subordinated to the Class A Securities as described in "Description of the Offered Securities--Subordination of the Class B Securities," " --Redirected Principal Collections," " --Application of Collections" and " --Investor Charge-Offs." The Transferor will own the remaining interest in the Trust not represented by the securities and any other investor Securities issued by the Trust, which retained interest will be represented by the Exchangeable Transferor Security (as defined herein). The Transferor from time to time may offer other series of Securities that evidence interests in the Trust by exchanging a portion of its interest in the Trust therefor. Only the Class A Securities are being offered hereby.

      Interest will accrue on the Class A Securities from , 1998 through , 1998 at the rate of % per annum above the arithmetic mean of the London interbank offered quotations for one-month United States dollar deposits ("LIBOR") as determined by the Trustee on , 1998, and with respect to each Interest Accrual Period (as defined herein) thereafter, at a rate of % per annum above LIBOR as determined by the Trustee on the related LIBOR Determination Date (as defined herein). Interest with respect to the Securities will be paid on , 1998 and on the th day of each month thereafter (or, if any such th day is not a business day, the next succeeding business day) (each, a "Distribution Date"). Principal with respect to the Class A Securities is scheduled to be distributed on the Distribution Date (the "Expected Final Payment Date"), but may be distributed earlier or later under certain circumstances described herein. See "Maturity Considerations" and "Description of the Offered Securities--Pay Out Events."




      The Securities are not guaranteed by the Transferor, Metris
Companies, Inc., the Servicer or any affiliate thereof. However, the Class A Securities will be guaranteed as to the payment of Guaranteed
Distributions (as defined herein) on each Distribution Date pursuant to the Policy to be issued by the Insurer.

      Application has been made to list the Class A Securities on the Luxembourg Stock Exchange.

      There currently is no secondary market for the Class A Securities, and there is no assurance that one will develop or, if one does develop, that it will continue until the Class A Securities are paid in full.


      CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE OFFERED SECURITIES, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."



                          REPORTS TO SECURITYHOLDERS


      Unless and until Definitive Securities (as defined herein) are issued (which will occur under the limited circumstances described herein), monthly and annual reports, containing information concerning the Trust and prepared by the Servicer pursuant to the Pooling and Servicing Agreement (as defined herein), will be sent on behalf of the Trust to Cede & Co., as nominee of The Depository Trust Company ("DTC") which will be the only registered holder (a "Securityholder") of the Class A Securities. See "Description of the Offered Securities--Book-Entry Registration," "--Reports to Securityholders" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. None of Metris Companies Inc., Direct Merchants Credit Card Bank, National Association, or any successor servicer intends to send any of its financial reports to Securityholders or to the owners of beneficial interests in the Offered Securities ("Security Owners"). The Transferor will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder for so long as the Class A Securities are outstanding.


                             AVAILABLE INFORMATION

      Metris Receivables, Inc., as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission on behalf of the Trust with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public references facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site at "http://www.sec.gov" that contains information regarding registrants that file electronically with the Commission. Periodic reports with respect to the Trust that have been filed under the Exchange Act and the rules and regulations of the Commission thereunder and other information filed by the Transferor can be inspected and copied at the public reference facilities maintained by the Commission referred to above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All reports and other documents filed by the Transferor, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be part hereof.


      The consolidated financial statements of MBIA, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1997 and December 31, 1996 and for each of the three years in the period ended December 31, 1997, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1997 and the consolidated financial statements of MBIA and its subsidiaries as of June 30, 1998 and for the six month periods ending June 30, 1998 and June 30, 1997 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ending June 30, 1998 are hereby incorporated by reference into this Prospectus and shall be deemed to be a part hereof.

      All financial statements of MBIA and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing such documents.


      Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


      The Transferor will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents filed by the Transferor, on behalf of the Trust and incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Metris Receivables, Inc., 600 South Highway 169, Suite 300, St. Louis Park, Minnesota 55426. Telephone requests for such copies should be directed to Metris Receivables, Inc. at (612) 417-5645.


                             OTHER INFORMATION

      Upon receipt of a request by an investor who has received an electronic Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Transferor or such Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.


      The distribution of this Prospectus and the offering of the Class A Securities in certain jurisdictions may be restricted by law. Persons into whose possession this Prospectus comes are required by the Underwriters to inform themselves about and to observe any such restrictions.


      The Transferor has taken all reasonable care to ensure that the information contained in this Prospectus is true and accurate in all material respects and that there are no material facts the omission of which would make misleading any statement herein, whether fact or opinion. The Transferor accepts responsibility accordingly.

      As used in this Prospectus, all references to "dollars" and "$" refer to United States dollars.

            CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

      Certain of the matters discussed herein under the captions "Direct Merchants Bank's Credit Card Activities," "The Receivables" and "Maturity Considerations" may constitute forward-looking statements within the meaning of Section 27A of the Securities Act. Such forward-looking statements may involve uncertainties and other factors that may cause the actual results and performance of the Trust and the Receivables to be materially different from future results or performance expressed or implied by such statements. Among others, factors that could adversely affect actual results and performance include economic conditions, the ability of Direct Merchants Bank to change payment terms and collection policies, and potential changes in consumers' attitudes toward financing purchases with debt. See "Risk Factors."



                            PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used herein are defined in the "Glossary of Terms" beginning on page 113 or elsewhere in this Prospectus. Unless the context requires otherwise, certain capitalized terms, when used in this Prospectus, relate only to the Securities and not to other securities which may exist from time to time.


Offered Securities...............   $               aggregate principal
                                      amount of Class A Securities are
                                      being offered hereby.


                                    The Offered Securities represent the
                                      right to receive certain payments
                                      from the Trust only and do not
                                      represent interests in or recourse
                                      obligations of Metris Companies Inc.
                                      ("Metris"), Direct Merchants Credit
                                      Card Bank, National Association
                                      ("Direct Merchants Bank"), the
                                      Transferor, or any affiliate of any
                                      of them.



Other Securities Issued..........   $              aggregate principal amount
                                      of Class B Securities, which will
                                      initially be retained by the
                                      Transferor, are being issued
                                      concurrently with the Class A
                                      Securities. The Trust has previously
                                      issued five other Series that will
                                      remain outstanding after the
                                      issuance of the Securities. See
                                      "Annex I: Other Series" for a
                                      summary of the terms of these other
                                      Series. Concurrently with Series
                                      1998-3, the Trust will issue Series
                                      1998-2 Securities comprised of
                                      $______ aggregate principal amount
                                      of Floating Rate Asset Backed
                                      Securities, Series 1998-2, Class A
                                      and $_____ aggregate principal
                                      amount of Asset Backed Securities,
                                      Series 1998-2, Class B
                                      (collectively, the "Series 1998-2").
                                      The Transferor from time to time may
                                      create other Series of securities
                                      that evidence interests in assets of
                                      the Trust (other than any
                                      Enhancement for, or Collections
                                      allocated initially to, any other
                                      Series), by exchanging a portion of
                                      its interest in the Trust. Only the
                                      Class A Securities are being offered
                                      hereby.


Transferor.......................   Metris Receivables, Inc. is the
                                      Transferor. The principal executive
                                      offices of the Transferor are
                                      located at 600 South Highway 169,
                                      Suite 300, St. Louis Park, MN 55426,
                                      telephone number (612) 417-5645. See
                                      "The Transferor."

Servicer.........................   Direct Merchants Bank is the initial
                                      Servicer. The principal executive
                                      offices of the Servicer are located
                                      in Phoenix, Arizona, with a mailing
                                      address at 6909 East Greenway
                                      Parkway, Scottsdale, Arizona 85254,
                                      telephone number (602) 718-4600. A
                                      substitute Servicer may be appointed
                                      in certain circumstances. See
                                      "Description of the Offered
                                      Securities--Certain Matters
                                      Regarding the Transferor and the
                                      Servicer."

Trustee..........................   The Bank of New York (Delaware), is the
                                      Trustee. Under certain circumstances
                                      specified herein, the Transferor and
                                      the holders of the Securities will
                                      have the right to remove the
                                      Trustee. See "Description of the
                                      Offered Securities--The Trustee."


Credit Card Originator...........   The Credit Card Originator is Direct
                                      Merchants Bank, including its
                                      predecessor in interest, Utah Bank,
                                      and its successors or assigns under
                                      the Bank Purchase Agreement or any
                                      other transferee of Accounts from
                                      Direct Merchants Bank. In addition,
                                      the Credit Card Originator may
                                      include any other originator of
                                      Accounts that enters into a
                                      receivables purchase agreement with
                                      Direct Merchants Bank, Metris (or
                                      any successor to or assignee of
                                      Metris that is a party to a
                                      receivables purchase agreement with
                                      the Transferor) or the Transferor in
                                      accordance with the provisions of
                                      the Pooling and Servicing Agreement,
                                      from time to time.


Trust............................   Metris Master Trust (the "Trust") was
                                      formed pursuant to the Pooling and
                                      Servicing Agreement, which has been
                                      supplemented by the Supplements
                                      thereto relating to the Previously
                                      Issued Series and will be
                                      supplemented by the Series 1998-3
                                      Supplement relating to the
                                      Securities and the Supplements
                                      applicable to any other Series that
                                      may be issued in the future. See
                                      "The Trust."


                                      As more fully described below and
                                      elsewhere herein, the Trust assets
                                      include the Receivables (the
                                      "Receivables") that arise under
                                      certain MasterCard(R) and VISA(R)1
                                      accounts and may arise under other
                                      revolving consumer credit card
                                      accounts (the "Accounts") and the
                                      proceeds thereof arising under the
                                      Accounts from time to time.
                                      Collections on the Receivables are
                                      deposited into the Collection
                                      Account maintained in the name of
                                      the Trust and allocated on each
                                      business day between Collections on
                                      Finance Charge Receivables ("Finance
                                      Charge Collections") and Collections
                                      received with respect to Principal
                                      Receivables ("Principal
                                      Collections"). Finance Charge
                                      Collections and Principal
                                      Collections are allocated on each
                                      business day among the Transferor
                                      Interest and the respective
                                      interests of the securityholders of
                                      each Series issued and outstanding
                                      from time to time in accordance with
                                      the Pooling and Servicing Agreement
                                      and applicable Supplements. In
                                      general, in accordance with such
                                      allocations and the provisions of
                                      the Pooling and Servicing Agreement
                                      and the applicable Supplements, (i)
                                      Finance Charge Collections and
                                      certain other amounts are applied on
                                      each business day to fund interest
                                      on the securities of any Series then
                                      outstanding, to pay certain fees and
                                      expenses, to cover series default
                                      amounts, to reimburse investor
                                      charge-offs and draws on the Policy
                                      and to make required payments to the
                                      Transferor, and (ii) Principal
                                      Collections and certain other
                                      amounts are applied on each business
                                      day to fund principal on the
                                      securities of any Series then
                                      outstanding, except that during any
                                      revolving period applicable to a
                                      Series, Principal Collections
                                      otherwise allocable to the
                                      securityholders of such Series are
                                      paid to the holder of the
                                      Exchangeable Transferor Security or,
                                      with respect to amounts allocated to
                                      any class of securities of such
                                      Series which are not retained by the
                                      Transferor, paid to the
                                      securityholders of any other Series
                                      then outstanding. See "Description
                                      of the Offered Securities--Application
                                      of Collections--Payment of Fees,
                                      Interest and Other Items."


--------------------
(1) MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Inc. and VISA USA Incorporated, respectively.


Trust Assets.....................   The Trust assets include (i) all
                                      Receivables generated or acquired
                                      from time to time by Direct
                                      Merchants Bank satisfying certain
                                      criteria described herein (see
                                      "Description of the Offered
                                      Securities--Eligible Receivables"),
                                      (ii) all funds to be collected from
                                      Obligors in respect of the
                                      Receivables (which shall not include
                                      fees and charges for insurance and
                                      insurance type products), (iii) the
                                      benefits of a Financial Guarantee
                                      Insurance Policy (the "Policy")
                                      issued by the Insurer, (iv) all
                                      right, title, and interest of the
                                      Transferor in, to, and under the
                                      Purchase Agreement and the Bank
                                      Purchase Agreement, (v) the benefit
                                      of funds on deposit in certain bank
                                      accounts maintained for the benefit
                                      of securityholders of each Series,
                                      including the Excess Funding
                                      Account, (vi) the benefit of funds
                                      on deposit in certain bank accounts
                                      maintained for the benefit of the
                                      Securityholders, including the
                                      Pre-Funding Account and the
                                      Principal Funding Account, (vii)
                                      Recoveries, and (viii) proceeds of
                                      the foregoing. See "Description of
                                      the Offered Securities
                                      --Subordination of the Class B
                                      Securities." In addition, the
                                      Transferor is obligated to maintain
                                      interest rate caps with a
                                      counterparty or counterparties
                                      meeting certain credit quality
                                      standards acceptable to the Rating
                                      Agencies that provide, in the
                                      aggregate, that the initial notional
                                      amount thereof on each subsequent
                                      settlement date will be at least
                                      equal to the outstanding principal
                                      balance of the Class A Securities.
                                      The Trust assets do not currently
                                      include interchange fees received by
                                      Direct Merchants Bank in connection
                                      with the Receivables, but such fees
                                      may be included as Trust assets at
                                      some future date.


                                    Pursuant to the Bank Purchase
                                      Agreement, Metris purchases from
                                      Direct Merchants Bank all of the
                                      Receivables arising from time to
                                      time under Accounts. See
                                      "Description of the Purchase
                                      Agreements--Purchases of
                                      Receivables."

                                    Pursuant to the Purchase Agreement,
                                      the Transferor purchases from Metris
                                      all of the Receivables arising from
                                      time to time under Accounts. See
                                      "Description of the Purchase
                                      Agreements--Purchases of
                                      Receivables."

                                    Direct Merchants Bank, Metris or the
                                      Transferor may, from time to time,
                                      enter into similar receivables
                                      purchase agreements with other
                                      Credit Card Originators.

                                    Pursuant to the Pooling and Servicing
                                      Agreement, the Transferor
                                      automatically transfers to the Trust
                                      all of its right, title and interest
                                      in and to the Receivables purchased
                                      by it pursuant to the Purchase
                                      Agreement. See "Risk
                                      Factors--Transfer of the
                                      Receivables; Insolvency Risk
                                      Considerations" for a discussion of
                                      certain legal considerations
                                      relating to such transfer.


The Insurer......................   MBIA Insurance Corporation ("MBIA") is a
                                      New York domiciled insurance company
                                      engaged exclusively in the business
                                      of writing financial guaranty
                                      insurance, principally in respect of
                                      securities offered in domestic and
                                      foreign markets. See "MBIA" in this
                                      Prospectus.


Receivables......................   The Receivables consist of amounts owing
                                      on MasterCard(R) credit cards and
                                      VISA(R)credit cards and may include
                                      amounts owing on other revolving
                                      credit cards (see "Description of
                                      the Offered Securities--Eligible
                                      Receivables"). The Receivables in
                                      the Trust are divided into two
                                      components: Principal Receivables
                                      and Finance Charge Receivables. At
                                      any time, "Finance Charge
                                      Receivables" means all amounts
                                      billed from time to time to the
                                      Obligors on any Account in respect
                                      of Periodic Finance Charges,
                                      overlimit fees, late charges,
                                      returned check fees, annual
                                      membership fees and annual service
                                      charges, if any, transaction
                                      charges, cash advance fees and
                                      similar fees and charges (excluding
                                      fees and charges for insurance and
                                      insurance type products and
                                      interchange fees), plus Recoveries,
                                      investment earnings on amounts
                                      credited to the Excess Funding
                                      Account and Discount Option
                                      Receivables, if any. "Principal
                                      Receivables" equals all other
                                      Eligible Receivables.

                                    All new Receivables arising in the
                                      Accounts are purchased by Metris
                                      from Direct Merchants Bank pursuant
                                      to the Bank Purchase Agreement and
                                      subsequently are purchased by the
                                      Transferor from Metris pursuant to
                                      the Purchase Agreement and
                                      thereafter will be automatically
                                      transferred to the Trust.
                                      Accordingly, the amount of
                                      Receivables fluctuates from day to
                                      day as new Receivables are generated
                                      and as existing Receivables are
                                      collected, charged off as
                                      uncollectible, or otherwise
                                      adjusted.

Collections......................   The Servicer deposits all collections of
                                      Receivables in the Collection
                                      Account ("Collections"). The
                                      Collections on the Receivables
                                      received on any business day are
                                      allocated by the Servicer between
                                      Principal Collections and Finance
                                      Charge Collections in accordance
                                      with the definitions thereof. All
                                      such amounts are then applied in
                                      accordance with the respective
                                      interests of the Securityholders,
                                      the securityholders of any other
                                      Series, and the holder of the
                                      Exchangeable Transferor Security in
                                      the Principal Receivables and in the
                                      Finance Charge Receivables in the
                                      Trust. See "Description of the
                                      Offered Securities--Allocation
                                      Percentages."


Allocation of Trust Assets.......   The right to receive payments from the
                                      Trust's assets will be allocated
                                      among the Class A Securityholders'
                                      Interest, the Class B
                                      Securityholders' Interest, the
                                      interest of the securityholders of
                                      the Previously Issued Series and any
                                      other Series issued pursuant to the
                                      Pooling and Servicing Agreement and
                                      applicable Supplements, and the
                                      Transferor Interest. The interest of
                                      the securityholders of any class of
                                      any Series in the assets of the
                                      Trust will be limited to the
                                      securityholders' interest for such
                                      class and Series, and such
                                      securityholders will not have any
                                      recourse against any assets of the
                                      Trust other than those allocated to
                                      such securityholders' interest
                                      pursuant to the Pooling and
                                      Servicing Agreement and any
                                      applicable Supplement. The
                                      Transferor Interest represents the
                                      right to the assets of the Trust not
                                      allocated to the Securityholders'
                                      Interest or the interest of the
                                      securityholders of any other Series
                                      issued pursuant to the Pooling and
                                      Servicing Agreement and applicable
                                      Supplements. The principal amount of
                                      the Transferor Interest will
                                      fluctuate as the amount of Principal
                                      Receivables in the Trust, the
                                      invested amount of each Series
                                      (including the Variable Funding
                                      Securities) and the amounts on
                                      deposit in the Excess Funding
                                      Account and the Pre-Funding Account
                                      change from time to time. See
                                      "Description of the Offered
                                      Securities--General," "--Previously
                                      Issued Series," "--Excess Funding
                                      Account" and "--Pre-Funding
                                      Account."

                                    The Class A Securities will represent
                                      the right to receive payments of
                                      interest on the aggregate
                                      outstanding principal amount of the
                                      Class A Securities at the Class A
                                      Interest Rate, the payment of
                                      principal to the extent of the Class
                                      A Invested Amount (which may be less
                                      than the aggregate unpaid principal
                                      amount of the Class A Securities, in
                                      certain circumstances, if the Series
                                      Default Amount exceeds funds
                                      allocable thereto the Class B
                                      Invested Amount is reduced to zero)
                                      and amounts on deposit in the
                                      Pre-Funding Account allocated to the
                                      Class A Securities. See "Description
                                      of the Offered
                                      Securities--Subordination of the
                                      Class B Securities," "--Pre-Funding
                                      Account," "--Allocation Percentages"
                                      and "--Investor Charge-Offs."




                                    The Class B Securities will represent
                                      the right to receive from the Trust
                                      assets funds up to (but not in
                                      excess of) the amounts required to
                                      make payments of principal and
                                      interest (if any) to the extent of
                                      the Class B Invested Amount. The
                                      Class B Securities are not being
                                      offered hereby.

                                    The aggregate amount of Receivables in
                                      the Accounts as of          , 1998 was
                                      comprised of         $        of Finance
                                      Charge Receivables and          $ of
                                      Principal Receivables. The "Initial
                                      Invested Amount" will be equal to
                                      the sum of (i) an amount equal to
                                      the initial principal balance of the
                                      Class A Securities less the Class A
                                      Percentage on the Closing Date of
                                      the initial deposit to the
                                      Pre-Funding Account, plus the Class
                                      A Percentage of any withdrawals from
                                      the Pre-Funding Account during the
                                      Funding Period in connection with
                                      increases in the aggregate amount of
                                      Principal Receivables in the Trust;
                                      and (ii) an amount equal to the
                                      initial principal balance of the
                                      Class B Securities. The Invested
                                      Amount will, except as otherwise
                                      provided herein, increase up to a
                                      maximum amount of $ (the "Full
                                      Invested Amount") during the Funding
                                      Period, remain fixed at the Full
                                      Invested Amount during the Revolving
                                      Period and decline thereafter during
                                      any Amortization Period or Early
                                      Amortization Period as principal is
                                      paid on the Securities. The Invested
                                      Amount is subject to increase during
                                      the Funding Period to the extent
                                      amounts are withdrawn from the
                                      Pre-Funding Account and paid to the
                                      Transferor in connection with the
                                      addition of Principal Receivables to
                                      the Trust or, at the end of the
                                      Funding Period, deposited in the
                                      Excess Funding Account. During the
                                      Accumulation Period, the Adjusted
                                      Invested Amount will be reduced
                                      concurrently with deposits to the
                                      Principal Funding Account. The
                                      aggregate principal amount of the
                                      Securities, except as otherwise
                                      provided herein, will remain fixed
                                      at the initial amount thereof during
                                      the period beginning on the Closing
                                      Date and ending with the date on
                                      which the first principal payment is
                                      made with respect to the Securities
                                      during any Amortization Period.
                                      During the Controlled Amortization
                                      Period, the Class B Invested Amount
                                      may be reduced and the amount of the
                                      Transferor Interest correspondingly
                                      increased concurrently with payments
                                      of principal for the benefit of the
                                      Class A Securities to an amount
                                      equal to the Stated Class B Amount.
                                      See "Description of the Offered
                                      Securities --Principal Payments."

                                    The Class A Securityholders' Interest
                                      and the Class B Securityholders'
                                      Interest will each include the right
                                      to receive (but only to the extent
                                      needed to make required payments
                                      under the Pooling and Servicing
                                      Agreement) varying percentages of
                                      Finance Charge Collections and
                                      Principal Collections during each
                                      Monthly Period. Finance Charge
                                      Collections prior to the occurrence
                                      of a Pay Out Event, the amount of
                                      Receivables in Defaulted Accounts at
                                      all times, and Principal Collections
                                      during the Revolving Period will be
                                      applied on each business day to the
                                      Class A Securityholders' Interest
                                      and the Class B Securityholders'
                                      Interest based on the Class A
                                      Floating Percentage and the Class B
                                      Floating Percentage respectively. On
                                      and after the date on which a Pay
                                      Out Event is deemed to occur,
                                      Finance Charge Collections will be
                                      applied on each business day to the
                                      Class A Securityholders' Interest
                                      and the Class B Securityholders'
                                      Interest based on the Fixed/Floating
                                      Percentage. During the Revolving
                                      Period for each Series, all
                                      Principal Collections that would
                                      otherwise be applied to the
                                      Securityholders will be applied on
                                      each business day and paid to the
                                      holder of the Exchangeable
                                      Transferor Security (except for
                                      Shared Principal Collections used to
                                      make payments to other Series).
                                      During the Amortization Period,
                                      Principal Collections will generally
                                      be applied on each business day to
                                      the Class A Securityholders'
                                      Interest based on the Fixed/Floating
                                      Percentage. See "Description of the
                                      Offered Securities --Allocation
                                      Percentages."



Interest.........................   Each Class A Security represents the
                                      right to receive interest accruing
                                      from the Closing Date at the rate
                                      equal to % per annum above LIBOR
                                      (calculated as described under
                                      "Description of the Offered
                                      Securities--Interest Payments") as
                                      determined on , 1998 for the period
                                      from the Closing Date through , 1998
                                      and on the related LIBOR
                                      Determination Date for each Interest
                                      Accrual Period thereafter (such
                                      rate, as in effect from time to
                                      time, the "Class A Interest Rate").



                                    Interest on the Class A Securities
                                      will be payable on , 1998 and on the
                                      th day of each month thereafter or,
                                      if such day is not a business day,
                                      on the next succeeding business day
                                      (each, a "Distribution Date"), in an
                                      amount equal to (a) with respect to
                                      the Class A Securities, the product
                                      of (i) the actual number of days in
                                      the related Interest Accrual Period
                                      divided by 360, (ii) the Class A
                                      Interest Rate for such Interest
                                      Accrual Period and (iii) the
                                      outstanding principal balance of the
                                      Class A Securities as of the
                                      preceding Record Date (or in the
                                      case of the first Distribution Date,
                                      the initial principal amount of
                                      Class A Securities).


                                    Interest payments on the Class A
                                      Securities on each Distribution Date
                                      will be funded from Available Series
                                      Finance Charge Collections with
                                      respect to the preceding Monthly
                                      Period (or, with respect to the
                                      first Distribution Date, such
                                      Collections from and including the
                                      Closing Date to and including , 1998
                                      plus the amount of the initial
                                      deposit to the Interest Funding
                                      Account to be made on the Closing
                                      Date) and from certain other funds
                                      allocated as set forth in the
                                      Pooling and Servicing Agreement to
                                      the respective Classes of the
                                      Securities and deposited on each
                                      business day during such Monthly
                                      Period in the Interest Funding
                                      Account. See "Description of the
                                      Offered Securities--Interest
                                      Payments."


                                    If on any Distribution Date through the
                                      end of the Accumulation Period,
                                      there is an Interest and Servicing
                                      Fee Deficiency with respect to the
                                      applicable Monthly Period, then the
                                      Trustee will demand payment on the
                                      Policy in an amount equal to such
                                      deficiency.

Funding Period...................   During the period from and including the
                                      Closing Date to but excluding the
                                      earlier of (x) the first day for
                                      which the Invested Amount equals the
                                      Full Invested Amount; (y) the first
                                      day on which a Pay Out Event is
                                      deemed to occur; and (z) the first
                                      business day of the _________
                                      Monthly Period (the "Funding
                                      Period"), the Pre-Funded Amount will
                                      be maintained in a trust account to
                                      be established with The Bank of New
                                      York (the "Pre-Funding Account").
                                      The "Pre-Funded Amount" will equal
                                      the amount of the initial deposit to
                                      the Pre-Funding Account, less the
                                      amounts of any increases in the
                                      Invested Amount pursuant to the
                                      Series 1998-3 Supplement in
                                      connection with the increase in the
                                      amount of Receivables in the Trust.
                                      On the Closing Date a cash deposit
                                      will be made to the Pre-Funding
                                      Account such that the Amount of
                                      Principal Receivables plus the
                                      amount of such cash deposit on such
                                      date will at least equal the sum of
                                      the initial outstanding principal
                                      balances of the Class A Securities,
                                      the Class B Securities, and the then
                                      current outstanding principal amount
                                      of the Previously Issued Series.
                                      Funds on deposit in the Pre-Funding
                                      Account will be invested by the
                                      Trustee at the direction of the
                                      Servicer in Cash Equivalents.

                                    During the Funding Period, funds on
                                      deposit in the Pre-Funding Account
                                      will be withdrawn and paid to the
                                      Transferor to the extent of any
                                      increases in the Invested Amount as
                                      a result of the increase in the
                                      amount of Receivables in the Trust.
                                      The Transferor expects that the
                                      funds on deposit in the Pre-Funding
                                      Account will be fully invested in
                                      Receivables by the end of the
                                      _________ Monthly Period. In the
                                      event of the occurrence of a Pay Out
                                      Event during the Funding Period, the
                                      amounts remaining on deposit in the
                                      Pre-Funding Account, will be payable
                                      as principal first to the Class A
                                      Securityholders until the Class A
                                      Invested Amount is paid in full.
                                      Should the Pre-Funded Amount be
                                      greater than zero on the first day
                                      of the __________ Monthly Period,
                                      such amount will be deposited in the
                                      Excess Funding Account and the
                                      Invested Amount will be increased in
                                      an amount equal to such deposit.
                                      Amounts on deposit in the Excess
                                      Funding Account are treated as
                                      assets of the Trust allocated to all
                                      Series then outstanding and the
                                      Exchangeable Transferor Security and
                                      will be applied as described in
                                      "Description of the Offered
                                      Securities--Excess Funding Account."


Revolving Period.................   The "Revolving Period" with respect to
                                      the Securities means the period from
                                      and including the Closing Date to,
                                      but excluding, the earlier of (a)
                                      the commencement of the Accumulation
                                      Period and (b) the commencement of
                                      the Early Amortization Period. See
                                      "Description of the Offered
                                      Securities--Pay Out Events" herein
                                      for a discussion of the events which
                                      might lead to the termination of the
                                      Revolving Period prior to the
                                      commencement of the Accumulation
                                      Period. The accumulation period with
                                      respect to the Securities (the
                                      "Accumulation Period") is scheduled
                                      to begin at the close of business on
                                      the last day of the _________
                                      Monthly Period. Subject to the
                                      conditions set forth herein under
                                      "Description of the Offered
                                      Securities--Postponement of
                                      Accumulation Period," the day on
                                      which the Revolving Period ends and
                                      the Accumulation Period begins may
                                      be delayed to no later than the
                                      close of business on the last day of
                                      the _________ Monthly Period. During
                                      the Revolving Period, Principal
                                      Collections otherwise allocable to
                                      the Securityholders (other than any
                                      Shared Principal Collections paid to
                                      the holders of securities of other
                                      Series and any Redirected Principal
                                      Collections) will, subject to
                                      certain limitations, be paid from
                                      the Trust to the holder of the
                                      Exchangeable Transferor Security.
                                      See "Description of the Offered
                                      Securities--Pay Out Events" for a
                                      discussion of the events which might
                                      lead to the termination of the
                                      Revolving Period for the Securities
                                      prior to the end of the ________
                                      Monthly Period.


Principal Payment;
   Accumulation Period...........   Unless a Pay Out Event shall have
                                      occurred, the Accumulation Period
                                      will begin at the close of business
                                      on the last day of the Revolving
                                      Period and will end on the earliest
                                      to occur of (i) the commencement of
                                      the Early Amortization Period, (ii)
                                      payment of the Invested Amount in
                                      full and (iii) the Termination Date.
                                      With respect to each Monthly Period
                                      during the Accumulation Period,
                                      prior to the payment in full of the
                                      Class A Invested Amount, amounts
                                      equal to the least of (i) the
                                      Available Investor Principal
                                      Collections for such Monthly Period,
                                      (ii) the sum of the Controlled
                                      Accumulation Amount plus any
                                      Accumulation Shortfall for such
                                      Monthly Period and (iii) the Class A
                                      Adjusted Invested Amount, will be
                                      deposited monthly in the Principal
                                      Funding Account until the Principal
                                      Funding Account Balance is equal to
                                      the Class A Invested Amount.
                                      Although it is anticipated that
                                      during each Monthly Period in the
                                      Accumulation Period prior to the
                                      Expected Final Payment Date funds
                                      will be deposited in the Principal
                                      Funding Account in an amount equal
                                      to the applicable Controlled Deposit
                                      Amount and that scheduled principal
                                      will be available for distribution
                                      to the Class A Securityholders on
                                      the Expected Final Payment Date, no
                                      assurance can be given in that
                                      regard. See "Maturity
                                      Considerations." If the Principal
                                      Collections for any Monthly Period
                                      are less than the applicable
                                      Controlled Deposit Amount, the
                                      amount of such deficiency will be
                                      the applicable "Accumulation
                                      Shortfall" for the succeeding
                                      Monthly Period. See "Description of
                                      the Offered Securities--Application
                                      of Collections" herein.


                                    Funds on deposit in the Principal
                                      Funding Account will be available to
                                      pay the Class A Securityholders in
                                      respect of the Class A Invested
                                      Amount on the Expected Final Payment
                                      Date. If the aggregate principal
                                      amount of deposits made to the
                                      Principal Funding Account are
                                      insufficient to pay in full the
                                      Class A Invested Amount on the
                                      Expected Final Payment Date, the
                                      Early Amortization Period will
                                      commence as described below, and the
                                      Class A Securityholders will receive
                                      distributions of Class A Principal
                                      and Class A Monthly Interest on each
                                      Distribution Date thereafter until
                                      the Class A Invested Amount is paid
                                      in full.



                                    If a Pay Out Event occurs during the
                                      Accumulation Period, the Early
                                      Amortization Period will commence
                                      and any amount on deposit in the
                                      Principal Funding Account will be
                                      paid to the Class A Securityholders,
                                      sequentially, in alphabetical order,
                                      on the Distribution Date following
                                      the Monthly Period in which the
                                      Early Amortization Period commences.


                                    Other Series offered by the Trust may
                                      or may not have accumulation periods
                                      like the Accumulation Period or
                                      amortization periods like the Early
                                      Amortization Period, and such
                                      periods may have different lengths
                                      and begin on different dates than
                                      the Accumulation Period or Early
                                      Amortization Period described
                                      herein. Thus, certain Series may be
                                      in their revolving periods while
                                      others are in periods during which
                                      Principal Collections are
                                      distributed to or accumulated for
                                      such other Series. In addition,
                                      other Series may allocate Principal
                                      Collections based upon different
                                      investor percentages. See
                                      "Description of the Offered
                                      Securities--Exchanges" for a
                                      discussion of the potential terms of
                                      other Series. See "Annex I: Other
                                      Series" for a description of the
                                      terms of the Previously Issued
                                      Series.


Early Amortization Period........   During the Early Amortization Period,
                                      Principal Collections allocable to
                                      the respective Securityholders'
                                      Interest and certain other amounts
                                      (including Shared Principal
                                      Collections from any other Series,
                                      funds on deposit in the Excess
                                      Funding Account and, on the first
                                      Distribution Date with respect to
                                      the Early Amortization Period, funds
                                      on deposit in the Pre-Funding
                                      Account or the Principal Funding
                                      Account) will no longer be
                                      reinvested in the Trust or otherwise
                                      used to maintain the
                                      Securityholders' Interest of such
                                      Series, but instead will be
                                      distributed as principal payments
                                      monthly on each Distribution Date
                                      beginning with the first
                                      Distribution Date following the
                                      Monthly Period in which a Pay Out
                                      Event occurs or is deemed to have
                                      occurred to the Class A
                                      Securityholders in respect of the
                                      Class A Invested Amount and,
                                      following the payment in full of the
                                      Class A Invested Amount, to the
                                      Class B Securityholders in respect
                                      of the Class B Invested Amount until
                                      the Class B Invested Amount is paid
                                      in full. See "Description of the
                                      Offered Securities--Pay Out Events."


Shared Principal Collections.....   To the extent that Principal Collections
                                      and other amounts that are initially
                                      applied for the benefit of the
                                      securityholders' interest of any
                                      class of any Series are not needed
                                      to make payments to the
                                      securityholders of such class or
                                      required to be deposited in the
                                      Principal Account, they may be
                                      applied to cover principal payments
                                      due to or for the benefit of
                                      securityholders of another Series,
                                      including principal payments which
                                      the Transferor elects to make with
                                      respect to any Variable Funding
                                      Securities. Any such reallocation
                                      will not result in a reduction in
                                      the Securityholders' Interest. In
                                      addition, Principal Collections and
                                      certain other amounts initially
                                      applied for the benefit of other
                                      Series, to the extent such
                                      collections are not needed to make
                                      payments to the securityholders of
                                      such other Series, may be applied to
                                      cover principal payments due to or
                                      for the benefit of the holders of
                                      the Securities. See "Description of
                                      the Offered Securities--Application
                                      of Collections."

Excess Funding Account...........   At any time at which the Transferor
                                      Interest is less than the Minimum
                                      Transferor Interest, funds (to the
                                      extent available therefor as
                                      described herein) otherwise payable
                                      to the Transferor will be deposited
                                      in the Excess Funding Account on
                                      each business day until the
                                      Transferor Interest is at least
                                      equal to the Minimum Transferor
                                      Interest. Funds on deposit in the
                                      Excess Funding Account may, at the
                                      option of the Transferor, be
                                      withdrawn and paid to the Transferor
                                      to the extent that on any day the
                                      Transferor Interest exceeds the
                                      Minimum Transferor Interest.


                                    Any funds on deposit in the Excess
                                      Funding Account at the beginning of
                                      an Amortization Period will be
                                      deposited in the Principal Account
                                      as part of Class A Principal for any
                                      Distribution Date. In addition, no
                                      funds allocated to Investor
                                      Securities will be deposited in the
                                      Excess Funding Account during any
                                      amortization period or early
                                      amortization period for any Series
                                      until the Principal Account for such
                                      Series for such Distribution Date
                                      has been fully funded or the
                                      Investor Securities of such Series
                                      have been paid in full. See
                                      "Description of the Offered
                                      Securities--Excess Funding Account."


Distribution of Available Series
   Finance Charge Collections
   Allocable to Securityholders..   Available Series Finance Charge Collections
                                      will be applied on each business day
                                      in a Monthly Period in the following
                                      order of priority:

                                  (i) an amount equal to the amount of
                                      Class A Monthly Interest and any
                                      overdue Class A Monthly Interest not
                                      previously deposited in the Interest
                                      Funding Account for such Monthly
                                      Period and interest on any overdue
                                      interest amounts will be deposited
                                      in the Interest Funding Account;


                                 (ii) an amount equal to the Monthly
                                      Servicing Fee plus any Monthly
                                      Servicing Fee that was due but not
                                      paid on any prior business day will
                                      be paid to the Servicer;

                                (iii) an amount equal to the Series
                                      Default Amount on such business day
                                      and, to the extent not previously
                                      paid, the Series Default Amount for
                                      each prior business day in such
                                      Monthly Period will be (a) during
                                      the Revolving Period, treated as
                                      Shared Principal Collections and (b)
                                      during the Amortization Period,
                                      treated as Available Investor
                                      Principal Collections for the
                                      benefit of the Securities;

                                (iv)  an amount equal to the Series
                                      1998-3 Percentage of any Adjustment
                                      Payment which the Transferor is
                                      required but fails to make pursuant
                                      to the Pooling and Servicing
                                      Agreement will be (a) during the
                                      Revolving Period, treated as Shared
                                      Principal Collections and (b) during
                                      the Amortization Period, treated as
                                      Available Investor Principal
                                      Collections for the benefit of the
                                      Securities;

                                  (v) an amount equal to unreimbursed
                                      Class A Charge-Offs on such business
                                      day will be (a) during the Revolving
                                      Period, treated as Shared Principal
                                      Collections and (b) during the
                                      Amortization Period, treated as
                                      Available Investor Principal
                                      Collections for the benefit of the
                                      Securities;

                                 (vi) an amount equal to the lesser of
                                      (A) any Available Series Finance
                                      Charge Collections remaining and (B)
                                      the portion of the monthly premium
                                      with respect to the Policy due on
                                      the Distribution Date in the next
                                      succeeding Monthly Period that has
                                      not been previously deposited in the
                                      Interest Funding Account plus any
                                      prior monthly premium with respect
                                      to the Policy that was due but not
                                      previously deposited in the Interest
                                      Funding Account will be deposited in
                                      the Interest Funding Account for
                                      distribution on the next succeeding
                                      Distribution Date to the Insurer;

                                (vi)  an amount equal to the aggregate
                                      unreimbursed claims on the Policy
                                      will be deposited in the Interest
                                      Funding Account for distribution on
                                      the next succeeding Distribution
                                      Date to the Insurer;

                                (vii) an amount equal to the excess, if
                                      any, of the amount required to be
                                      retained in a spread account
                                      established for the benefit of the
                                      Insurer over the amount on deposit
                                      in that spread account will be
                                      deposited in the Spread Account;

                                 (ix) an amount equal to any other
                                      amounts required to be paid to the
                                      Insurer pursuant to the Insurance
                                      Agreement that have not previously
                                      been deposited in the Interest
                                      Funding Account will be deposited in
                                      the Interest Funding Account for
                                      distribution on the next succeeding
                                      Distribution Date to the Insurer;

                                  (x) an amount equal to the
                                      unreimbursed amount by which the
                                      Class B Invested Amount has been
                                      reduced as a result of Class B
                                      Charge-Offs, if any, and Redirected
                                      Principal Collections, if any, will
                                      be applied to reimburse such amounts
                                      and (a) during the Revolving Period,
                                      treated as Shared Principal
                                      Collections and (b) during the
                                      Amortization Period, treated as
                                      Available Investor Principal
                                      Collections for the benefit of the
                                      Securities;

                                 (xi) on and after the Reserve Account
                                      Funding Date, but prior to the date
                                      on which the Accumulation Period
                                      Reserve Account terminates, an
                                      amount equal to the excess, if any,
                                      of the Required Reserve Account
                                      Amount over the Available Reserve
                                      Account Amount will be deposited in
                                      the Accumulation Period Reserve
                                      Account;




                                (xii) the amount designated by the
                                      Transferor in writing in its
                                      instructions to the Trustee to be
                                      deposited in the Payment Reserve
                                      Account will be deposited in the
                                      Payment Reserve Account; and

                               (xiii) the remainder will be treated as
                                      Excess Finance Charge Collections or
                                      Transferor Retained Finance Charge
                                      Collections, as applicable.
                                      Transferor Retained Finance Charge
                                      Collections will be applied on each
                                      Default Recognition Date to the
                                      payment of the Series Default Amount
                                      in accordance with clause (iii)
                                      above. See "Description of the
                                      Offered Securities--Application of
                                      Collections."


                                    On each Transfer Date all investment
                                      income (net of investment losses and
                                      expenses) on funds on deposit in the
                                      Pre-Funding Account, the Principal
                                      Funding Account and the Accumulation
                                      Period Reserve Account will be
                                      applied as if such amounts were
                                      Available Series Finance Charge
                                      Collections on the last business day
                                      of the preceding Monthly Period.

Coverage of Interest
   Shortfalls from Transferor
   Finance Charge Collections....   To the extent that any amounts are on
                                      deposit in the Excess Funding
                                      Account or the Pre-Funding Account
                                      on any business day, the Servicer
                                      will determine the amount (the
                                      "Negative Carry Amount"), if any,
                                      equal to the excess of (x) the
                                      product of (a) the Base Rate and (b)
                                      the product of (i) the sum of the
                                      amounts on deposit in the Excess
                                      Funding Account and the Pre-Funding
                                      Account and (ii) the number of days
                                      elapsed since the previous business
                                      day divided by the actual number of
                                      days in such year over (y) the
                                      aggregate amount of all earnings
                                      since the previous business day
                                      available from the Cash Equivalents
                                      in which funds on deposit in the
                                      Excess Funding Account or the
                                      Pre-Funding Account are invested.
                                      The Servicer will apply an amount
                                      equal to the lesser of (i) the
                                      Series 1998-3 Percentage of the
                                      Finance Charge Collections allocable
                                      to the Exchangeable Transferor
                                      Security ("Transferor Finance Charge
                                      Collections") on such business day
                                      and (ii) the Negative Carry Amount
                                      for such business day in the manner
                                      specified for application of
                                      Available Series Finance Charge
                                      Collections.


Coverage of Interest Shortfalls
   from Accumulation Period
   Reserve Account...............   All amounts in the Principal Funding
                                      Account will be invested at the
                                      direction of the Servicer by the
                                      Trustee in certain Cash Equivalents.
                                      Investment earnings (net of
                                      investment losses and expenses) on
                                      funds on deposit in the Principal
                                      Funding Account (the "Principal
                                      Funding Account Investment
                                      Proceeds") during the Accumulation
                                      Period will be applied on each
                                      Transfer Date to the extent of the
                                      Covered Amount as if such amount
                                      were Available Series Finance Charge
                                      Collections on the last business day
                                      of the preceding Monthly Period. If,
                                      for any Interest Accrual Period, the
                                      Principal Funding Account Investment
                                      Proceeds are less than an amount
                                      equal to, for such Interest Accrual
                                      Period, of the product of (a) a
                                      fraction the numerator of which is
                                      the actual number of days in such
                                      Interest Accrual Period and the
                                      denominator of which is 360, (b) the
                                      Class A Interest Rate for such
                                      Interest Accrual Period and (c) the
                                      Principal Funding Account Balance as
                                      of the last day of the Monthly
                                      Period preceding the Monthly Period
                                      in which such Interest Accrual
                                      Period ends (the "Covered Amount"),
                                      the amount of such deficiency will
                                      be paid from the Accumulation Period
                                      Reserve Account to the extent of the
                                      Available Reserve Account Amount and
                                      will be applied on the applicable
                                      Transfer Date as if such amount were
                                      Available Series Finance Charge
                                      Collections on the last business day
                                      of the preceding Monthly Period.


Sharing of Excess Finance
   Charge Collections............   Finance Charge Collections on any
                                      business day in excess of the
                                      amounts necessary to make required
                                      payments on such business day will
                                      be applied to cover any shortfalls
                                      with respect to amounts payable from
                                      Finance Charge Collections allocable
                                      to any other Series then
                                      outstanding, pro rata based upon the
                                      amount of the shortfall, if any,
                                      with respect to such other Series.
                                      Any Excess Finance Charge
                                      Collections remaining after covering
                                      shortfalls with respect to all
                                      outstanding Series will be paid to
                                      the Servicer to cover certain costs
                                      and expenses and then to the
                                      Transferor.


Series Default Amount;
   Investor Charge-Off...........   A portion of all Receivables in Defaulted
                                      Accounts (the "Series Default
                                      Amount") will be allocated to the
                                      Securityholders in an amount equal
                                      to the product of the Floating
                                      Percentage applicable during the
                                      related Monthly Period and the
                                      principal amount of Receivables in
                                      Defaulted Accounts for such Monthly
                                      Period. If on any Determination Date
                                      the aggregate Series Default Amount
                                      and Series 1998-3 Percentage of
                                      unpaid Adjustment Payments, if any,
                                      for the preceding Monthly Period
                                      exceeds the aggregate amount of
                                      Available Series Finance Charge
                                      Collections applied to the payment
                                      thereof as described in clauses
                                      (iii) and (iv) of "Distribution of
                                      Available Series Finance Charge
                                      Collections Allocable to
                                      Securityholders" above, and the
                                      amount of (w) Transferor Finance
                                      Charge Collections, (x) Excess
                                      Finance Charge Collections, in each
                                      case to the extent applied to the
                                      payment thereof as described in
                                      "Coverage of Interest Shortfalls
                                      from Transferor Finance Charge
                                      Collections" and "Sharing of Excess
                                      Finance Charge Collections,"
                                      respectively, (y) any Redirected
                                      Principal Collections applied with
                                      respect thereto, and (z) any
                                      Principal Funding Account Investment
                                      Proceeds and amounts withdrawn from
                                      the Accumulation Period Reserve
                                      Account to be applied with respect
                                      thereto, then the Class B Invested
                                      Amount will be reduced to the extent
                                      of such excess (but not in an amount
                                      greater than the sum of the
                                      remaining aggregate Series Default
                                      Amount and the remaining Series
                                      1998-3 Percentage of unpaid
                                      Adjustment Payments for such Monthly
                                      Period) to avoid a charge-off with
                                      respect to the Class A Securities.

                                    The Class B Invested Amount will
                                      thereafter be increased (but not in
                                      excess of the unpaid principal
                                      balance of the Class B Securities)
                                      on any business day by the amount of
                                      Available Series Finance Charge
                                      Collections allocated and available
                                      for such purpose as described in
                                      clause (vi) of "Distribution of
                                      Available Series Finance Charge
                                      Collections Allocable to
                                      Securityholders."

                                    In the event that the Class B Invested
                                      Amount is reduced to zero, the
                                      Trustee will demand payment on the
                                      Policy in an amount equal to the
                                      amount by which the Class B Invested
                                      Amount would have been reduced below
                                      zero, but not more than the sum of
                                      the remaining aggregate Series
                                      Default Amount and the remaining
                                      Series 1998-3 Percentage of unpaid
                                      Adjustment Payments for such Monthly
                                      Period. In the event that the
                                      Insurer fails to deliver payment of
                                      the Potential Class A Charge-Off
                                      amount, the Class A Invested Amount
                                      will be reduced by the amount of
                                      such deficiency. If and for so long
                                      as the Class B Invested Amount is
                                      reduced to zero, the Class A
                                      Securityholders will bear directly
                                      the credit and other risks
                                      associated with their undivided
                                      interest in the Trust.



                                    The Class A Invested Amount will
                                      thereafter be increased (but not in
                                      excess of the unpaid principal
                                      balance of the Class A Securities)
                                      on any business day by the amount of
                                      Available Series Finance Charge
                                      Collections allocated and available
                                      for that purpose as described in
                                      clause (v) of "Distribution of
                                      Available Series Finance Charge
                                      Collections Allocable to
                                      Securityholders." See "Description
                                      of the Offered Securities--Investor
                                      Charge-Offs."

The Policy.......................   On or before the Closing Date, the Policy
                                      will be issued by MBIA pursuant to
                                      the provisions of the Insurance and
                                      Reimbursement Agreement (the
                                      "Insurance Agreement") to be dated
                                      as of the Closing Date, among MBIA,
                                      the Trustee, the Servicer and the
                                      Transferor.

                                    If on any Distribution Date the Available
                                      Series Finance Charge Collections,
                                      Transferor Finance Charge
                                      Collections, Excess Finance Charge
                                      Collections, Redirected Principal
                                      Collections, Principal Funding
                                      Account Investment Proceeds,
                                      Pre-Funding Account investment
                                      proceeds, if any, and the amounts
                                      withdrawn from the Accumulation
                                      Period Reserve Account, if any, each
                                      with respect to the Monthly Period
                                      relating to such Distribution Date
                                      are insufficient to pay the Class A
                                      Monthly Interest and the Monthly
                                      Servicing Fees then the Trustee will
                                      make a claim for payment on the
                                      Policy in an amount equal to such
                                      deficiency (the "Interest and
                                      Servicing Fee Deficiency").

                                    Furthermore, on any Distribution Date
                                      with respect to which a Potential
                                      Class A Charge-Off has occurred, the
                                      Trustee will make a claim for
                                      payment on the Policy in an amount
                                      equal to the amount of such
                                      Potential Class A Charge-Off (such
                                      amount, together with the Interest
                                      and Servicing Fee Deficiency, the
                                      "Policy Claim Amount"), which amount
                                      will be applied as described in
                                      clause (v) of "Distributions of
                                      Available Series Finance Charge
                                      Collections Allocable to
                                      Securityholders."

Exchanges........................   The Pooling and Servicing Agreement
                                      provides that the Trustee will issue
                                      two types of securities: (i)
                                      Investor Securities in one or more
                                      Series each of which may have
                                      multiple classes of securities of
                                      which one or more such classes may
                                      be transferable, and (ii) the
                                      Exchangeable Transferor Security.
                                      The Exchangeable Transferor Security
                                      will evidence the Transferor
                                      Interest, will initially be held by
                                      the Transferor, and will be
                                      transferable only as provided in the
                                      Pooling and Servicing Agreement,
                                      including through the issuance of a
                                      Supplemental Security. See
                                      "Description of the Offered
                                      Securities--Exchanges." The
                                      Exchangeable Transferor Security is
                                      not being registered under the
                                      Securities Act. The Pooling and
                                      Servicing Agreement also provides
                                      that, pursuant to any one or more
                                      Supplements, the Transferor may
                                      tender the Exchangeable Transferor
                                      Security or, if provided in the
                                      relevant Supplement, securities
                                      comprising any Series and the
                                      Exchangeable Transferor Security, to
                                      the Trustee in exchange for
                                      securities comprising one or more
                                      new Series and a reissued
                                      Exchangeable Transferor Security.
                                      However, at all times, the interest
                                      in the Principal Receivables in the
                                      Trust and amounts on deposit in the
                                      Excess Funding Account represented
                                      by the Transferor Interest must
                                      equal or exceed the Minimum
                                      Transferor Interest. Under the
                                      Pooling and Servicing Agreement, the
                                      Transferor may define, with
                                      respect to any new Series, the
                                      Principal Terms of such Series. See
                                      "Description of the Offered
                                      Securities--Exchanges." The
                                      Transferor may offer any Series for
                                      sale in transactions either
                                      registered under the Securities Act
                                      or exempt from registration
                                      thereunder, directly, through one or
                                      more underwriters or placement
                                      agents, in fixed-price offerings, in
                                      negotiated transactions or
                                      otherwise. The Transferor currently
                                      intends to offer, from time to time,
                                      additional Series issued by the
                                      Trust.

                                 Under the Pooling and Servicing Agreement,
                                      an Exchange of the Exchangeable
                                      Transferor Security for securities
                                      comprising one or more Series and a
                                      reissued Exchangeable Transferor
                                      Security may occur only upon
                                      delivery to the Trustee of the
                                      following: (i) a Supplement
                                      specifying the Principal Terms of
                                      each Series to be issued in
                                      connection therewith, (ii) a Tax
                                      Opinion, (iii) if required by such
                                      Supplement, the form of Enhancement
                                      and an appropriate Enhancement
                                      agreement with respect thereto, (iv)
                                      written confirmation from each
                                      Rating Agency that the Exchange will
                                      not result in such Rating Agency
                                      reducing or withdrawing its rating
                                      on any then outstanding Series rated
                                      by it, (v) an officer's certificate
                                      of the Transferor stating that,
                                      after giving effect to such
                                      Exchange, (a) the Transferor
                                      Interest would be at least equal to
                                      the Minimum Transferor Interest and
                                      (b) the Retained Interest (as
                                      defined in the Pooling and Servicing
                                      Agreement) would equal or exceed the
                                      Minimum Retained Interest, and (vi)
                                      the existing Exchangeable Transferor
                                      Security and, if applicable, the
                                      existing securities representing the
                                      Series to be exchanged. See
                                      "Description of the Offered
                                      Securities--Exchanges."

Paired Series....................   Subject to satisfaction of the Rating
                                      Agency Condition, the Securities may
                                      be paired with one or more other
                                      Series or a portion of one or more
                                      other Series issued by the Trust
                                      (each, a "Paired Series") at or
                                      after the Amortization Period
                                      Commencement Date but prior to the
                                      occurrence of a Pay Out Event. If a
                                      Paired Series is issued with respect
                                      to Series 1998-3, following the
                                      issuance of such Paired Series, as
                                      the Class A Adjusted Invested Amount
                                      and, if applicable, the Class B
                                      Invested Amount are reduced, the
                                      Invested Amount of the Paired Series
                                      would increase by an amount that
                                      otherwise would have increased the
                                      Transferor Interest. Upon payment in
                                      full of Series 1998-3, the increase
                                      in the Invested Amount of the Paired
                                      Series will be equal to the amount
                                      of the Invested Amount paid to
                                      Securityholders of Series 1998-3
                                      since the issuance of such Paired
                                      Series. If a Pay Out Event occurs
                                      with respect to any such Paired
                                      Series prior to the payment in full
                                      of the Securities, the final payment
                                      of principal to the Securityholders
                                      may be delayed. See "Description of
                                      the Offered Securities--Paired
                                      Series."

Subordination of the Class B
   Securities....................   The Class B Securities will be
                                      subordinated to fund payments of
                                      principal and interest on the Class
                                      A Securities. See "Description of
                                      the Offered Securities--Subordination
                                      of the Class B Securities,"
                                      "--Redirection of Cash Flows" and
                                      "--Redirected Principal
                                      Collections." If on any business day
                                      there is a positive Class A Required
                                      Amount, certain Principal
                                      Collections allocated to the Class B
                                      Securities for such business day
                                      will be used to fund the Class A
                                      Required Amount and the Invested
                                      Amounts of the Class B Securities
                                      may be reduced on the related
                                      Distribution Date as more fully
                                      described herein in "Description of
                                      the Offered Securities--Redirected
                                      Principal Collections." To the
                                      extent the Class B Invested Amount
                                      is reduced, the percentage of
                                      Finance Charge Collections allocated
                                      to the Class B Securityholders in
                                      subsequent Monthly Periods will be
                                      reduced. Moreover, to the extent the
                                      amount of such reduction in the
                                      Class B Invested Amount is not
                                      reimbursed, the amount of principal
                                      distributable to the Class B
                                      Securityholders from the Collection
                                      Account will be reduced. Principal
                                      payments with respect to the Class B
                                      Securities will not be made until
                                      the final payment of the Class A
                                      Invested Amount has been made to the
                                      Class A Securityholders. During the
                                      Accumulation Period, the Class B
                                      Invested Amount will be reduced
                                      concurrently with deposits to the
                                      Principal Funding Account for the
                                      benefit of the Offered Securities to
                                      an amount equal to the Stated Class
                                      B Amount. See "Description of the
                                      Offered Securities--Subordination of
                                      the Class B Securities,"
                                      "--Redirection of Cash Flows" and
                                      "--Redirected Principal Collections."

Defeasance.......................   On the date that the Transferor has
                                      deposited (x) in the Principal
                                      Funding Account an amount equal to
                                      the sum of the outstanding principal
                                      balances of the Class A Securities,
                                      which amount shall be invested in
                                      Cash Equivalents and (y) in the
                                      Accumulation Period Reserve Account
                                      an amount equal to or greater than
                                      the Covered Amount, as estimated by
                                      the Transferor, for the period from
                                      the date of the deposit to the
                                      Principal Funding Account through
                                      the Expected Final Payment Date for
                                      the Offered Securities and the
                                      Transferor has satisfied certain
                                      other conditions, the Securities
                                      will no longer be entitled to the
                                      security interest of the Trust in
                                      the Receivables and other Trust
                                      assets (except those set forth
                                      above), and the percentages
                                      applicable to the allocation to the
                                      Securityholders of Principal
                                      Collections, Finance Charge
                                      Collections and Defaulted
                                      Receivables will be reduced to zero.
                                      Upon the satisfaction of the
                                      foregoing conditions, the Class B
                                      Invested Amount will be reduced to
                                      zero. See "Description of the
                                      Offered Securities--Defeasance."

Optional Repurchase..............   The Invested Amount of the Class A
                                      Securities will be subject to
                                      optional repurchase by the
                                      Transferor on any Distribution Date
                                      if on such Distribution Date the
                                      Class A Invested Amount would be
                                      reduced to an amount less than or
                                      equal to 10 percent of the highest
                                      Class A Invested Amount since the
                                      Closing Date, if certain conditions
                                      set forth in the Pooling and
                                      Servicing Agreement are met,
                                      including that all amounts due and
                                      owing to the Insurer and
                                      unreimbursed draws on the Policy,
                                      together with interest thereon, have
                                      been paid. The repurchase price will
                                      be equal to the Class A Invested
                                      Amount that would be remaining on
                                      such date after giving effect to any
                                      payments on such date plus accrued
                                      interest which would otherwise
                                      remain unpaid on the Class A
                                      Securities through the day preceding
                                      the Distribution Date on which the
                                      repurchase occurs. See "Description
                                      of the Offered Securities--Final
                                      Payment of Principal; Termination."

Tax Status.......................   In the opinion of Special Tax Counsel
                                      the Class A Securities will be
                                      characterized as debt for federal
                                      income tax purposes. Under the
                                      Pooling and Servicing Agreement, the
                                      Transferor, the Servicer and the
                                      Class A Securityholders agree to
                                      treat the Class A Securities as debt
                                      for federal, state, and other tax
                                      purposes. See "Certain Federal
                                      Income Tax Consequences" for
                                      additional information concerning
                                      the application of federal income
                                      tax laws.

ERISA Considerations.............   Under a regulation issued by the U.S.
                                      Department of Labor (the "Plan
                                      Assets Regulation"), the Trust's
                                      assets would not be deemed "plan
                                      assets" of an employee benefit plan
                                      holding an interest in the Class A
                                      Securities if the Class A Securities
                                      qualify as "publicly-offered
                                      securities" within the meaning of
                                      the Plan Assets Regulation. To
                                      qualify as "publicly-offered
                                      securities" within the meaning of
                                      the Plan Assets Regulation, certain
                                      conditions must be met, including
                                      that interests in the Class A
                                      Securities be held by at least 100
                                      persons independent of the
                                      Transferor and each other upon
                                      completion of the public offering
                                      being made hereby. [The Underwriters
                                      expect, although no assurance can be
                                      given, that the Class A Securities
                                      will be held by at least 100 such
                                      persons, and the Transferor
                                      anticipates that the other
                                      conditions of the "publicly-offered
                                      security" exception contained in the
                                      Plan Assets Regulation will be met
                                      with respect to the Class A
                                      Securities.] No monitoring or other
                                      measures will be taken to ensure
                                      that any such conditions will be met
                                      with respect to the Class A
                                      Securities. If the Trust's assets
                                      were deemed to be "plan assets" of
                                      such a plan, there is uncertainty
                                      whether existing exemptions from the
                                      "prohibited transaction" rules of
                                      the Employee Retirement Income
                                      Security Act of 1974, as amended
                                      ("ERISA"), would apply to all
                                      transactions involving the Trust's
                                      assets. See "Employee Benefit Plan
                                      Considerations."




Class A Securities Rating........   It is a condition to the issuance of the
                                      Class A Securities that they be
                                      rated "AAA" or its equivalent by at
                                      least one nationally recognized
                                      rating agency.

Listing..........................   Application has been made to list the
                                      Class A Securities on the
                                      Luxembourg Stock Exchange.




                                 RISK FACTORS

Limited Liquidity


      There is currently no market for the Class A Securities. Each Underwriter intends to make a market in the Class A Securities purchased by it from the Transferor, but is not obligated to do so. There is no assurance that a secondary market will develop or, if it does develop, that it will provide Security Owners with liquidity of investment or that it will continue until the Class A Securities are paid in full.


Limited Operating History of Direct Merchants Bank

      The predecessor to Direct Merchants Bank began originating and servicing credit card accounts in March 1995. Direct Merchants Bank has and its predecessor had limited underwriting and servicing experience, and limited delinquency, default and loss experience with respect to the Accounts. See "Direct Merchants Credit Card Bank, National Association."

Limited History of Trust and Transferor

      The Trust and the Transferor were formed in May 1995. The Transferor and the Trust have no substantial assets other than their respective interests in the Receivables and the proceeds thereof as described herein.

Limited History of Portfolio

      The Trust assets consist primarily of Receivables generated from Accounts originated since March 1995. As of ________, 1998 approximately % of the Accounts in the Trust Portfolio had been originated within the last 12 months and approximately % of the Accounts in the Trust Portfolio had been originated within the last 24 months. As a result, the current portfolio history may not be indicative of the portfolio performance as the Receivables and Accounts mature. See the "Composition by Account Age--Trust Portfolio" table in "The Receivables."

Non-Recourse to Metris, the Transferor, Direct Merchants Bank or Affiliates Thereof


      No Securityholder will have recourse for payment of its Securities to any assets of Metris, the Transferor (other than the Exchangeable Transferor Security and any Transferor Retained Class, to the extent described herein), Direct Merchants Bank, or any affiliates thereof. Consequently, Securityholders must rely solely upon payments on the Receivables for the payment of principal of and interest on the Securities. Furthermore, under the Pooling and Servicing Agreement, the Securityholders have an interest in the Receivables and Collections only to the extent of the Securityholders' Interest and, to the limited extent described herein, the Transferor Interest. Should the Class A Securities not be paid in full on a timely basis, Securityholders may not look to any assets of any of Metris, the Transferor (other than the Exchangeable Transferor Security and any Transferor Retained Class, to the extent described herein), Direct Merchants Bank, the Utah Bank or any affiliates thereof to satisfy their claims.


Transfer of the Receivables; Insolvency Risk Considerations

      Under the Purchase Agreements, Direct Merchants Bank has represented and warranted to Metris and Metris has represented and warranted to the Transferor, respectively, that the transfer of Receivables to Metris or the Transferor, as applicable, is a valid sale and assignment. In addition, Direct Merchants Bank, Metris and the Transferor have agreed that if, notwithstanding their intent, the respective sales of Receivables to Metris and the Transferor, are not treated as sales, the Purchase Agreements will be deemed to create a security interest in the Receivables. In a receivership or conservatorship of Direct Merchants Bank or in a bankruptcy proceeding involving Metris, if the conveyance of the Receivables is not treated as a sale, but is deemed to create a security interest in the Receivables, Metris' or the Transferor's interest in the Receivables may be subject to tax or other governmental liens relating to Direct Merchants Bank or Metris, respectively, arising before the subject Receivables came into existence and to certain administrative expenses of the receivership, conservatorship or bankruptcy proceeding. Direct Merchants Bank and Metris have taken or will take certain actions required to perfect the Transferor's interest in the Receivables. If a bankruptcy trustee for Metris, Metris as debtor-in-possession, or a creditor of Metris were to take the view that Direct Merchants Bank or Metris and the Transferor should be substantively consolidated or that the transfer of the Receivables from Direct Merchants Bank to Metris or from Metris to the Transferor, respectively, should be recharacterized as a pledge of such Receivables, then delays in payments on the Offered Securities or (should the bankruptcy court rule in favor of any such trustee, debtor-in-possession or creditor) reductions in such payments on such Securities could result.

      A conservator or receiver would have the power under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, Direct Merchants Bank. However, notwithstanding the insolvency of, or the appointment of a receiver or conservator for, Direct Merchants Bank, subject to certain qualifications, a valid perfected security interest of the Trust in the Receivables should be enforceable (to the extent of the Trust's "actual direct compensatory damages" (as described below)) and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by such a conservator or receiver. If, however, the conservator or receiver were to assert that the security interest was unperfected or unenforceable, or were to require the Trust to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the conservator or receiver were to request a stay of proceedings with respect to Direct Merchants Bank as provided under FIRREA, delays in payments to the Trust and on the Securities and possible reductions in the amount of those payments could occur. In the event of a repudiation of obligations by a conservator or receiver, FIRREA provides that a claim for the repudiated obligation is limited to "actual direct compensatory damages" determined as of the date of the appointment of the conservator or receiver (which in most cases are expected to include the outstanding principal on the Securities plus interest accrued thereon to the date of payment). The FDIC has not adopted a formal policy statement on payment of principal and interest on collateralized borrowings of banks that are repudiated. On April 10, 1990, the Resolution Trust Corporation (the "RTC"), formerly a sister agency of the FDIC, adopted a statement of policy (the "RTC Policy Statement") with respect to the payment of interest on collateralized borrowings. The RTC Policy Statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or the trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract, to the extent secured by the collateral. In one case involving the repudiation by the RTC of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the value of the repudiated bonds as of the date of repudiation. If that court's view were applied to determine the Trust's "actual direct compensatory damages" in the event a conservator or receiver of Direct Merchants Bank repudiated the Bank Purchase Agreement, the amount paid to Securityholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Securities and the interest accrued thereon to the date of payment. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy or Receivership." In addition, in the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the Securityholders from effecting a transfer of servicing to a successor Servicer.


      Although the Pooling and Servicing Agreement provides that the Transferor will transfer all of its right, title, and interest in and to the Receivables to the Trust, a court could treat such transactions as an assignment of collateral as security for the benefit of holders of securities issued by the Trust. It is possible that the risk of such treatment may be increased by the retention by the Transferor of the Exchangeable Transferor Security, the Class B Securities, a class of each of the Previously Issued Series and any other class of Securities that may be issued and retained by the Transferor. The Transferor represents and warrants in the Pooling and Servicing Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Transferor has taken and will take certain actions required to perfect the Trust's interest in the Receivables and warrants that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein, subject only to Permitted Liens. If the transfer of the Receivables to the Trust is deemed to create a security interest therein under the UCC, a tax or other governmental lien on property of the Transferor arising before Receivables come into existence may have priority over the Trust's interest in such Receivables. In the event of the insolvency of the Transferor, certain administrative expenses may also have priority over the Trust's interest in such Receivables. See "Certain Legal Aspects of the Receivables--Transfer of Receivables."


      To the extent that the Transferor is deemed to have granted a security interest in the Receivables to the Trust and such security interest was validly perfected before any insolvency of the Transferor and was not granted or taken in contemplation of insolvency or with the intent to hinder, delay, or defraud the Transferor or its creditors, such security interest should not be subject to avoidance in the event of insolvency or receivership of the Transferor, and payments to the Trust with respect to the Receivables should not be subject to recovery by a bankruptcy trustee or receiver of the Transferor. If, however, such a bankruptcy trustee or receiver were to assert a contrary position, delays in payments on the Offered Securities and possible reductions in the amount of those payments could occur.

      In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.
1993), cert. denied, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's estate in a bankruptcy of the seller. If Metris or the Transferor were to become subject to a bankruptcy proceeding or if Direct Merchants Bank were to become subject to a receivership and a court were to follow the 10th Circuit's reasoning, Securityholders might experience delays in payment or possibly losses in their investment in the Securities. Counsel to the Transferor has advised the Transferor that the facts of Octagon are distinguishable from those in the sale transactions between Direct Merchants Bank and Metris, Metris and the Transferor and the Transferor and the Trust and the reasoning of the 10th Circuit appears to be inconsistent with established precedent and the UCC. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy or Receivership."


      If a bankruptcy trustee or receiver were appointed for the Transferor, Direct Merchants Bank or Metris, causing a Pay Out Event with respect to all Series then outstanding, new Principal Receivables would not be transferred to the Trust pursuant to the Pooling and Servicing Agreement. If a bankruptcy trustee were appointed for the Transferor, the Trustee would sell the portion of the Receivables allocable in accordance with the Pooling and Servicing Agreement to each Series (unless holders of more than 50 percent of the principal amount of each class of each Series, excluding any class or portion thereof held by the Transferor, and the holders of any Supplemental Securities or any other interest in the Exchangeable Transferor Securities other than the Transferor instruct otherwise), thereby causing early termination of the Trust and a loss to the Securityholders if the net proceeds allocable to the Securityholders from such sale, if any, were insufficient to pay the Securityholders in full. The net proceeds of any such sale of the portion of the Receivables allocated in accordance with the Pooling and Servicing Agreement to this Series will first be used to pay amounts due to the Class A Securityholders and will thereafter be used to pay amounts due to the Class B Securityholders. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the bankruptcy trustee or receiver may have the power to continue to require the Transferor to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation, or disposition of the Receivables and the commencement of the Early Amortization Period. In addition, a bankruptcy trustee or receiver for the Transferor may have the power to cause early payment of the Securities. In the event of an early payment of principal on the Securities, Securityholders may realize a lower yield on their reinvestment of such early payment and may be required to incur costs associated with reinvesting such funds. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy or Receivership."


Consumer and Debtor Protection Laws

      The Accounts and the Receivables are subject to numerous federal and state consumer protection laws that impose requirements related to offering and extending credit. The United States Congress and the states may enact laws and amendments to existing laws to regulate further the credit card industry or to reduce finance charges or other fees or charges applicable to credit card and other consumer revolving loan accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of periodic rate finance charges and other fees and charges with respect to the Accounts. Any failure by the Servicer, Direct Merchants Bank, or other Credit Card Originators to comply with such legal requirements also could adversely affect the Trust's ability to collect the full amount of the Receivables. Although the Transferor will make certain representations and warranties relating to the validity and enforceability of the Receivables, the Trustee will not make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects or compliance with such representations and warranties, or for any other purpose. In the event of a breach of certain representations and warranties, the Transferor may be obligated to accept the reassignment and transfer of the entire Trust Portfolio. See "Description of the Offered Securities--Representations and Warranties" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

      Application of federal and state bankruptcy and debtor relief laws to the obligations represented by the Receivables could adversely affect the interests of the holders of the Offered Securities in the Receivables, if such laws result in any Receivables being written off as uncollectible. See "Description of the Offered Securities--Defaulted Receivables; Dilution."

Payments and Maturity

      The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created or that any particular pattern of repayments will occur. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event and the commencement of the Early Amortization Period if, as a result, the Transferor Interest were reduced below the Minimum Transferor Interest or amounts in the Pre-Funding Account or the Excess Funding Account result in significant Negative Carry Amounts. See "Maturity Considerations" and "Description of the Offered Securities--Pay Out Events" for a discussion of other Pay Out Events. If a Pay Out Event occurs, the Early Amortization Period will commence and the average life and maturity of the Offered Securities may be significantly reduced. There can be no assurance in that event that the holders of the Offered Securities would be able to reinvest any accelerated distributions on account of such Offered Securities in other suitable investments having a comparable yield.


Effect of Addition of Trust Assets on Credit Quality

      The Transferor intends to designate, and in some cases will be obligated to designate, Supplemental Accounts, the Receivables in which will be conveyed to the Trust. In addition, upon the satisfaction of certain conditions, the Transferor may elect to automatically designate on and after a specified date all Additional Accounts, the Receivables in which will be conveyed to the Trust. Such Supplemental Accounts or Additional Accounts may include accounts originated using criteria different from those which were applied to the Accounts existing on the Closing Date related to the Trust or to previously-designated Supplemental Accounts or Additional Accounts, because such accounts were originated at a different date or were purchased or otherwise acquired from one or more Credit Card Originators. Consequently, there can be no assurance that Supplemental Accounts or Additional Accounts designated in the future will be of the same credit quality as previously-designated Accounts. In addition, such Supplemental Accounts or Additional Accounts may consist of consumer revolving credit card accounts or other consumer revolving credit accounts that have different terms or characteristics than the Accounts, Supplemental Accounts and the Additional Accounts previously included in the Trust, including lower periodic rate finance charges and other fees and charges, or different payment rates and higher loss or delinquency experience, which may have the effect of reducing the average yield on the portfolio of accounts included in the Trust. The designation of Supplemental Accounts will be subject to the satisfaction of certain conditions described herein under "Description of the Offered Securities--Addition of Trust Assets," including that the Transferor shall have received written notice from each Rating Agency that such designation will not cause a Ratings Event to occur; however, there is no mechanism to assure consistent credit quality from time to time.


Negative Carry

      Any amounts deposited in the Excess Funding Account, the Pre-Funding Account and the Principal Funding Account subsequent to the Closing Date may result in a reduction of Portfolio Yield to the extent that the Cash Equivalents in which such amounts are invested earn a rate which is less than the effective yield from Finance Charge Receivables.

Basis Risk

      The Accounts in the Trust generally have finance charges set at a variable rate above a designated prime rate or other designated index. The Class A Interest Rate is based on LIBOR. If there is a decline in such prime rate or other designated index which does not coincide with a decline in LIBOR, the amount of collections of Finance Charge Receivables on such Accounts may be reduced, whereas the amounts payable as interest on such Securities and other amounts required to be funded out of collections of Finance Charge Receivables with respect to such Series may not be similarly reduced.

Competition in the Credit Card Industry

      The credit card industry is highly competitive and operates in a legal and regulatory environment increasingly focused on the cost of services charged for credit cards. As new credit card issuers enter the market and all issuers seek to expand their share of the market, there is increased use of advertising, target marketing and pricing competition. The Trust will be dependent upon the Transferor's continued ability to purchase new Receivables. If the rate at which new Receivables are purchased declines significantly and the Transferor is unable to designate Supplemental Accounts or Additional Accounts, a Pay Out Event could occur, in which case the Early Amortization Period would commence. In the event of an early payment of principal on the Securities, Securityholders may realize a lower yield on their reinvestment of such early payment and may be required to incur costs associated with reinvesting such early payment.

Social, Technological and Economic Factors

      Changes in purchase and payment patterns by Obligors may result from a variety of social, technological, and economic factors. Social factors include potential changes in consumers' attitudes toward financing purchases with debt. Technological factors include new methods of payment, such as debit cards. Economic factors include the rate of inflation, unemployment levels and relative interest rates. Cardholders with respect to the Accounts generally have billing addresses in all 50 states, the District of Columbia and other United States territories and possessions. There is no basis, however, to predict whether, or to what extent, social, technological, or economic factors will affect future use of credit or repayment patterns.

Book-Entry Registration

      Each Class of the Offered Securities initially will be represented by one or more securities registered in the name of Cede & Co., the nominee for DTC, and will not be registered in the names of the Security Owners or their nominees. Unless and until Definitive Securities are issued, Security Owners will not be recognized by the Trustee as Securityholders, as that term is used in the Pooling and Servicing Agreement. Hence, until such time, Security Owners will only be able to receive payments from, and exercise the rights of Securityholders indirectly through DTC and its participating organizations and, unless a Security Owner requests a copy of any such report from the Trustee, will receive reports and other information provided for under the Pooling and Servicing Agreement only if, when and to the extent provided to Security Owners by DTC and its participating organizations. In addition, the ability of Security Owners to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities, may be limited due to the lack of physical securities for such Securities. See "Description of the Offered Securities--Book-Entry Registration" and "--Definitive Securities."

Ability of Servicer to Change Payment Terms

      Pursuant to the Pooling and Servicing Agreement, the Transferor will not be transferring to the Trust the Accounts but only the Receivables arising in the Accounts. As owner of the Accounts, Direct Merchants Bank will have the right to determine the annual percentage rates and the fees which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms with respect to the Accounts. A decrease in the annual percentage rates or a reduction in fees would decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event with respect to the Series. An alteration of payment terms may result in fewer payments on Receivables being made in any month. Under the Bank Purchase Agreement, Direct Merchants Bank agrees that, unless required by law or unless it deems it necessary in its sole discretion to maintain on a competitive basis its credit card business, it will not at any time reduce the annual percentage rates of the Periodic Finance Charges assessed on the Receivables or other fees charged on any of the Accounts if, as a result of any such reduction, either (i) Direct Merchants Bank's reasonable expectation is that such reduction will cause a Pay Out Event to occur so long as there are securities of any Series outstanding or (ii) such reduction is not also applied to any comparable segment of consumer revolving credit card accounts owned by Direct Merchants Bank that have characteristics the same as, or substantially similar to, such Accounts.

      In addition, the Servicer will have the right to change the terms of the Contracts relating to the Accounts or its policies and procedures with respect to the servicing thereof (including the amount or timing of charge-offs and the Periodic Finance Charges and other fees to be assessed on the Accounts) if (i) (if the Servicer owns a comparable segment of consumer revolving credit card accounts) such change is made applicable to such comparable segment of consumer revolving credit card accounts owned by the Servicer that have characteristics the same as, or substantially similar to, the Accounts that are subject to such change and (ii) (if the Servicer does not own a comparable segment of receivables) it will not make any such change with the intent to materially benefit the Servicer over Metris, except as otherwise restricted by any endorsement, sponsorship or other agreement between the Servicer and an unrelated third party or by the terms of the Contracts. The Purchase Agreement contains parallel covenants of Metris. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Servicer to take actions which would change the payment or other Account terms. Except as specified above, there are no restrictions in the Bank Purchase Agreement or the Pooling and Servicing Agreement on the ability of the Servicer to change the terms of the Accounts. While the Servicer has no current intention of taking actions which would change the payment or other terms of the Accounts other than in accordance with its customary and usual procedures, there can be no assurances that changes in the marketplace or prudent business practice might not result in a determination to do so.

Control


      So long as the Insurer has not defaulted on its obligations under the Policy, the Insurer will be entitled to exercise all voting rights of the Securityholders without consent of the Class A Securityholders and the Class A Securityholders may exercise such rights only with the prior written consent of the Insurer. In addition, the Insurer will have certain additional rights as third party beneficiary to the Insurance Agreement. Subject to certain exceptions, the investor securityholders of each Series may take certain actions, or direct certain actions to be taken, under the Pooling and Servicing Agreement or the related Supplement. In determining whether the required percentage of Securityholders have given their approval or consent, except as otherwise specified, the Class A Securityholders will be treated as a single Series. Under certain circumstances the consent or approval of a specified percentage of the aggregate invested amount of all Series outstanding or of the invested amount of each class of each Series may be required to direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the Pooling and Servicing Agreement in certain circumstances, directing the Servicer not to sell the Receivables upon the occurrence of an Insolvency Event and directing a repurchase of all outstanding Series upon the breach of certain representations and warranties by the Transferor.


Master Trust Considerations

      In addition to the Securities, the Trust, as a master trust, has issued the Previously Issued Series and is expected to issue additional Series from time to time. See "Annex I: Other Series." While the Principal Terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review or consent of holders of the securities of any previously issued Series. Such Principal Terms may include methods for determining applicable investor percentages and allocating collections, provisions creating security or Enhancements, different classes of securities (including subordinated classes of securities), provisions subordinating such Series to another Series (if the Supplement relating to such Series so permits) or another Series to such Series (if the Supplement for such other Series so permits), and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. See "Description of the Offered Securities--Exchanges." In addition, the provisions of any Supplement may give the holders of the securities issued pursuant thereto consent, approval, or other rights that could result in such holders having the power to cause the Transferor, the Servicer, or the Trustee to take or refrain from taking certain actions, including, without limitation, actions with respect to the exercise of certain rights and remedies under the Pooling and Servicing Agreement, without regard to the position or interest of the securityholders of any other Series. Similar rights may also be given to the provider of any Enhancement for any Series. It is a condition precedent to issuance of any additional Series that each Rating Agency that has rated any outstanding Series deliver written confirmation to the Trustee that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, might not have an adverse impact on the timing and amount of payments received by a Securityholder or the value of Securities even if there is no change in the rating of any outstanding Series. See "Description of the Offered Securities--Exchanges."

Security Rating


      It is a condition to issuance of the Class A Securities that they be rated "AAA" or its equivalent by at least one nationally recognized rating agency. The rating assigned to the Class A Securities by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that the Class A Securityholders will receive the payments of interest and principal required to be made under the Pooling and Servicing Agreement, in the case of principal on or prior to the Termination Date, and in the case of interest, as required under the Pooling and Servicing Agreement. The ratings will be based primarily on an assessment of the Receivables in the Trust (including the eligibility criteria for the transfer of Receivables in Additional Accounts to the Trust), of the amounts held in any trust account for the benefit of the Class A Securities (including in the Pre-Funding Account and the Excess Funding Account, if any) and the subordination of the Class B Securities for the benefit of the Class A Securities and the claims-paying ability of MBIA. Any reduction in MBIA's ratings or claims-paying ability ratings may cause a reduction in the rating of the Class A Securities. Any rating of the Class A Securities will not address the possibility of the occurrence of a Pay Out Event with respect to the Class A Securities, the possibility of the imposition of United States withholding tax with respect to non-U.S. Securityholders or the likelihood that the principal of, or interest on, the Class A Securities will be paid by the Expected Final Payment Date. The Class B Securities will not be rated. The ratings are not a recommendation to purchase, hold, or sell the Class A Securities inasmuch as such ratings do not comment as to the market price or suitability for a particular investor. There can be no assurance that the ratings will remain in effect for any given period of time or that the rating of the Class A Securities will not be lowered or withdrawn by any Rating Agency if in its judgment circumstances so warrant.

      The Transferor will request a rating of the Class A Securities by at least one nationally recognized rating agency. There can be no assurance as to whether any rating agency not requested to rate the Class A Securities will nonetheless issue a rating with respect to any Class of the Class A Securities, and, if so, what such rating would be. A rating assigned to the Class A Securities by a rating agency that has not been requested by the Transferor to do so may be lower than the ratings assigned by the Rating Agencies pursuant to the Transferor's request.



Pre-Funding Account and the Funding Period

      The Invested Amount will be increased during the Funding Period (but not in excess of the Full Invested Amount) to the extent amounts are (x) withdrawn from the Pre-Funding Account and paid to the Transferor in connection with the addition of Receivables to the Trust or (y) deposited in the Excess Funding Account. It is anticipated that Receivables will be added to the Trust in an amount necessary to increase the Invested Amount to an amount equal to the Full Invested Amount by the end of the ________ Monthly Period; however, there can be no assurance that a sufficient amount of Receivables will be available for such purpose. Should the Pre-Funded Amount be greater than zero at the end of the Funding Period, the amounts remaining on deposit in the Pre-Funding Account will be deposited into the Excess Funding Account. If there is a decline in the balance of the Receivables during the Funding Period, funds otherwise payable to the Transferor may be deposited in the Excess Funding Account. Amounts on deposit in the Excess Funding Account are invested in Cash Equivalents and are treated as assets of the entire Trust allocated to all Series then outstanding and to the Exchangeable Transferor Security, and will be applied as described in "Description of the Offered Securities--Excess Funding Account." Such funds may be released to holders of securities of other Series in connection with a reduction of the principal balance of the securities of such other Series. To the extent that the net investment income earned on amounts on deposit in the Pre-Funding Account during the Funding Period or in the Excess Funding Account is less than the Base Rate, the Servicer will apply Transferor Finance Charge Collections to the extent available to cover any related Negative Carry Amount. If Transferor Finance Charge Collections are not sufficient to cover such Negative Carry Amount, there will be a decline in the excess of the Portfolio Yield over the Base Rate which could result in a Pay Out Event. See "--Payments and Maturity" for a discussion of certain effects of a Pay Out Event.


                                   THE TRUST

      The Trust was formed, in accordance with the laws of the State of Delaware, pursuant to the Pooling and Servicing Agreement. The Trust was formed for the transactions described herein and similar transactions, as contemplated by the Pooling and Servicing Agreement, and prior to formation had no assets or obligations. The Trust has not engaged, and will not engage, in any business activity, other than as described herein, but rather will only acquire and hold the Receivables (and related assets), issue (or cause to be issued) the Securities, the Exchangeable Transferor Security, and securities representing additional Series and engage in related activities (including, with respect to any Series, entering into any Enhancement and Enhancement agreement relating thereto) and make payments thereon. As a consequence, the Trust is not expected to have any need for additional capital resources.

                             METRIS COMPANIES INC.


      Metris Companies Inc. ("Metris") is an information-based direct marketer of consumer credit products, fee-based services and extended service plans primarily to moderate income consumers. Metris' consumer credit products are primarily unsecured credit cards issued by its subsidiary, Direct Merchants Credit Card Bank, National Association ("Direct Merchants Bank"). Metris' customers and prospects include existing customers of a prior affiliate, Fingerhut ("Fingerhut Customers"), and individuals who are not Fingerhut Customers but for whom credit bureau information is available ("External Prospects"). Metris markets its fee-based services, including debt waiver programs, card registration, extended service plans, third party insurance and membership clubs, to its credit card customers, Fingerhut Customers, and customers of third parties. Metris had net income of $11.2 million for the first three months of 1998 and net income of $38.1 million for the year ended December 31, 1997.

      Metris is a Delaware corporation incorporated on August 20, 1996. Metris became a publicly held company in October 1996 after completing an initial public offering. Until September 25, 1998, Metris was an indirect subsidiary of Fingerhut Companies, Inc. ("FCI"). Prior to the initial public offering, Metris' business was operated as a division of FCI. On September 25, 1998, FCI distributed its shares in Metris to FCI's shareholders in a tax free spin off. Metris' principal subsidiaries are Direct Merchants Bank, Metris Direct, Inc. ("Metris Direct"), Metris Funding Co., Metris Receivables, Inc. and Metris Direct Services, Inc.



      As the year 2000 approaches, an important business issue has emerged regarding how existing application software programs and operating systems can accommodate the date value "2000." Many existing application software products were designed to only accommodate a two digit date position which represents the year (e.g., the number "95" is stored on the system and represents the year 1995). As a result, the year 1999 (i.e., "99") is the maximum date value many systems will be able to accurately process. Metris has developed plans to address potential problems posed by this development to assure that Metris is prepared for year 2000. Most of Metris' existing information systems are less than three years old and were originally designed for year 2000 compliance. Metris has identified financial and operational systems that may be impacted by the year 2000 issues and is actively working to address those issues. However, if plans to deal with year 2000 issues are not completed on a timely basis or are not fully effective, such issues may have a material adverse effect on Metris' operations.

      In addition, Metris is dependent on databases maintained by FCI and card and statement generation, among other services, provided by a credit card processor, First Data Resources, Inc. ("FDR"). Metris has ongoing meetings with FCI to determine where Metris' and FCI's systems overlap and to determine what steps are necessary to ensure compliance. Metris has also been in frequent periodic contact with FDR with respect to FDR's programs for year 2000. Metris believes that FDR will address year 2000 problems on a timely basis. Although Metris cannot ensure compliance by all of its vendors on a timely basis, Metris believes that it is taking appropriate steps to identify exposure to year 2000 problems and to address them on a timely basis.


                                THE TRANSFEROR

      Metris Receivables, Inc., formerly known as Fingerhut Financial Services Receivables, Inc. (the "Transferor"), was incorporated under the laws of the State of Delaware on May 23, 1995. All of its outstanding capital stock is owned by Metris Direct. The Transferor was organized for the limited purpose of purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes, and has no material assets other than such receivables. Neither Metris Direct, as stockholder of the Transferor, nor the Transferor's board of directors, intends to change its business purpose. The Transferor's executive offices are located at 600 South Highway 169, Suite 300, St. Louis Park, Minnesota 55426. The Transferor's telephone number is (612) 417-5645.

            DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION

      Direct Merchants Credit Card Bank, National Association ("Direct Merchants Bank" or the "Bank"), a wholly owned subsidiary of Metris, is a special-purpose credit card bank, established under Section 2(c)(2)(F) of the Bank Holding Company Act of 1956, as amended by the Competitive Equality Banking Act of 1987, as amended. Direct Merchants Credit Card Bank, National Association, located in Salt Lake City, Utah (the "Utah Bank") was chartered as a national banking association on February 14, 1995. On July 13, 1998, the Utah Bank was merged into Interim National Bank, a national banking association located in Phoenix, Arizona, and an indirect subsidiary of Metris. The name of the surviving entity was changed to Direct Merchants Credit Card Bank, National Association. Its principal executive offices are located in Phoenix, Arizona, with a mailing address at 6909 East Greenway Parkway, Scottsdale, Arizona 85254, telephone number (602) 718-4600. Any references to Direct Merchants Credit Card Bank, National Association, prior to July 13, 1998 are references to the Utah Bank.

                             FINGERHUT CORPORATION

      Fingerhut Corporation ("Fingerhut"), a wholly owned subsidiary of FCI, has been in the direct marketing business for over 46 years and is one of the largest consumer catalog marketers in the United States. Fingerhut sells a broad range of general merchandise products and services to moderate income consumers, using catalogs and other direct marketing solicitations, and had 1997 net sales of approximately $1.8 billion. Fingerhut makes substantially all of its sales using proprietary private label credit. As customers make payments and order new products, Fingerhut enters a variety of payment, behavioral and other data into its database (the "Fingerhut Database").

      The Fingerhut Database. The Fingerhut Database contains information on more than 31 million individuals, including approximately 8 million customers who have made a purchase from Fingerhut within the past 24 months. This database contains up to 3,500 potential data items in a customer record, including names, addresses, behavioral characteristics, general demographic information and information provided by the customer. Fingerhut uses information in the Fingerhut Database, along with sophisticated proprietary credit scoring models, to produce proprietary credit scores (the "Fingerhut Scores") for Fingerhut Customers. The Fingerhut Database also includes a "suppress" file (the "Suppress File"), which contains information on approximately 11.4 million individuals about whom it has information relating to fraud and other similar indicators of unacceptably high risk. Fingerhut periodically updates the information in the Fingerhut Database. Fingerhut does not report its credit information to the credit bureaus, which means this information is not publicly available. Direct Merchants Bank currently has agreements to use the information in the Fingerhut Database for marketing general purpose credit cards to Fingerhut Customers. These agreements generally expire in 2003, but may expire earlier upon certain events of default or bankruptcy. In addition, in the event that a Person or group other than Fingerhut acquires 25% or more of the voting stock of Metris or Direct Merchants Bank in a transaction other than the Spin Off during the term of one of these agreements, Fingerhut or FCI, as the case may be, has the right to terminate these agreements. Although the Transferor believes that, to the extent that it is desirable to do so, Direct Merchants Bank will be able to extend the term of these agreements, there can be no assurance that Direct Merchants Bank will be able to do so on terms favorable to Direct Merchants Bank or at all.

                DIRECT MERCHANTS BANK'S CREDIT CARD ACTIVITIES

General

      The Receivables conveyed to the Trust have been and will be generated from transactions made by holders of co-branded and other MasterCard(R) credit card and VISA(R) credit card accounts and, subject to the satisfaction of the Rating Agency Condition, may also include, although they do not currently include, receivables generated from transactions made by holders of other general purpose credit card accounts originated or acquired by Direct Merchants Bank. Certain data processing, administrative and other functions associated with the servicing of the Receivables are performed on behalf of Direct Merchants Bank through FDR, whose principal executive offices are located in Omaha, Nebraska. See "--Description of FDR." In addition, the collection and management of delinquent accounts are performed by Metris Direct. As of March 31, 1998, Direct Merchants Bank had approximately 2.2 million credit card accounts and approximately $3.6 billion in managed loans; Fingerhut Customers represented approximately 40% of the accounts and approximately 40% of the managed loans.

Growing Credit Card Portfolio by Portfolio Acquisitions

      In September 1997, Direct Merchants Bank acquired an approximately $317 million credit card portfolio consisting of approximately 260,000 accounts from Key Bank USA, National Association, of which approximately 197,000 accounts are active accounts. In addition, in October 1997 Direct Merchants Bank acquired an approximately $405 million credit card portfolio consisting of approximately 460,000 accounts from Mercantile Bank National Association, of which approximately 240,000 accounts are active accounts. In June 1998, Direct Merchants Bank acquired an approximately $100 million credit card portfolio consisting of approximately 42,000 accounts from Huntington National Bank. None of these accounts has been designated as an Account and while the Transferor does not in the near future intend to add such accounts to the Accounts designated to have their Receivables transferred to the Trust, such a determination may be made in the future.

      Direct Merchants Bank also acquired in the first quarter of 1997 a credit card portfolio from a California based credit union which, as of August 31, 1997, had approximately 18,500 accounts with balances of approximately $36 million. Such accounts have been designated as Supplemental Accounts the Receivables of which have been transferred to the Trust.


      In September 1998, Direct Merchants Bank announced that it had entered into a definative agreement with PNC Bank Corp. ("PNC") under which Direct Merchants Bank will acquire a portion of PNC's consumer credit card portfolio. The sale of the credit card portfolio which has approximately 534,000 accounts and approximately $1 billion in receivables is expected to close in the 4th quarter of 1998. The contemplated arrangements described herein are subject to the negotiation and execution of definitive agreements and the fulfillment of any business conditions contained therein. Accordingly, no assurance can be given as to whether or to what extent such arrangements will be consummated.


New Account Underwriting

      Direct Merchants Bank targets moderate income consumers whom it believes are underserved by traditional providers of consumer credit. "Moderate income" refers to those households in the United States that have annual incomes of between $15,000 and $35,000 (approximately 31 million households according to a 1994 U.S. Census Bureau report).

      Prior to July 1997, substantially all of the Accounts were generated under a license from MasterCard International Inc. and were originated or purchased by Direct Merchants Bank. Direct Merchants Bank is a member of MasterCard International Inc. MasterCard International Inc. licenses its mark permitting financial institutions to issue credit cards to their customers. In addition, MasterCard International Inc. provides clearing services facilitating exchange of payments among member institutions and networks linking members' credit authorization systems. MasterCard credit cards are issued as part of the worldwide MasterCard International Inc. systems, and the transactions creating the receivables through the use of the credit cards are processed through the MasterCard International Inc. authorization and settlement systems. The MasterCard(R) credit cards from which the Accounts were established may be used to purchase goods and services, to obtain cash advances and to consolidate and transfer account balances from other credit cards. Cardholders make purchases when using a credit card to buy goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution, an automated teller machine, or by a draft drawn on an account. Amounts due with respect to purchases, cash advances and transfers of account balances will be included in the Receivables. Direct Merchants Bank is also a member of VISA USA Incorporated. With the first quarter, 1997 acquisition of the California Credit Union portfolio, Direct Merchants Bank acquired approximately 20,000 VISA(R) credit card accounts. Beginning in July 1997, the Bank began originating accounts under the VISA license.

      Credit Scoring. Direct Merchants Bank requests a Fingerhut Score for prospective customers in the Fingerhut Database. Direct Merchants Bank also requests credit bureau information for all Fingerhut Customers, including risk scores provided by Fair, Isaacs & Company, a third party provider of risk scorecards ("FICO scores"). For those Fingerhut Customers who have FICO scores, Direct Merchants Bank uses the Fingerhut Score to further segment Fingerhut Customers into narrower ranges within each FICO score subsegment, allowing it to better evaluate individual credit risk and to tailor its risk-based pricing accordingly. Additionally, the Fingerhut Score is used to target individuals who have no, or limited, credit bureau information and consequently no FICO scores, allowing the Bank to target Fingerhut Customers who would not typically be solicited by other credit card issuers.

      Direct Merchants Bank has developed a proprietary modeling system for External Prospects (the "Proprietary Modeling System"). The Proprietary Modeling System consists of sophisticated models which produce a credit risk score (a "Proprietary Score") for each prospect. The Proprietary Score, like the Fingerhut Score, segments External Prospects into narrower ranges within each FICO score subsegment, allowing Direct Merchants Bank to better evaluate individual credit risk and to tailor its risk-based pricing accordingly. Direct Merchants Bank also uses this segmentation to exclude certain individuals from its marketing solicitations.

      Direct Merchants Bank generates External Prospects from lists directly obtained from the major credit bureaus based on criteria established by Direct Merchants Bank. Direct Merchants Bank establishes the range of FICO scores that it plans to target for a specific campaign, and receives files from the credit bureaus which contain individual credit records of the External Prospects who fall within this range. The files are incorporated into the Proprietary Modeling System, which further segments External Prospects based upon their Proprietary Scores. The mailing lists generated from the Proprietary Modeling System are then checked against the Suppress File and any matching names are excluded. Direct Merchants Bank currently does not solicit External Prospects who do not have FICO scores.

      Solicitation. Prospects for solicitation include both Fingerhut Customers and External Prospects. They are contacted on a nationwide basis generally through pre-screened direct mail and telephone solicitations. Direct Merchants Bank receives responses to its pre-screened solicitations, performs fraud screening, verifies name and address changes, and obtains any information which may be missing from the application. Applications are then sent to third party data entry providers, which key the application information and process the applications based on the criteria provided by Direct Merchants Bank. Applications are approved, denied or referred to Direct Merchants Bank for exception processing. Direct Merchants Bank processes exceptions for, among other things, derogatory credit bureau information and fraud warnings. Exception applications are processed manually by a credit analyst based on policies approved by the Bank's credit committee.

      Pricing. Direct Merchants Bank's pricing strategy is to price for the risk associated with its credit card customer. The specific pricing for a credit card offer is primarily based on the prospect's risk profile prior to solicitation. Each prospect is evaluated to determine credit needs, credit risk, and existing credit availability. A customized offer is developed that includes the most appropriate product, brand, pricing, and credit line. Direct Merchants Bank currently offers over 100 different pricing structures on its credit card products, with a range of annual fees and variable annual percentage rates based on floating rates of interest, primarily the prime rate. After credit card accounts are opened, the customer's internal and external credit performance is actively monitored and their behavior and risk scores are periodically recalculated. As customers evolve through the credit lifecycle and are regularly rescored, the lending relationship can evolve to include more competitive (or more restrictive) pricing and product configurations.

      The Adaptive Control System. Direct Merchants Bank uses FDR's adaptive control system (the "Adaptive Control System") which uses statistical models and basic account financial information to automatically and regularly assign credit line increases and decreases to individual customers, as well as to determine the systematic collection steps to be taken at the various stages of delinquency. The Adaptive Control System manages the authorization of each transaction; in addition, it implements the collections strategies determined by Metris to be used for non-delinquent accounts that have balances above their assigned credit line (referred to as "overlimit" accounts).

      Credit Lines. Once an account is approved, an initial credit line is established based on the individual's risk profile using automated screening and credit scoring techniques. This process results in a portfolio (excluding portfolio acquisitions) with average credit lines that are below the industry average due to the higher average risk elements inherent in Direct Merchants Bank's target market. Direct Merchants Bank may elect, at any time and without prior notice to the cardholder, to preclude or restrict further credit card use by the cardholder, usually as a result of poor payment performance or the Bank's concern over the creditworthiness of the cardholder. Credit lines are managed based on the results of the behavioral scoring analysis in accordance with criteria established by Direct Merchants Bank.

      Each cardholder is subject to an agreement governing the terms and conditions of the accounts. Pursuant to such agreements, Direct Merchants Bank reserves the right to change or terminate certain terms, conditions, services, or features of the account (including periodic finance charges, late fees, returned check charges and any other charges or the minimum payment), subject to the conditions set forth in the account agreement.

      Direct Merchants Bank may change its credit standards or screening criteria and methods at any time.

Servicing, Billing and Payments

      Direct Merchants Bank has established a relationship with FDR for cardholder processing services. FDR is a provider of information processing and related services including cardholder processing (services for financial institutions which issue credit cards to cardholders), and merchant processing (services for financial institutions which make arrangements with merchants for the acceptance of credit cards as methods of payment). Applications processing and back office support for mail inquiries and fraud management are handled internally by Direct Merchants Bank.

      Direct Merchants Bank generally assesses periodic finance charges on an account if the cardholder has not paid the balance in full from the previous billing cycle. These finance charges are based upon the average daily balance outstanding on the account during the monthly billing cycle. Payments by cardholders on the accounts are processed and applied first to any billed and unpaid fees, next to billed and unpaid finance charges and then to billed and unpaid transactions in the order determined by Direct Merchants Bank. If a payment in full is not received prior to 25 days after the statement cycle date (the "Payment Date"), finance charges are imposed on all purchases from the date of the transaction to the statement cycle date. Finance charges are also imposed on each cash advance from the day such advance is made until the advance is paid in full. The finance charge is applied to the average daily balance. The average daily balance is the sum of the daily unpaid balances of purchases and cash advances on each day of the monthly billing cycle divided by the number of days in such monthly billing cycle. Such unpaid balances are determined by deducting payments and credits, adding any unpaid finance charges and late charges and adding new purchases, cash advances and other charges, in each case as of the date of the transaction. For most cardholders, if the entire balance on the account is paid by the due date, a finance charge is not imposed.

      Direct Merchants Bank generally assesses an annual fee on its accounts. Direct Merchants Bank may waive the annual membership fees, or a portion thereof, in connection with the solicitation of new accounts depending on the credit terms offered, which are determined by the prospect's risk profile prior to solicitation or when it determines a waiver to be necessary in order to be competitive. In addition to the annual fee, Direct Merchants Bank may charge accounts certain other fees including: (i) a late fee with respect to any unpaid monthly payment if it does not receive the required minimum monthly payment by the Payment Date,
(ii) a cash advance fee for each cash advance, (iii) a fee with respect to each check submitted by a cardholder in payment of an account which is not honored by the cardholder's bank, and (iv) an overlimit charge if, at any time during the billing cycle, the total amount owed exceeds the cardholder's credit line by at least $30 due to transaction activity.

      Each cardholder is subject to an agreement governing the terms and conditions of the accounts. Pursuant to such agreements, Direct Merchants Bank reserves the right to change or terminate certain terms, conditions, services and features of the account (including periodic finance charges, late fees, returned check charges and any other charges or the minimum payment), subject to the conditions set forth in the account agreement.

      Monthly billing statements are sent to cardholders by FDR on behalf of Direct Merchants Bank. Direct Merchants Bank uses third party processors to process certain cardholder payments. When an account is established, it is assigned a billing cycle. Currently, there are 20 billing cycles and each such cycle has a separate monthly billing date based on the respective business day the cycle represents in each calendar month. On a set billing date each month, a statement is sent to all accounts with an outstanding balance greater than $1.00. Cardholders must make a minimum monthly payment of the greatest of $10.00, 2.0 percent of the outstanding balance, the finance charge or the balance of the account if the balance is less than $10. If the minimum payment is not collected within 25 days after the statement cycle date, the account is considered delinquent.

      Most merchant transactions by cardholders are authorized online by FDR. The remaining transactions generally are low dollar amounts, typically below $50.00.

Description of FDR

      FDR provides data processing, credit card reissuance, statementing, inbound customer service telephone calls and interbank settlement for Direct Merchants Bank. Direct Merchants Bank believes that its relationship with FDR allows it to achieve operational efficiencies while remaining flexible enough to handle additional growth. Furthermore, Direct Merchants Bank's agreement with FDR allows Direct Merchants Bank to internalize specific operational functions if Direct Merchants Bank desires. If FDR were to fail to perform its services for Direct Merchants Bank or become insolvent, delays in processing and recovery of information with respect to charges incurred by the respective cardholders could occur, and the replacement of the services FDR currently provides to Direct Merchants Bank could be time-consuming. As a result, delays in payment to Securityholders could occur.

      FDR provides computer data processing services primarily to the bankcard industry. FDR is a subsidiary of First Data Corp.

Delinquency, Collections and Charge-offs

      Direct Merchants Bank considers an account delinquent if a payment due thereunder is not received within 25 days from the closing date of the statements. Collection procedures are determined with the assistance of the Adaptive Control System, which continually monitors all delinquent accounts. The collections function is handled internally primarily through collection facilities in Tulsa, Oklahoma, and Baltimore, Maryland. The Tulsa facility employs approximately 300 collection personnel, and the Baltimore facility employs approximately 400 collection personnel with the ability to expand to approximately 800 employees. Through these facilities, customers with delinquent accounts are called as early as the first day of delinquency and generally within the first week of delinquency, based upon the customer's behavior score and prior credit history. Metris Direct's collections department generates letters through a proprietary letter system when appropriate. Delinquent customers receive automatic collection letters at various stages in their delinquency, from 5-90 days past due. Metris Direct's collections personnel attempt a minimum of two contacts in each 30-day delinquency cycle, unless special arrangements have been made with the customer. Accounts that become 60 days contractually delinquent are closed but not necessarily charged off. Accounts are charged off and taken as a loss either after formal notification of bankruptcy or at the end of the month during which they become contractually 180 days past due. Accounts identified as fraud losses are immediately reserved for and charged off no later than 90 days after the last activity. Accounts identified as deceased without a surviving, contractually liable individual or an estate large enough to pay the debt in full are charged off immediately upon notification. Charged-off accounts are referred to Direct Merchants Bank's recovery unit in Baltimore, Maryland, for coordination of collection efforts to recover the amounts owed. When appropriate, accounts are placed with external collection agencies or attorneys.

      The Federal Financial Institutions Examination Counsel on June 30, 1998 proposed a revised policy statement on the classification of retail credit. If adopted, the revised policy statement could establish, effective January 1, 2001, a uniform charge-off period of 150 days past due from the contractual date for open-end and closed-end credit, including credit card receivables. The revised policy statement could also, effective January 1, 1999, provide guidance for loans affected by bankruptcy, fraudulent activity, and death; establish standards for re-aging, extending, deferring, or rewriting of past due accounts; and broaden the circumstances under which partial payments are recognized as full payments for purposes of determining that a loan is no longer delinquent.

      Direct Merchants Bank uses FDR's fraud protection system to improve the rate of early detection of fraudulent activity on a cardholder account. The system also provides work flow management that is used to investigate potentially fraudulent transactions and to take prompt immediate action to reduce further losses. A fraud score is established based on the details of the authorization request and the previous behavior pattern of the cardholder. This score is used in the determination of actions to be taken for potentially fraudulent transactions.

      Direct Merchants Bank reserves the right to cancel charge privileges at any time, usually as a result of violating the contractual terms (delinquency, overlimit, etc.) of the credit account. Activity on lost, stolen, or fraudulent accounts is blocked immediately upon notification by the cardholder or upon determination by FDR that a card is lost or stolen or being used fraudulently.

Delinquency and Loss Experience

      The following tables set forth the delinquency and loss experience for each of the periods shown for the portfolio of credit card accounts serviced by Direct Merchants Bank (the "Direct Merchants Bank Portfolio"). There can be no assurance that the delinquency and loss experience for the Trust Portfolio will be similar to the historical experience set forth below because, among other things, economic and financial conditions affecting the ability of cardholders to make payments may be different from those that have prevailed during the periods reflected below and many of the Accounts have been originated in the last twelve months.


       Delinquency Experience for the Direct Merchants Bank Portfolio(1)
                            (Dollars in Thousands)

                           As of                    As of                    As of
                       June 30, 1998           March 31, 1998          December 31, 1997
                   -------------------------------------------------------------------------
                                Percentage               Percentage               Percentage
                                 of Total                 of Total                 of Total
                   Receivables Receivables  Receivables Receivables  Receivables Receivables
                   -------------------------------------------------------------------------


Receivables
  Outstanding (2)                100.0%     $2,982,652     100.0%     $2,863,430     100.0%
Receivables
  Delinquent:
 30-59 Days                                    $69,178      2.3%         $64,547       2.3%
 60-89 Days                                     50,644      1.7           44,115       1.5
 90 or More Days                               105,024      3.5           89,601       3.1
                   ------------------------------------------------------------------------
  Total                                       $224,846      7.5%        $198,263       6.9%
                   ========================================================================



(RESTUBBED TABLE CONTINUED FROM ABOVE)

                          As of                    As of                    As of
                    September 30, 1997         June 30, 1997           March 31, 1997
                   -------------------------------------------------------------------------
                                Percentage               Percentage               Percentage
                                 of Total                 of Total                 of Total
                   Receivables Receivables  Receivables Receivables  Receivables Receivables
                   -------------------------------------------------------------------------

Receivables
  Outstanding (2)   $2,381,403   100.0%     $2,124,821    100.0%     $1,816,653     100.0%
Receivables
  Delinquent:
 30-59 Days            $56,955    2.4%         $41,650      2.0%        $37,466       2.1%
 60-89 Days             37,217    1.6           27,400      1.3          24,820       1.4
 90 or More Days        70,208    2.9           55,794      2.6          46,418       2.5
                   -------------------------------------------------------------------------
  Total               $164,380    6.9%        $124,844      5.9%       $108,704       6.0%
                   ===============================================================----------


(RESTUBBED TABLE CONTINUED FROM ABOVE)


                         As of                       As of                      As of
                    December 31, 1996          September 30, 1996           June 30, 1996
                   -------------------------------------------------------------------------
                                Percentage               Percentage               Percentage
                                 of Total                 of Total                 of Total
                   Receivables Receivables  Receivables Receivables  Receivables Receivables
                   -------------------------------------------------------------------------

Receivables
   Outstanding (2)  $1,615,940   100.0%     $1,276,687    100.0%      $1,068,018    100.0%
Receivables
   Delinquent:
 30-59 Days            $32,114     2.0%        $26,800      2.1%         $14,882      1.4%
 60-89 Days             20,398     1.2          15,782      1.3            7,332      0.7
 90 or More Days        36,857     2.3          23,195      1.8           13,750      1.3
                   -------------------------------------------------------------------------
  Total                $89,369     5.5%        $65,777      5.2%         $35,964      3.4%
                   =========================================================================


                          As of                     As of                       As of
                      March 31, 1996          December 31, 1995           September 30, 1995
                   -------------------------------------------------------------------------
                                Percentage               Percentage               Percentage
                                 of Total                 of Total                 of Total
                   Receivables Receivables  Receivables Receivables  Receivables Receivables
                   -------------------------------------------------------------------------
Receivables
   Outstanding (2) $676,974      100.0%      $543,619       100.0%     $298,920    100.0%
Receivables
   Delinquent:
 30-59 Days          $9,677        1.4%        $7,546         1.4%       $5,142      1.7%
 60-89 Days           5,879        0.9          4,952         0.9         3,039      1.0
 90 or More Days     10,046        1.5          8,996         1.7         2,288      0.8
                   ------------------------------------------------------------------------
  Total             $25,602        3.8%       $21,494         4.0%      $10,469      3.5%
                   ========================================================================



(RESTUBBED TABLE CONTINUED FROM ABOVE)



                            As of
                       June 30, 1995
                   -------------------------
                   Receivables   Percentage
                                  of Total
                                Receivables
                   -------------------------

Receivables
   Outstanding(2)  $190,069       100.0%
Receivables
   Delinquent:
 30-59 Days            $320         0.2%
 60-89 Days               1         0.0
 90 or More Days          --         --
                   ------------------------
  Total                $321         0.2%
                   ========================

---------------------------
(1) The amounts and percentages presented for the Direct Merchants Bank Portfolio do not include the Key Bank USA, National Association or Mercantile Bank National Association acquired accounts or the Direct Merchants Bank's minor secured card portfolio.
(2) The Receivables Outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the date shown.



                Loss Experience for the Direct Merchants Bank Portfolio(1)
                           (Dollars in Thousands)



                  Quarter     Quarter
                   Ended       Ended       Year                      Quarter Ended                        Year
                 ---------------------    Ended     ------------------------------------------------     Ended
                  June 30,   March 31,   Dec. 31,    Dec. 31,     Sept. 30,    June 30,    March 31,     Dec. 31,
                    1998       1998        1997       1997          1997        1997        1997          1996
                 ------------------------------------------------------------------------------------------------




Average
  Receivables
  Outstanding(2)            $2,957,963 $2,126,677.75  $2,587,665   $2,274,934  $1,939,623   $1,704,489  $1,017,236
Total Gross
 Charge-Offs (3)               $73,931      $194,506     $61,561      $51,070     $45,522      $36,353     $64,453
Total Gross
 Charge-Offs as a
 Percentage of
 Average
Receivables
 Outstanding                   2.50%        9.15%        2.38%       2.24%        2.35%        2.13%       6.34%
 (Annualized)                 10.14%        9.15%        9.44%       8.91%        9.41%        8.65%       6.34%



(RESTUBBED TABLE CONTINUED FROM ABOVE)



                              Quarter Ended                    Nine Months                Quarter Ended
                 --------------------------------------------     Ended     -------------------------------------
                  Dec. 31,   Sept. 31,   June 30,   March 31     Dec. 31,    Dec. 31,    Sept. 30,     June 30,
                    1996       1996        1996       1996         1995        1995        1995          1995
                 ------------------------------------------------------------------------------------------------
Average
 Receivables
 Outstanding(2)   $1,401,552 $1,185,070  $872,529    $609,792     $242,694    $394,610     $248,788     $84,685
Total Gross
 Charge-offs (3)     $26,445    $17,042   $12,020      $8,946       $4,046      $3,206         $840        --
Total Gross
 Charge-Offs as a
 Percentage of
 Average
 Receivables
 Outstanding          1.89%    1.44%      1.38%       1.47%         1.67%       0.81%        0.34%        --
(Annualized)          7.51%    5.72%      5.54%       5.90%         2.21%       3.22%        1.34%        --


---------------------------------------------
(1) The amounts and percentages presented for the Direct Merchants Bank Portfolio do not include the Key Bank USA, National Association, Mercantile Bank National Association or Huntington BancShares acquired accounts, or the Direct Merchants Bank's minor secured card portfolio.
(2) Average Receivables Outstanding is calculated by determining the daily average of outstanding account balances for each month and then dividing the sum of such daily averages for such months by the number of months in such period.
(3) Gross Charge-Offs are Total Principal Charge-Offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.


Recoveries

      Pursuant to the terms of the Pooling and Servicing Agreement, the Servicer will be required to transfer all Recoveries to the Trust. In the event of any sale or other disposition of Receivables in Defaulted Accounts as provided in the Pooling and Servicing Agreement, Recoveries will not include amounts received by the purchaser or transferee of such Receivables but will be limited to amounts received by the Servicer from the purchaser or transferee. Collections of Recoveries will be treated as Collections of Finance Charge Receivables.

Yield Considerations

      The Portfolio Yield on the Direct Merchants Bank Portfolio is set forth in the following table. The Portfolio Yields in the table are calculated and reported on a billed basis. The Portfolio Yields on Receivables included in the Trust are calculated and reported on a cash basis. Portfolio Yields calculated on a billed basis may differ from Portfolio Yields calculated on a cash basis due to (a) a lag between when finance charges and fees are billed to cardholder accounts and when such finance charges and fees are collected, (b) finance charges and fees that are not ultimately collected from the cardholder and (c) growth in the Direct Merchants Bank Portfolio.

      The Portfolio Yield calculated on both a billed and a cash basis will also be affected by numerous factors, including changes in the monthly interest rate, variations in the rate of payments and new borrowings on the Accounts, the amount of the annual membership fee and other fees, changes in the delinquency and loss rates on the Receivables, and the percentage of cardholders who pay their balances in full each month and, except in the case of cash advances, do not incur periodic finance charges, which may in turn be caused by a variety of factors including seasonal variations, the availability of other sources of credit and general economic conditions. See "Maturity Considerations." The interchange fees are not included in the Trust assets and are not included in the yield numbers for the Direct Merchants Bank Portfolio in the following table.


          Yield Experience for the Direct Merchants Bank Portfolio(1)
                             (Dollars in Thousands)


                                 Quarter Ended                           Quarter Ended
                ----------------------------------------------------------------------------------    Year Ended
                      June 30,    Mar. 31,    Dec. 31,        Sept. 30,     June 30,    March 31,      Dec. 31,
                        1998        1998        1997            1997         1997         1997           1996
                ------------------------------------------------------------------------------------------------

Average
 Receivables
 Outstanding (2)               $2,957,963   $2,587,665     $2,274,934    $1,939,623   $1,704,489     $1,017,236
Total Finance
 Charges
 and Fees
 Billed (3)(4)                   $181,651     $154,670       $133,870      $124,378     $107,395       $269,298
Average Revenue
 Yield                            24.91%        23.71%         23.35%        25.72%       25.55%        26.47%
 (Annualized)


                                  Quarter Ended
                 -------------------------------------------------------
                       Dec. 31,    Sept. 30,      June 30,    March 31,
                         1996        1996          1996          1996
                 -------------------------------------------------------
Average
 Receivables
 Outstanding (2)    $1,401,552     $1,185,070    $872,529     $609,792
Total Finance
 Charges
 and Fees
 Billed (3)(4)         $93,506       $75,252      $58,727     $41,813
Average
 Revenue Yield
 (Annualized)           26.54%        25.26%       27.07%      27.58%





(RESTUBBED TABLE CONTINUED FROM ABOVE)





                        Year                  Quarter Ended
                       Ended     --------------------------------------
                      Dec. 31,    Dec. 31,     Sept, 30,      June 30,
                        1995        1995          1995          1995
                    ----------------------------------------------------
Average
Receivables
 Outstanding (2)    $242,694      $394,610    $248,788      $84,685
Total
Finance
Charges
 and Fees
 Billed (3)(4)       $49,021       $23,071     $21,671       $4,279
Average
Revenue Yield
 (Annualized)          26.81%        23.20%      34.56%       20.27%


----------------------------------
(1) The amounts and percentages presented for the Direct Merchants Bank Portfolio do not include the Key Bank USA, National Association, Mercantile Bank National Association acquired accounts or the Direct Merchants Bank's minor secured card portfolio.
(2) Average Receivables Outstanding is calculated by determining the daily average of outstanding account balances for each month and then dividing the sum of such daily averages for such months by the number of months in such period.
(3) Total Finance Charges and Fees Billed include finance charges, cash advance fees, annual membership fees, late fees, and other charges. It does not include interchange fee.
(4) Total Finance Charges and Fees Billed are presented net of adjustments made pursuant to the Bank's normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of finance charges accrued on charged-off accounts.


                                THE RECEIVABLES

      The Accounts had, as of        , 1998, an average Principal Receivable
balance of     $ and an average credit limit of $     . The percentage of the
total Receivable balance to the aggregate total credit limit, as of         ,
1998, was percent.

      The following tables summarize the Receivables which have been conveyed to the Trust (the "Trust Portfolio") by various criteria as of the close of business on ______, 1998. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time. The Transferor will add to the Trust, in compliance with the provisions of the Pooling and Servicing Agreement, Receivables in Additional Accounts and Supplemental Accounts in addition to those reflected in the tables below.


                          Composition by Credit Limit
                                Trust Portfolio


                                       Percentage                  Percentage
                                        of Total                    of Total
                            Number of   Number of   Receivables    Receivables
Credit Limit Range           Accounts   Accounts    Outstanding   Outstanding
                           ---------------------------------------------------

$ 0.00 -$ 500.00
$ 500.01 -$1,000.00
$1,000.01 -$1,500.00
$1,500.01 -$3,000.00
$3,000.01 -$5,000.00
$5,000.01 -$10,000.00
$10,000.01 & Greater
                          ----------------------------------------------------
  Total
                          ====================================================


                     Composition by Period of Delinquency
                                Trust Portfolio


                                      Percentage                  Percentage
Period of Delinquency                 of Total                     of Total
(Days Contractually       Number of   Number of    Receivables    Receivables
Delinquent)               Accounts    Accounts     Outstanding   Outstanding
                         ----------------------------------------------------

Current

1 -29 Days
30 -59 Days
60 -89 Days
90 -119 Days
120 -149 Days
150 Days or More
                          --------------------------------------------------
  Total
                           =================================================



                        Composition by Account Balance
                                Trust Portfolio


                                      Percentage                  Percentage
                                       of Total                    of Total
                           Number of   Number of   Receivables    Receivables
Account Balance Range      Accounts    Accounts    Outstanding   Outstanding
                          ---------------------------------------------------

Credit Balance
No Balance
$ 0.01 -$ 500.00
$ 500.01 -$1,000.00
$1,000.01 -$1,500.00
$1,500.01 -$3,000.00
$3,000.01 -$5,000.00
$5,000.01 & Greater
                         ----------------------------------------------------
  Total
                         ====================================================



                          Composition by Account Age
                                Trust Portfolio


                                       Percentage                   Percentage
                                        of Total                     of Total
                            Number of   Number of   Receivables    Receivables
Account Age                  Accounts   Accounts    Outstanding    Outstanding
                           ---------------------------------------------------

Not more than 6 Months
Over 6 Months to 12
  Months
Over 12 Months to 24
  Months
Over 24 Months
                          ----------------------------------------------------
  Total
                          ====================================================


                    Composition by Geographic Distribution
                                Trust Portfolio


                                  Percentage                   Percentage
                                   of Total                    of Total
                    Number of      Number of    Receivables    Receivables
Location            Accounts       Accounts     Outstanding    Outstanding
-----------------------------------------------------------------------------

Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
District of
  Columbia
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming
Other
                   ----------------------------------------------------------
  Total
                   ==========================================================



                            MATURITY CONSIDERATIONS


      The Pooling and Servicing Agreement provides that the Class A Securityholders are scheduled to receive payments of principal on the Expected Final Payment Date, which is the Distribution Date, but may receive principal payments earlier in the event of a Pay Out Event which results in the commencement of the Early Amortization Period.

      During the Accumulation Period, an amount equal to, for each Monthly Period, the least of (a) the Available Investor Principal Collections, (b) the applicable "Controlled Deposit Amount," which is equal to the sum of the applicable Controlled Accumulation Amount for such Monthly Period and the applicable Accumulation Shortfall, if any, and (c) the Class A Adjusted Invested Amount (prior to any deposits on such day) will be deposited in the Principal Funding Account until the amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the Class A Invested Amount.

      Although it is anticipated that Available Investor Principal Collections will be available during each Monthly Period in the Accumulation Period to make a deposit to the Principal Funding Account of the applicable Controlled Deposit Amount and that on the Expected Final Payment Date the Class A Invested Amount will be paid to the Class A Securityholders, no assurance can be given in that regard. If the amount required to pay the Class A Invested Amount is not in the Principal Funding Account on the Expected Final Payment Date, or if a Pay Out Event occurs during the Accumulation Period, the Early Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Class A Securityholders on the next Distribution Date and an amount equal to the Available Investor Principal Collections will be paid to the Class A Securityholders on each succeeding Distribution Date until the earlier of the Distribution Date on which the Class A Invested Amount has been paid in full and the Termination Date.

      A "Pay Out Event" occurs, either automatically or after specified notice, upon (a) the failure of the Transferor to make certain payments or transfers of funds for the benefit of the Securityholders or to observe or perform in any material respect certain other covenants within the time periods stated in the Pooling and Servicing Agreement, (b) material breaches of certain representations, warranties, or covenants of the Transferor which remain uncured after the grace periods specified in the Pooling and Servicing Agreement, (c) certain bankruptcy or insolvency events relating to Metris, the Transferor or Direct Merchants Bank, (d) the occurrence of a Servicer Default that would have a material adverse effect on the Securityholders, (e) (w) the Transferor Interest being less than the Minimum Transferor Interest, (x) (i) the sum of the amount on deposit in the Pre-Funding Account plus the Series 1998-3 Percentage of the sum of the total amount of Principal Receivables plus amounts on deposit in the Excess Funding Account being less than (ii) the sum of the aggregate outstanding principal amounts of the Class A Securities and the Class B Securities, (y) the total amount of Principal Receivables and the amounts on deposit in the Excess Funding Account and the Principal Funding Account being less than the Minimum Aggregate Principal Receivables (z) the Retained Percentage being equal to or less than 2 percent, in each case as of any Determination Date, (f) the Trust becoming subject to regulation as an "investment company" within the meaning of the Investment Company Act, or (g) a reduction in the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the weighted average of the Base Rates for such three consecutive Monthly Periods. See "Description of the Offered Securities--Pay Out Events." In the event of an early payment of principal on the Class A Securities, Class A Securityholders may realize a lower yield on their reinvestment of such early payment and may be required to incur costs associated with reinvesting such funds.

      The "Base Rate" means, with respect to any Monthly Period, (i) the weighted average of the Class A Interest Rate as of the last day of such Monthly Period (weighted based on the Class A Invested Amount as of the last day of such Monthly Period) plus (ii) the product of 2 percent per annum and the percentage equivalent of a fraction the numerator of which is the Adjusted Invested Amount and the denominator of which is the Invested Amount, each as of the last day of such Monthly Period. The term "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of the aggregate amount of Available Series Finance Charge Collections for such Monthly Period (not including the amounts on deposit in the Payment Reserve Account and Adjustment Payments made by the Transferor with respect to Adjustment Payments required to be made but not made in prior Monthly Periods, if any) plus the Principal Funding Account Investment Proceeds, investment earnings on amounts on deposit in the Pre-Funding Account and amounts withdrawn from the Accumulation Period Reserve Account with respect to such Monthly Period calculated on a cash basis after subtracting the Series Default Amount and the Series 1998-3 Percentage of any Adjustment Payments which the Transferor is required but fails to make pursuant to the Pooling and Servicing Agreement for such Monthly Period, and the denominator of which is the average daily Invested Amount plus the Pre-Funded Amount during the preceding Monthly Period; provided, however, that Excess Finance Charge Collections applied for the benefit of the Securityholders may be added to the numerator if the Rating Agency Condition is satisfied. See "Description of the Offered Securities--Pay Out Events."


      Payment Rates. The following table sets forth the highest and lowest cardholder monthly payment rates for the Receivables during any month in the period shown and the average cardholder monthly payment rates for all months during the period shown, in each case calculated as a percentage of the previous month's total statement balance. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts (total payments).

  Cardholder Monthly Payment Rates for the Direct Merchants Bank Portfolio(1)


                                           Quarter Ended
                    ----------- ------------------------------------
                     June 30,    March 31,    Dec. 31,   Sept. 30,
                       1998         1998        1997        1997
                    ----------- ------------------------------------
Highest Month                       7.2%        6.6%        7.0%
Lowest Month                        6.3%        6.0%        6.2%
Monthly Average (2)                 6.6%        6.3%        6.6%


(RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                           Quarter Ended
                   ---------------------------------------------------------------------------------------------
                   June 30,  March 31, Dec. 31,   Sept. 30,  June 30,  March 30,    Dec. 30,  Sept. 30, June 30,
                     1997      1997      1996       1996       1996      1996         1995       1995     1995
                   ---------------------------------------------------------------------------------------------

Highest Month       7.2%      7.6%      7.5%        8.4%       8.8%      8.5%        8.7%       12.7%      64.7%
Lowest Month        6.8%      6.6%      6.8%        6.4%       8.0%      8.0%        7.9%        8.5%      19.7%
Monthly Average     7.0%      7.1%      7.1%        7.5%       8.3%      8.3%        8.3%       10.5%      42.2%
(2)

(1) The amounts and percentages presented for the Direct Merchants Bank Portfolio do not include the Key Bank USA, National Association or Mercantile Bank National Association acquired accounts or the Direct Merchants Bank's minor secured card portfolio.
(2) Monthly Averages shown are expressed as an arithmetic average of the payment rate for each month for the period indicated.

      The amount of collections of Receivables may vary from month to month due to various factors, including seasonal variations, general economic conditions, economic and financial conditions affecting the payment habits of individual cardholders, the Credit Card Originator's minimum monthly payment requirements, and acts of God. There can be no assurance that collections with respect to the Trust, and thus the rate at which the Securityholders could expect to receive payments of principal on their Securities during the Amortization Period, will be similar to the historical experience set forth above. If a Pay Out Event occurs, the average life and maturity of the Offered Securities could be significantly reduced.


      Because the actual payment rate at the end of the Revolving Period may be less than the payment rate used to determine the Controlled Accumulation Amount, or a Pay Out Event may occur which would initiate the Early Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of the Offered Securities to the Expected Final Payment Date will equal the expected number of months for such period. See "Risk Factors--Payments and Maturity." As described under "Description of the Offered Securities--Postponement of Accumulation Period," the Servicer may shorten the Accumulation Period and, in such event, there can be no assurance that the duration of the Accumulation Period will be sufficient for the accumulation of all amounts necessary to pay the Class A Invested Amount on the Expected Final Payment Date, especially if a pay out event were to occur with respect to one or more other Series thereby limiting the amount of Shared Principal Collections allocable to the Class A Securities.


                                USE OF PROCEEDS


      The Transferor will apply the net proceeds received from the sale of the Class A Securities, which is expected to be approximately $__________, to repay the principal of the Series 1998-A Variable Funding Securities and a portion of principal of certain classes of the Series 1998-1 Variable Funding Securities, to fund the Pre-Funding Account to the extent of the Pre-Funded Amount, to pay the purchase price of Receivables and to make a deposit to the Interest Funding Account for the payment of Class A Monthly Interest on the first Distribution Date. See "Annex I: Other Series."

                              DESCRIPTION OF MBIA

      The following information set forth in this section has been provided by MBIA. Accordingly, neither the Transferor nor the Servicer makes any representation as to the accuracy and completeness of such information.

      MBIA Insurance Corporation ("MBIA") is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the"Company"). The Company is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain amounts and for certain periods of time.

      Effective February 17, 1998, the Company acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CMAC") through a merger with its parent CapMAC Holdings Inc. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks (including any amounts due but unpaid from third party reinsurers), as well as its unearned premiums and contingency reserves, to MBIA. The Company is not obligated to pay the debts of or claims against CMAC.

      The consolidated financial statements of MBIA, a wholly owned subsidiary of the Company, and its subsidiaries as of December 31, 1997 and December 31, 1996 and for each of the three years in the period ended December 31, 1997, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1997 and the consolidated financial statements of MBIA and its subsidiaries as of June 30, 1998 and for the six month periods ending June 30, 1998 and June 30, 1997 included in the Quarterly Report on Form 10-Q of the Company for the period ending June 30, 1998 are hereby incorporated by reference into this Prospectus, as part of the Transferor's Registration Statement on Form S-3, and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      All financial statements of MBIA and its subsidiaries included in documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference into this Prospectus, as part of the Transferor's Registration Statement on Form S-3, and to be a part hereof from the respective dates of filing such documents.

      The tables below present selected financial information MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):



                             SAP                                     GAAP

            December 31, 1997    June 30, 1998           December 31, 1997    June 30, 1998
               (Audited)          (Unaudited)               (Audited)           (Unaudited)
                       (In Millions)                               (In Millions)
Admitted
  Assets. . . .  $5,256             $6,048       Assets  . .       $5,988         $6,794

Liabilities . .   3,496              3,962    Liabilities. .        2,624          2,977

Capital and                                  Shareholder's
  Surplus . . .   1,760              2,086     Equity. . . .        3,364          3817


      Copies of the financial statements of MBIA incorporated by reference herein and copies of MBIA's 1997 year-end audited financial statements prepared in accordance with statutory accounting practices are available without charge, from MBIA. The address of MBIA is 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545,

      MBIA does not accept any responsibility for the accuracy or completeness of this Prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding MBIA set forth under the heading "Description of MBIA". Additionally, MBIA makes no representation regarding the Offered Securities or the advisability of investing in the Offered Securities.

      The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

      Moody's Investors Service, Inc. rates the claims paying ability of MBIA "Aaa".

      Standard & Poor's, a division of the McGraw-Hill Companies, Inc. rates the claims paying ability of MBIA "AAA".

      Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the claims paying ability of MBIA "AAA".

      Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

      The above rating are not recommendations to buy, sell or hold the securities, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the securities. MBIA does not guaranty the market price of the securities nor does it guaranty that the ratings on the securities will not be revised or withdrawn.



                     DESCRIPTION OF THE OFFERED SECURITIES

      The Offered Securities will be issued pursuant to the Pooling and Servicing Agreement and the Series 1998-3 Supplement. Pursuant to the Pooling and Servicing Agreement, the Transferor and the Trustee previously executed the Supplements with respect to the Previously Issued Series and may execute additional Supplements in order to issue additional Series.

General


      The Offered Securities will represent interests in certain assets of the Trust, including the right to the Investor Percentage of all Obligor payments on the Receivables in the Trust. Each Class A Security represents the right to receive payments of interest at the Class A Interest Rate funded from Available Series Finance Charge Collections and certain other sources designated herein and, if such amounts are insufficient, from claims for payment on the Policy and the right to receive payments of principal on the Expected Final Payment Date or such earlier date following the occurrence of a Pay Out Event funded from Principal Collections allocated to Series 1998-3. In addition, if on any Distribution Date there is a Potential Class A Charge-Off, the Trustee will make a claim for payment on the Policy and such amount will be used during the Amortization Period to made payments of principal to Class A Securityholders. With respect to the Accumulation Period, principal payments will be made to the Class A Securityholders on the Expected Final Payment Date.

      The Transferor will own the Exchangeable Transferor Security and the Class B Securities. The Exchangeable Transferor Security will represent an undivided interest in the Trust, including the right to the Transferor Percentage of all Obligor payments on the Receivables in the Trust equal to 100 percent minus the sum of the applicable investor allocation percentages (which shall not exceed 100 percent) for all Series of securities then outstanding. See "--Certain Matters Regarding the Transferor and the Servicer." During the Revolving Period, following the Funding Period, the amount of the Invested Amount in the Trust will remain constant except under certain limited circumstances. See "--Defaulted Receivables; Dilution." The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are transferred to the Trust and others are paid. The amount of the Transferor Interest (or the amount in the Excess Funding Account) will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust unless and to the extent that the Previously Issued Series or another Series absorb such change. During the Accumulation Period, the Adjusted Invested Amount will decline as Obligor payments of Principal Receivables are collected and held in the Principal Funding Account for distribution to the Securityholders. During the Early Amortization Period, the Invested Amount will decline as Obligor payments of Principal Receivables are collected and distributed to Securityholders. As a result, unless and to the extent that the Previously Issued Series or another Series absorb such increase, the Transferor Interest will generally increase each month during the Accumulation Period or the Early Amortization Period to reflect the reductions in the Adjusted Invested Amount or the Invested Amount of the Securities and will also change to reflect the variations in the amount of the Principal Receivables in the Trust. The Transferor Interest may be reduced as the result of an Exchange. See "--Exchanges."

      The Class A Securities initially will be represented by securities registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository"), except as set forth below. Beneficial interests in the Class A Securities will be available for purchase in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Class A Securities. Unless and until Definitive Securities are issued under the limited circumstances described herein, no Security Owner acquiring an interest in any Class of Offered Securities will be entitled to receive a certificate representing such Security Owner's interest in such Securities. Until such time, all references herein to actions by Securityholders of the Class A Securities will refer to actions taken by the Depository upon instructions from its participating organizations ("Participants") and all references herein to distributions, notices, reports and statements to Securityholders of the Class A Securities will refer to distributions, notices, reports and statements to the Depository or its nominee, as the registered holder of the Class A Securities, for distribution to Security Owners in accordance with the Depository's procedures. See "--Book-Entry Registration" and "--Definitive Securities."


Book-Entry Registration


      With respect to the Class A Securities in book-entry form, Securityholders may hold their Securities through DTC (in the United States) or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.


      Cede & Co., as nominee for DTC, will hold the global securities. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its Participants ("DTC Participants") and facilitates the clearance and settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

      Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

      Purchases of Securities under the DTC system must be made by or through Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual Security Owner is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Security Owners will not receive written confirmation from DTC of their purchase, but Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Security Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of DTC Participants acting on behalf of Security Owners. Security Owners will not receive Securities representing their ownership interest in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

      To facilitate subsequent transfers, all Securities deposited by DTC Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Security Owners of the Securities; DTC's records reflect only the identity of the DTC Participants to whose accounts such Securities are credited, which may or may not be the Security Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Securities are credited on the record date (identified in a listing attached thereto). Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit Participants' accounts on the Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the Distribution Date. Payments by Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Security Owners shall be the responsibility of Participants and Indirect Participants.

      DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to the Transferor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Securities are required to be printed and delivered. The Transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Securities will be printed and delivered.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Transferor believes to be reliable, but the Transferor takes no responsibility for the accuracy thereof.

      Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled by Cedel in any of 36 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulations by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Securities. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

      The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Securities. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Securities held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Pooling and Servicing Agreement on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Securities


      The Class A Securities will be issued in fully registered, certificated form to the Security Owners or their nominees ("Definitive Securities"), rather than to the Depository or its nominee, only if (i) the Transferor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Class A Securities, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, or (iii) after the occurrence of a Servicer Default, Security Owners representing not less than 50 percent of the Class A Invested Amount advise the Trustee and the Depository through Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Security Owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Depository is required to notify all Participants of the availability through the Depository of Definitive Securities. Upon surrender by the Depository of the definitive certificate representing the Class A Securities and instructions for registration, the Trustee will issue the Class A Securities as Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Pooling and Servicing Agreement.

      Distribution of principal and interest on the Class A Securities will be made by the Trustee directly to Securityholders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Interest payments and any principal payments on each Distribution Date will be made to Securityholders in whose names the Definitive Securities were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Securityholder as it appears on the register maintained by the Trustee. The final payment on any Offered Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to Securityholders. The Trustee will provide such notice to registered Securityholders mailed not later than the fifth day of the month of such final distributions.


      Definitive Securities will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the Trustee (in such capacity, the "Transfer Agent and Registrar"). No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar will not be required to register the transfer or exchange of Definitive Securities for the period from the Record Date preceding the due date for any payment to the Distribution Date with respect to such Definitive Securities.

Status of the Securities


      Upon issuance, the Securities will rank pari passu with all other outstanding Series.


Interest Payments


      Interest will accrue on the outstanding principal balance of the Class A Securities at the Class A Interest Rate from the Closing Date. Interest will be distributed on , 1998, and on each Distribution Date thereafter to Securityholders of each Class in an amount equal to the product of (i) the actual number of days in the related Interest Accrual Period divided by 360, (ii) the Class A Interest Rate and (iii) the applicable outstanding principal balance as of the preceding Record Date, (or in the case of the first Distribution Date, an amount equal to the product of (a) the initial Class A Invested Amount, (b) ___divided by 360 and (c) the Class A Interest Rate, determined on _______, 1998. Interest payments on the Class A Securities on any Distribution Date will be funded from Available Series Finance Charge Collections with respect to the preceding Monthly Period (and with respect to the first Distribution Date, the amount of the initial deposit to the Interest Funding Account to be made on the Closing Date) and from certain other funds allocated as set forth in the Pooling and Servicing Agreement to the respective Classes of the Securities and deposited on each business day during such Monthly Period in the Interest Funding Account. In addition, if on any Distribution Date, there is an Interest and Servicing Fee Deficiency with respect to such Monthly Period, then the Trustee will demand payment on the Policy in an amount equal to such deficiency.

      The Class A Securities will bear interest at the rate equal to % per annum above LIBOR determined as set forth below for the period from the Closing Date through , 1998 and each Interest Accrual Period thereafter.


      The Trustee will determine LIBOR for the period from the Closing Date through , 1998 on , 1998 and for each Interest Accrual Period thereafter on the second business day prior to the Distribution Date on which such Interest Accrual Period commences (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day is any day on which banks in London and New York are open for the transaction of international business.

      "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for one month (commencing on the first day of the relevant Interest Accrual Period) which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Determination Date for such Interest Accrual Period. If such rate does not appear on Telerate Page 3750, the rate for such LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market for a period equal to one month (commencing on the first day of the relevant Interest Accrual Period). The Trustee will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, the rate for such LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for such LIBOR Determination Date will be the arithmetic mean of the rates quoted by four major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on that LIBOR Determination Date for loans in United States dollars to leading European banks for a period equal to one month (commencing on the first day of the relevant Interest Accrual Period).


      The Class A Interest Rate applicable to the then current and immediately preceding Interest Accrual Period may be obtained by telephoning the Trustee at its Corporate Trust Office at
(302) 451-2500.


      Interest on the Securities will be calculated on the basis of the actual number of days in the Interest Accrual Period and a 360 day year.

Principal Payments


      During the Revolving Period (the period from and including the Closing Date to but excluding the earlier of (a) the commencement of the Accumulation Period and (b) the commencement of the Early Amortization Period), Principal Collections allocable to the Invested Amount, subject to certain limitations, including the allocation of any Redirected Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount will be treated as Shared Principal Collections.

      With respect to each Monthly Period during the Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) the Available Investor Principal Collections with respect to the preceding Monthly Period, (b) the applicable Controlled Deposit Amount and (c) the Class A Adjusted Invested Amount prior to any such deposit. Amounts in the Principal Funding Account up to the Class A Invested Amount will be paid to the Class A Securityholders on the Expected Final Payment Date. During the Accumulation Period, concurrently with deposits to the Principal Funding Account for the benefit of the Class A Securities, the Class B Invested Amount will be reduced to an amount equal to the Stated Class B Amount. During the Accumulation Period, the portion of Available Investor Principal Collections not required to be deposited in the Principal Funding Account will generally be treated as Shared Principal Collections.

      "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (i) an amount equal to the Fixed/Floating Percentage of all Principal Collections (less the amount of Redirected Principal Collections) received during such Monthly Period, (ii) any amount on deposit in the Excess Funding Account or the Pre-Funding Account allocated to the Securities with respect to such Monthly Period, (iii) the aggregate Series Default Amount and the Series 1998-3 Percentage of any unpaid Adjustment Payments paid from Available Series Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections, Redirected Principal Collections or Policy Claim Amounts for Potential Class A Charge-Offs with respect to such Monthly Period and any reimbursements from Available Series Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections or Redirected Principal Collections of unreimbursed Class A Charge-Offs and reductions of the Class B Invested Amount Class B Charge-Offs, (iv) Shared Principal Collections allocated to the Securities, and (v) the proceeds of the sale of all or a portion of an Interest Rate cap with respect to such Monthly Period.

      On each Distribution Date following the Monthly Period in which the Early Amortization Period commences, the Class A Securityholders will be entitled to receive Available Investor Principal Collections for the preceding Monthly Period in an amount up to the Class A Invested Amount until the earlier of the date the Class A Invested Amount is paid in full and the Termination Date. In addition, if a Pay Out Event occurs during the Accumulation Period, the Early Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Securityholders of each Class of Securities, sequentially, in alphabetical order, on the Distribution Date following the Monthly Period in which the Early Amortization Period commences. See "--Pay Out Events" below for a discussion of events which might lead to the commencement of the Early Amortization Period.

      In the event of a sale of the Receivables and an early termination of the Trust due to a Trigger Event, the breach of certain representations and warranties, an optional repurchase of the Receivables by the Transferor, a repurchase of the Receivables in connection with a Servicer Default or a sale of the Receivables in connection with the Termination Date (each as described under "--Pay Out Events," "--Servicer Default," and "--Final Payment of Principal; Termination"), distributions of principal will be made to the Securityholders upon surrender of their Securities. The proceeds of any such sale or repurchase of Receivables will be allocated first to pay amounts due with respect to the Class A Securities, then to reimburse the Insurer for any unreimbursed draws under the Policy and then to pay amounts due with respect to the Class B Securities as described herein.


Postponement of Accumulation Period

      Upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than twelve months. On each Determination Date, until the Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is the number of months expected to be required to fully fund the Principal Funding Account no later than the end of the Monthly Period preceding the Expected Final Payment Date, based on (a) the monthly collections of Principal Receivables expected to be distributable to the securityholders of all Series (unless Shared Principal Collections from any such other Series are not allocated to be shared with the Securities), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to securityholders of Series (which may exclude certain other Series) which are not expected to be in their revolving periods during the Accumulation Period. If the Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on (i) the invested amounts of certain other Series which are scheduled to be in their revolving periods during the Accumulation Period and (ii) increases in the principal payment rate occurring after the Closing Date. The length of the Accumulation Period will not be less than one month. If the Accumulation Period is postponed in accordance with the foregoing, and if a Pay Out Event occurs after the date originally scheduled as the commencement date of the Accumulation Period, it is probable that Securityholders would receive some of their principal later than if the Accumulation Period had not been so postponed.


Subordination

      If, on any Determination Date, the aggregate Series Default Amount and the unpaid Adjustment Payments, if any, for each business day in the preceding Monthly Period exceeds (a) the aggregate amount of Available Series Finance Charge Collections applied to the payment thereof as described in clauses (iii) and (iv) of "--Application of Collections--Payment of Fees, Interest and Other Items," (b) the amount of Transferor Finance Charge Collections and Excess Finance Charge Collections allocated thereto as described in "--Redirection of Cash Flows," and (c) the amount of Redirected Principal Collections allocated with respect thereto as described in "--Redirected Principal Collections," the Class B Invested Amount (following the reduction thereof in an amount equal to the amount of any Redirected Principal Collections to be applied on the related Distribution Date) will be reduced by the amount by which the sum of the aggregate Series Default Amount and the unpaid Adjustment Payments exceeds the amount applied with respect thereto during the preceding Monthly Period. Such reductions of the Class B Invested Amount will thereafter be reimbursed and the Class B Invested Amount increased on each business day by the amount, if any, of Available Series Finance Charge Collections and Excess Finance Charge Collections allocated and available for that purpose.

      In the event that any such reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero and the Trustee will make a claim for payment on the Policy in an amount equal to the amount by which the Class B Invested Amount would have been reduced below zero, but not more than the sum of the remaining aggregate Series Default Amount and the remaining unpaid Adjustment Payments for such Monthly Period. In the event that the Insurer fails to make the payment of the Potential Class A Charge-Off amount as required under the Policy, the Class A Invested Amount will be reduced by the amount the Insurer has failed to pay. Such reductions of the Class A Invested Amount will thereafter be reimbursed and the Class A Invested Amount increased on each business day by the amount, if any, of Available Series Finance Charge Collections and Excess Finance Charge Collections allocated and available for that purpose. See "--Redirection of Cash Flows," "--Redirected Principal Collections" and "--Investor Charge-Offs."

The Interest Rate Caps

      The Transferor will obtain and at all times prior to the Termination Date maintain one or more interest rate caps ("Interest Rate Caps") whose notional amounts singly or taken as a group equal or exceed the outstanding principal balance of the Class A Securities. The Transferor will pledge to the Trustee for the benefit of the Securityholders all of the Transferor's right, title and interest in and to the interest rate cap agreements and the Interest Rate Caps arising thereunder, together with the Cap Proceeds Account and all other proceeds thereof, as collateral security for the benefit of the Securityholders. Pursuant to the Interest Rate Caps, on each Transfer Date on which LIBOR for the related Interest Accrual Period exceeds [ ]%, the provider of the Interest Rate Cap ("Interest Rate Cap Provider") will make a payment to the Trustee, on behalf of the Trust, in an amount equal to the product of (i) such excess,
(ii) the notional amount as of such Transfer Date and (iii) the actual number of days in the related Monthly Period divided by 360. The Interest Rate Caps will terminate on the Termination Date; provided, however, that the Interest Rate Caps may be terminated at an earlier date if the Trustee has obtained a substitute interest rate cap or entered into an alternative arrangement satisfactory to the Rating Agencies, which in each case will not result in the reduction or withdrawal of the rating of the Securities without giving effect to the Policy (such substitute interest rate cap, a "Replacement Interest Rate Cap"; such alternative arrangement, a "Qualified Substitute Arrangement").


      In the event that the rating of the Interest Rate Cap Provider is reduced or withdrawn, as specified in the Interest Rate Caps, the Servicer will use its best efforts either to obtain for each such Interest Rate Cap a Replacement Interest Rate Cap, at the expenses of the Interest Rate Cap Provider, or to enter into a Qualified Substitute Arrangement.

      The Trustee, on behalf of the Trust, may sell all or a portion of an Interest Rate Cap in an amount equal to the excess on such date of the notional amount over the outstanding principal balance of the Class A Securities, subject to (among other things) Rating Agency confirmation of the ratings of the Securities without giving effect to the Policy. Funds from any such sale will be applied as Principal Collections allocable in accordance with the allocations described below in "Description of the Offered Securities--Application of Collections--Payment of Principal." Each Interest Rate Cap will provide for payments to the Trustee and the Trust's interest in respect of such payments will be deposited into the Cap Proceeds Account.

Interest Rate Cap Provider[s]

      Each "Interest Rate Cap Provider" will be a third party cap provider having a senior unsecured debt rating of at least " " by Standard & Poor's and " " by Moody's, which cap provider or its corporate parent also has a short term rating from Standard & Poor's of at least " ".


Transfer and Assignment of Receivables

      On or about May 30, 1995 (the "Initial Closing Date"), the Transferor transferred and assigned to the Trust all of its right, title, and interest in and to the Receivables outstanding as of the Initial Closing Date, all of the Receivables thereafter created and the proceeds of all of the foregoing. Prior to such transfer and assignment and pursuant to the Purchase Agreement, FCI (as predecessor to Metris under the Purchase Agreement) contributed and sold to the Transferor all its right, title and interest in and to the Receivables existing as of the Initial Closing Date, all the Receivables thereafter created and all FCI's interest in the Bank Purchase Agreement with respect to the Receivables. Prior to such sale and contribution and pursuant to the Bank Purchase Agreement, Direct Merchants Bank sold to FCI (as predecessor to Metris under the Bank Purchase Agreement) all its right, title and interest in and to the Receivables existing as of the date of such agreement and all the Receivables arising from time to time thereafter. In connection with the realignment of FCI's subsidiaries in September 1996, FCI assigned to Metris all of FCI's rights and Metris assumed all of FCI's obligations under the Bank Purchase Agreement and the Purchase Agreement.

      Direct Merchants Bank for itself and as Servicer has identified in its computer files that the Receivables are Receivables as defined herein. Direct Merchants Bank, as initial Servicer, retains and will not deliver to the Trustee any other records or agreements relating to the Receivables. The records and agreements relating to the Receivables will not be segregated from those relating to other accounts and receivables of Direct Merchants Bank and the physical documentation relating to Receivables will not be stamped or marked to reflect the transfer of Receivables to the Trust. The Trustee will have reasonable access to such records and agreements as required by applicable law or to enforce the rights of the Securityholders. Direct Merchants Bank has filed one or more UCC-1 financing statements in accordance with the UCC to perfect the interest of FCI (as predecessor to Metris) in the Receivables and a UCC-3 financing statement reflecting FCI's assignment of such interest in the Receivables to Metris. FCI (as predecessor to Metris under the Purchase Agreement) has filed one or more UCC-1 financing statements in accordance with the UCC to perfect the Transferor's interest in the Receivables. The Transferor, in turn, has filed one or more UCC-1 financing statements in accordance with applicable state law to perfect the Trust's interest in the Receivables. See "Certain Legal Aspects of the Receivables."

Exchanges

      The Pooling and Servicing Agreement provides for the Trustee to issue two types of securities: (i) Investor Securities in one or more Series of securities, each of which may have one or more classes of securities of which one or more such classes may be transferable, and (ii) the Exchangeable Transferor Security. The Exchangeable Transferor Security evidences the Transferor Interest, is held by the Transferor, and will be transferable only as provided in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement also provides that, pursuant to any one or more Supplements, the holder of the Exchangeable Transferor Security may tender the Exchangeable Transferor Security and the securities evidencing any Series of securities, to the Trustee in exchange for one or more new Series and a reissued Exchangeable Transferor Security. Under the Pooling and Servicing Agreement, the holder of the Exchangeable Transferor Security may define, with respect to any newly issued Series, certain terms including: (i) its name or designation; (ii) its initial invested amount (or method for calculating such amount); (iii) its interest rate (or the method of allocating interest payments or other cash flows to such Series); (iv) the closing date; (v) the rating agency or agencies, if any, rating the Series; (vi) the interest payment date or dates and the date or dates from which interest shall accrue; (vii) the name of the clearing agency, if any; (viii) the method of allocating Principal Collections for such Series and the method by which the principal amount of Investor Securities of such Series will amortize or accrue and the method for allocating Finance Charge Collections; (ix) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts; (x) the percentage used to calculate monthly servicing fees;
(xi) the Minimum Transferor Interest; (xii) the Enhancement provider, if applicable, and the terms of any Enhancement with respect to such Series;
(xiii) the base rate applicable to such Series; (xiv) the terms on which the securities of such Series may be repurchased or remarketed to other investors; (xv) the termination date of such Series; (xvi) any deposit into any account provided for such Series; (xvii) the number of classes of such Series and, if more than one class, the rights and priorities of each such class; (xviii) the fees, if any, to be included in funds available to securityholders of such Series; (xix) the subordination, if any, of such new Series with respect to any other Series; (xx) the rights, if any, of the holder of the Exchangeable Transferor Security that have been transferred to the holders of such Series, if any; (xxi) the pool factor;
(xxii) the Minimum Aggregate Principal Receivables; (xxiii) whether such Series will be part of a group or subject to being paired with any other prefunded Series; (xxiv) whether such Series will be prefunded; and (xxv) any other relevant terms, including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper (all such terms, the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Trustee, or the Trust is required or intends to obtain the consent of any Securityholder to issue any additional Series or in connection with the determination of the Principal Terms thereof. However, as a condition of an Exchange, the holder of the Exchangeable Transferor Security will deliver to the Trustee written confirmation that the Exchange will not result in any Rating Agency reducing or withdrawing its rating of any outstanding Series, including the Offered Securities. The Transferor may offer any Series to the public or other investors in transactions either registered under the Securities Act or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings, in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. The Transferor currently intends to offer, from time to time, additional Series.

      The Pooling and Servicing Agreement provides that the holder of the Exchangeable Transferor Security may perform Exchanges and define the Principal Terms of each Series, including the period during which amortization of the principal amount thereof is intended to occur, which period may have a different length and begin on a different date than such period for any other Series. Accordingly, one or more Series may be in their amortization periods while other Series are not. Moreover, any Series may have the benefit of an Enhancement that is available only to such Series. Under the Pooling and Servicing Agreement, the Trustee will hold any such form of Enhancement only on behalf of the Series with respect to which it relates. Likewise, with respect to each such form of Enhancement, the holder of the Exchangeable Transferor Security may deliver a different form of Enhancement agreement. The Pooling and Servicing Agreement also provides that the holder of the Exchangeable Transferor Security may specify different coupon rates and monthly servicing fees with respect to each Series (or a particular class within such Series). Collections allocated to Finance Charge Receivables not used to pay interest on the securities, the monthly servicing fee, the investor default amount, or investor charge-offs with respect to any Series will be allocated as provided in such Enhancement agreement, if applicable. The holder of the Exchangeable Transferor Security also has the option under the Pooling and Servicing Agreement to vary between Series the terms upon which a Series (or a particular class within such Series) may be repurchased by the Transferor or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, and classes within a Series may have different priorities. The Series 1998-3 Supplement does not permit the subordination of the Securities to any other Series that may be issued by the Trust (except to the limited extent described herein with respect to Shared Principal Collections and Excess Finance Charge Collections). There is no limit to the number of Exchanges that may be performed under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement.

      Under the Pooling and Servicing Agreement and pursuant to a Supplement, an Exchange may occur only upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the holder of the Exchangeable Transferor Security may perform an Exchange by notifying the Trustee at least five business days in advance of the date upon which the Exchange is to occur. Under the Pooling and Servicing Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount), (ii) its interest rate (or the method of allocating interest payments or other cash flows to such Series), and
(iii) the provider of the Enhancement, if any, which is expected to provide credit support with respect to it. The Pooling and Servicing Agreement provides that on the date of the Exchange the Trustee will authenticate any such Series only upon delivery to the Trustee of the following: (i) a Supplement specifying the Principal Terms of such Series,
(ii) an opinion of counsel to the effect that the securities of such Series will be characterized as indebtedness or as partnership interests under existing law for federal and applicable state income tax purposes, and that the issuance of such Series will not materially adversely affect the federal income tax characterization of any outstanding Series or result in the trust being subject to tax at the entity level for federal or applicable state tax purposes (a "Tax Opinion"), (iii) if required by such Supplement, the form of Enhancement and an appropriate Enhancement agreement with respect thereto executed by the Transferor and the issuer of the Enhancement, (iv) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it, (v) the existing Exchangeable Transferor Security and, if applicable, the securities representing the Series to be exchanged, and (vi) an officer's certificate of the Transferor stating that, after giving effect to such Exchange, (a) the Transferor Interest would be at least equal to the Minimum Transferor Interest and (b) the Retained Interest (as defined in the Pooling and Servicing Agreement) equals or exceeds the Minimum Retained Interest.

      Under the Pooling and Servicing Agreement, the Transferor may also exchange the Exchangeable Transferor Security for a newly issued Exchangeable Transferor Security and a second security (a "Supplemental Security") the terms of which will be defined in a Supplement upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement.

Representations and Warranties


      Pursuant to the Pooling and Servicing Agreement, the Transferor represents and warrants that, among other things, subject to specified exceptions and limitations (i) the Transferor is duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver, and perform its obligations under the Pooling and Servicing Agreement, the Series 1998-3 Supplement, and the Purchase Agreement, (ii) the Transferor is duly qualified to do business and in good standing (or is exempt from such requirement) in any state required in order to conduct its business and has obtained all necessary licenses and approvals required under federal and Delaware law, provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Trustee would have to obtain to do business in any state in which the Trustee seeks to enforce any Receivable, (iii) the execution and delivery of the Pooling and Servicing Agreement, the Series 1998-3 Supplement, and the Purchase Agreement, and the consummation of the transactions provided for therein, have been duly authorized by the Transferor by all necessary corporate action on its part, (iv) each of the Pooling and Servicing Agreement, the Series 1998-3 Supplement, and the Purchase Agreement constitutes a legal, valid, and binding obligation of the Transferor, and
(v) the transfer of Receivables by it to the Trust under the Pooling and Servicing Agreement constitutes either a valid transfer and assignment to the Trust of all right, title, and interest of the Transferor in and to the Receivables and the proceeds thereof and amounts in any of the accounts established for the benefit of securityholders free and clear of any lien of any person claiming through or under the Transferor or any of its affiliates (except for Permitted Liens and certain rights of the Transferor) or the grant of a first priority security interest in such Receivables and the proceeds thereof (including amounts in any of the accounts established for the benefit of securityholders). In the event of a breach of any of the representations and warranties described in this paragraph with respect to any Series, either the Trustee or the holders of securities evidencing undivided interests in the Trust aggregating more than 50 percent of the invested amount of such Series, by written notice to the Transferor (and to the Trustee and the Servicer if given by the securityholders of such Series), may direct the Transferor to accept reassignment of an amount of Principal Receivables equal to the invested amount to be reassigned (as described below) within 60 days of such notice, or within such longer period specified in such notice. The Transferor will thereupon be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The amount to be deposited by the Transferor for distribution to securityholders in connection with such reassignment will be equal to the invested amount for all Series of securities other than Variable Funding Securities required to be reassigned on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made, and, with respect to the Variable Funding Securities, the invested amount as of the Distribution Date on which the reassignment is scheduled to be made, less the amount, if any, previously allocated for payment of principal to such securityholders on such Distribution Date, plus an amount equal to all interest accrued but unpaid on such securities at the applicable interest rate through the last day of the related Interest Accrual Period, less the amount transferred to the Distribution Account from the Interest Funding Account in respect of interest on such securities for the month ending on such last day of the Monthly Period. The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the Distribution Account will be considered a payment in full of the investor interest for all Series of securities required to be repurchased and will be distributed upon presentation and surrender of the securities for each such Series. If the Trustee or the securityholders give a notice as provided above, the obligation of the Transferor to make any such deposit will constitute the sole remedy available to the Trustee and the securityholders with respect to any breach of the Transferor's representations and warranties.


      Pursuant to the Pooling and Servicing Agreement, the Transferor also represents and warrants that, among other things, subject to specified exceptions and limitations, (i) the execution and delivery of the Pooling and Servicing Agreement, the Series 1998-3 Supplement, and the Purchase Agreement, and the performance of the transactions contemplated thereby, do not contravene the Transferor's charter or by-laws, violate any material provision of law applicable to it or require any filing (except for filing under the UCC), registration, consent, or approval under any such law except for such filings, registrations, consents, or approvals as have already been obtained and are in full force and effect, (ii) except as described in the Purchase Agreement, the Transferor and each prior owner of the Receivables has filed all material tax returns required to be filed and has paid or made adequate provision for the payment of all material taxes, assessments, and other governmental charges due from the Transferor or such prior owner or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings, (iii) there are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality asserting the invalidity of the Pooling and Servicing Agreement, the Series 1998-3 Supplement, and the Purchase Agreement, seeking to prevent the consummation of any of the transactions contemplated thereby, seeking any determination or ruling that would materially and adversely affect the performance by the Transferor of its obligations thereunder, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability thereof or of the tax attributes of the Trust, (iv) each Receivable is or will be an account receivable arising out of the performance by the applicable Credit Card Originator in accordance with the terms of the Contract giving rise to such Receivable, (v) each Account classified as an Eligible Account in any document or report delivered pursuant to the Pooling and Servicing Agreement satisfies the definition of Eligible Account and the Transferor has no knowledge of any fact which should have led it to expect at the time of the classification of any Receivable as an Eligible Receivable that such Receivable would not be paid in full when due, and each Receivable classified as an Eligible Receivable by the Transferor in any document or report delivered under the Pooling and Servicing Agreement satisfies the requirements of eligibility contained in the definition of Eligible Receivable set forth in the Pooling and Servicing Agreement, (vi) the Transferor is not an "investment company" within the meaning of the Investment Company Act (or is exempt from all provisions of such Act), (vii) the Transferor is not insolvent and (viii) the Transferor is the legal and beneficial owner of all right, title and interest in and to each Receivable conveyed to the Trust by the Transferor pursuant to the Pooling and Servicing Agreement, and each such Receivable has been or will be transferred to the Trust free and clear of any lien other than Permitted Liens and in compliance in all material respect with all requirements of law applicable to the Transferor. If any representation or warranty made by the Transferor in the Pooling and Servicing Agreement or the Series 1998-3 Supplement proves to have been incorrect in any material respect when made, and as a result the interests of the Securityholders are materially adversely affected, and such representation or warranty continues to be incorrect for 60 days after notice to the Transferor by the Trustee or to the Transferor and the Trustee by more than 50 percent of the Invested Amount and the Securityholders' Interest continues to be materially adversely affected during such period, then the Trustee or 50 percent of the Securityholders' Interest of any Class may give notice to the Transferor (and to the Trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby commencing the Early Amortization Period; provided, however, that a Pay Out Event will not be deemed to have occurred as aforesaid if the Transferor has accepted a reassignment of the affected Receivables during such period in accordance with the Pooling and Servicing Agreement. See "--Pay Out Events."

      It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects or compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each year an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust.

Certain Covenants

      Pursuant to the Pooling and Servicing Agreement, the Transferor covenants that, among other things, subject to specified exceptions and limitations, (i) it will take no action to cause any Receivable to be evidenced by any instruments or to be anything other than an account, general intangible, or chattel paper, except in connection with the enforcement or collection of a Receivable, (ii) except for the conveyances under the Pooling and Servicing Agreement, it will not sell any Receivable or grant a lien (other than a Permitted Lien) on any Receivable, (iii) in the event it receives a collection on any Receivables, it will deposit such collections to the Collection Account within two business days, (iv) it will notify the Trust promptly after becoming aware of any lien on any Receivable other than Permitted Liens, (v) it will take all actions necessary to enforce its rights and claims under the Purchase Agreement,
(vi) it will promptly provide the Trustee any notices, reports or certificates given or delivered under the Purchase Agreement and (vii) except as permitted by the Pooling and Servicing Agreement, it will not commingle its assets with those of Direct Merchants Bank or Metris or any affiliate thereof.

Eligible Accounts

      As of the Initial Closing Date (or, with respect to Additional Accounts, on the date the Credit Card Originator acquires rights therein, or, with respect to Supplemental Accounts, as of the date the Receivables arising in such Accounts are designated for inclusion in the Trust), each revolving credit consumer credit card account owned by a Credit Card Originator and having the following characteristics shall be an Eligible Account (each, an "Eligible Account"): (a) which is payable in United States dollars, (b) the Obligor on which has provided, as its initial billing address, an address located in the United States or its territories or possessions or a United States military address, (c) which has not been identified by a Credit Card Originator in its computer files as stolen or lost, (d) which is not at the time of transfer to the Trust sold or pledged to any other party and which does not have Receivables which, at the time of transfer to the Trust, are sold or pledged to any other party (provided that Receivables which were sold or pledged prior to the Closing Date, but were repurchased free of all liens or where all liens were released prior to the sale hereunder, shall not be disqualified under this clause (d)), and (e) the Receivables in which the Credit Card Originator has not charged off in its customary and usual manner for charging off Receivables in such Accounts as of the Initial Closing Date (or, with respect to Additional Accounts, as of the date the Receivables of such Accounts are first designated for inclusion in the Trust) unless such Account is subsequently reinstated.

Eligible Receivables

      Each Receivable that satisfies each of the following criteria shall be an Eligible Receivable (each, an "Eligible Receivable"): (a) it arises under an Account, (b) it is not sold or pledged to any other party, (c) it constitutes an "account," "chattel paper" or a "general intangible" as each is defined in Article 9 of the UCC as then in effect in each Relevant UCC State, (d) it is at the time of its transfer to the Trust the legal, valid and binding obligation of, or is guaranteed by, a Person who is competent to enter into a contract and incur debt and is enforceable against such Person in accordance with its terms, (e) it was created or acquired in compliance, in all material respects, with all Requirements of Law applicable to the Credit Card Originator and pursuant to a Contract that complies, in all material respects, with all Requirements of Law applicable to the Credit Card Originator (including without limitation, laws, rules and regulations relating to truth in lending, usury, fair credit billing, fair credit reporting, equal credit opportunity and fair debt collection practices), (f) all material consents, licenses, or authorizations of, or registrations with, any Governmental Authority required to be obtained or given in connection with the creation of such Receivable or the execution, delivery, creation, and performance of the related Contract have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivables and (g) immediately prior to giving effect to the sale, the Transferor or the Trust will have good and marketable title free and clear of all liens and security interests arising under or through the Transferor (other than Permitted Liens).

Addition of Trust Assets

      During the period from the Initial Closing Date through May 31, 1996 and during the period from June 7, 1996 through November 5, 1996 all accounts which met the definition of Additional Accounts were automatically included as Accounts (such accounts, "Automatic Additional Accounts") from and after the date upon which such Automatic Additional Accounts were created and all Receivables in such Automatic Additional Accounts, whether such Receivables were then existing or thereafter created, were transferred automatically to the Trust upon purchase by the Transferor. The Transferor has elected to suspend the automatic inclusion in Accounts of Automatic Additional Accounts until a date (the "Restart Date") to be identified in writing by the Transferor, at its option, to the Trustee, the Servicer and each Rating Agency at least ten days prior to such Restart Date. On and prior to the Restart Date, the Transferor may, by giving ten business days' notice to the Trustee and each Rating Agency, but will not be obligated to, designate from time to time additional credit card accounts ("Supplemental Accounts") to be included as Accounts. The Transferor has periodically designated Supplemental Accounts to be included as Accounts and intends, although no assurance can be given, to continue to designate additional Supplemental Accounts to be included as Accounts. In addition, prior to the Restart Date, if (i) on the tenth business day prior to any Determination Date, the Transferor Interest for the related Monthly Period is less than the Minimum Transferor Interest, the Transferor is required to designate Supplemental Accounts to be included as Accounts in a sufficient amount such that the Transferor Interest as a percentage of the aggregate Principal Receivables for such Monthly Period after giving effect to such addition is at least equal to the Minimum Transferor Interest or (ii) on any Record Date, the aggregate Principal Receivables are less than the Minimum Aggregate Principal Receivables, the Transferor is required to designate Supplemental Accounts to be included as Accounts in a sufficient amount such that the aggregate Principal Receivables will be equal to or greater than the Minimum Aggregate Principal Receivables. Receivables from such Supplemental Accounts shall be transferred to the Trust on or before the tenth business day following such Record Date. On any day on which the Receivables in Supplemental Accounts are to be transferred to the Trust, the Receivables in such Accounts shall be included as Eligible Receivables if they satisfy the requirements of the definition of "Eligible Receivables."

      The Transferor has conveyed, and will continue to convey, to the Trust all Receivables arising under the Accounts, including all Supplemental Accounts and Automatic Additional Accounts, from time to time until the termination of the Trust.

      The Transferor agrees that any such transfer of Receivables from Supplemental Accounts will be subject to the satisfaction of the following conditions: (i) on or before the fifth business day prior to the Addition Date with respect to required additions and on or before the twentieth business day prior to the Addition Date with respect to optional additions (as applicable, the "Notice Date"), the Transferor shall give the Trustee, each Rating Agency and the Servicer written notice that such Supplemental Accounts will be included, which notice will specify the approximate aggregate amount of the Receivables to be transferred; (ii) on or before the applicable Addition Date, the Transferor will have delivered to the Trustee a written assignment (the "Assignment") and the Transferor will have indicated in its computer files that the Receivables created in connection with the Supplemental Accounts have been transferred to the Trust and, within five business days thereafter, the Transferor will have delivered to the Trustee or the bailee of the Trustee a computer file or microfiche list containing a true and complete list of all Supplemental Accounts, identified by account number and the Principal Receivables in such Supplemental Accounts, as of the Addition Date, which computer file or microfiche list will be as of the date of such Assignment incorporated into and made a part of such Assignment; (iii) the Transferor will represent and warrant that (x) no selection procedure that is materially adverse to the interests of holders of the Investor Securities was used in selecting the Supplemental Accounts and (y) as of the applicable Addition Date, the Transferor is not insolvent and will not be rendered insolvent upon the transfer of Receivables to the Trust; (iv) the Transferor will represent and warrant that, as of the Addition Date, the Assignment constitutes either (x) a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables then existing and thereafter created and arising in connection with the Accounts and any accounts that meet the definition of Additional Accounts, and the proceeds thereof or (y) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Trust, which is enforceable with respect to the then existing Receivables of the Supplemental Accounts and the proceeds thereof upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Supplemental Accounts conveyed on such Addition Date and the proceeds thereof upon such creation, and (z) if the Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of a financing statement with respect to such Supplemental Accounts and in the case of the Receivables thereafter created in such Supplemental Accounts and the proceeds thereof, upon such creation, the Trust will have a first priority perfected security interest in such property, except for Permitted Liens;
(v) the Transferor will deliver to the Trustee an officer's certificate confirming the items set forth in clause (ii) above; (vi) the Transferor will deliver to the Trustee an opinion of counsel with respect to the Trust's security interest in the Receivables in the Supplemental Accounts (with a copy to the Rating Agencies); and (vii) the Transferor will have received written notice from each Rating Agency that the inclusion of such accounts as Supplemental Accounts will not result in the reduction or withdrawal of its then existing rating of any class of any Series of Investor Securities then issued and outstanding and will have delivered such notice to the Trustee.

      On or after the Restart Date, Automatic Additional Accounts will be deemed to be Accounts the Receivables of which will be designated for inclusion in the Trust if, unless each Rating Agency otherwise consents, the following conditions are met: the number of Accounts the Receivables of which are automatically designated to be included in the Trust since
(x) the first day of the eleventh preceding Monthly Period minus the number of Accounts of the type described in clause (ii) of the definition of "Approved Account" which have been added on the initial day of the addition of such type of Account pursuant to such clause (ii) since the first day of such eleventh preceding Monthly Period will not exceed 20 percent of the number of Accounts on the first day of such eleventh preceding Monthly Period, and (y) the first day of the second preceding Monthly Period minus the number of Accounts of the type described in clause (ii) of the definition of "Approved Accounts" which have been added on the initial day of the addition of such type of Account pursuant to such clause (ii) since the first day of such second preceding Monthly Period will not exceed 15 percent of the number of Accounts on the first day of such second preceding Monthly Period. The automatic addition of Receivables in new Accounts may be subject to additional conditions specified from time to time by the Rating Agencies.

      The Transferor may designate revolving credit consumer credit card accounts which would otherwise be Additional Accounts as Excluded Accounts by the Transferor delivering to the Trustee a written notice clearly identifying such excluded accounts. If such designation is made after the Trust acquires rights in such Accounts, such designation will only occur in accordance with the provisions for removals of accounts set forth in the Pooling and Servicing Agreement.

Collection and Other Servicing Procedures

      Pursuant to the Pooling and Servicing Agreement, the Servicer is responsible for servicing, enforcing, and administering the Receivables and collecting payments due thereunder in accordance with its customary and usual servicing procedures and the Credit and Collection Policy. Servicing functions to be performed by the Servicer with respect to the Receivables include statement processing and mailing, collecting and recording payments, investigating payment delinquencies, and communicating with cardholders. See "Direct Merchants Bank's Credit Card Activities--Delinquency, Collections and Charge-offs." Managerial functions to be performed by the Servicer on behalf of the Trust include maintaining books and records with respect to the foregoing and other matters pertinent to the Receivables, assisting the Trustee with any inspections of such books and records by the Trustee pursuant to the Pooling and Servicing Agreement, preparing and delivering the monthly and annual statements described in "--Reports to Securityholders," and causing a firm of independent public accountants to prepare and deliver the annual reports described in "--Evidence as to Compliance."

Discount Option

      Pursuant to the Pooling and Servicing Agreement, the Transferor may designate a specified fixed or floating percentage (the "Discount Percentage") (initially zero percent) of the amount of Receivables arising in the Accounts on and after the date of such designation that would otherwise be treated as Principal Receivables to be treated as Finance Charge Receivables (the "Discount Option Receivables"). The circumstances under which the Transferor may exercise its option to discount Principal Receivables may include a time when the Portfolio Yield is declining and Principal Receivables are available in sufficient quantity to allow for such discounting. The Transferor may, without notice to or consent of the Securityholders, from time to time, increase (subject to the limitations described below), reduce or eliminate the Discount Percentage for Discount Option Receivables arising in the Accounts on and after the date of such change. The Transferor must provide 15 days' prior written notice to the Servicer, the Trustee and each Rating Agency of any such increase, reduction or elimination, and such increase, reduction or elimination will become effective on the date specified therein only if (a) the Transferor reasonably believes that such increase, reduction or elimination will not at the time of its occurrence cause a Pay Out Event, or an event which with notice or the lapse of time would constitute a Pay Out Event, to occur with respect to any Series and (b) the Transferor and the Trustee shall have received written notice from each Rating Agency that such change will not cause such Rating Agency to reduce or withdraw its then current rating of the Investor Securities. After the date on which the Transferor's exercise of its discount option takes effect and with respect to Receivables generated on and after such date, Collections in an amount equal to the product of (i) a fraction the numerator of which is the amount of Discount Option Receivables and the denominator of which is the amount of all of the Principal Receivables (including Discount Option Receivables) at the end of the prior date of processing, (ii) Collections of Principal Receivables, prior to any reduction for Finance Charge Receivables which are Discount Option Receivables, received on such date of processing, and (iii) a fraction the numerator of which is the aggregate amount of Principal Receivables arising on each date of processing falling on or after the date on which the Transferor exercises its discount option and the denominator of which is the aggregate Principal Receivables on such date of processing, will be deemed Collections of Finance Charge Receivables and will be applied accordingly. Any such designation would result in an increase in the amount of Finance Charge Receivables and a corresponding increase in the Portfolio Yield, a reduction in the amount of Principal Receivables in the Trust and a reduction in the Transferor Interest and therefore the effect on Securityholders will be to decrease the likelihood of a Pay Out Event based upon a reduction of the average Portfolio Yield for any designated period to a rate below the average Base Rate for such period while increasing the likelihood that the Transferor will be required to add Principal Receivables to the Trust and, because of the reduction in the aggregate amount of Principal Receivables which, if additional Principal Receivables were not available at such time, could cause the occurrence of a Pay Out Event. Unless otherwise specified, all references herein to Principal Receivables or Finance Charge Receivables, or Collections with respect thereto, are references to such Receivables, or Collections with respect thereto, as defined above after application of the Discount Percentage.

Previously Issued Series


      The Trust has previously issued the Series 1998-B Variable Funding Securities, the Series 1998-1 Variable Funding Securities, the Series 1997-2 Asset Backed Certificates, the Series 1997-1 Asset Backed Certificates and the Series 1996-1 Asset Backed Certificates bearing the various rates of interest and having the outstanding principal amounts set forth in "Annex I: Other Series." Concurrently with the issuance of the Securities, the Trust will issue the Series 1998-2 Securities bearing the rate of interest and having the outstanding principal amount set forth in "Annex I: Other Series." In addition, the Trust previously issued the Series 1998-A Variable Funding Securities. It is anticipated that the proceeds from the issuance of this Series and the Series 1998-2 Asset Backed Securities will be used to repay the Series 1998-A Variable Funding Securities in full.


Trust Accounts


      The Trustee has established and maintains with a Qualified Institution in the name of the Trust, for the benefit of the Securityholders, four separate accounts, each in a segregated trust account, consisting of an "Interest Funding Account," a "Principal Account," a "Cap Proceeds Account" and a "Payment Reserve Account" (collectively, the "Trust Accounts"). The Trustee has also established a "Distribution Account" for the benefit of the securityholders of each Series which is a non-interest bearing segregated demand deposit account established with a Qualified Institution. The Servicer has established and maintains, in the name of the Trust, for the benefit of securityholders of all Series, a "Collection Account," which is a segregated account established by and maintained by the Servicer with a Qualified Institution. A "Qualified Institution" is a depository institution, which may include the Trustee, organized under the laws of the United States or any one of the states thereof, which at all times has a short-term deposit rating of P-1 by Moody's and of A-1+ by Standard & Poor's or long-term unsecured debt obligation (other than such obligation the rating of which is based on collateral or on the credit of a Person other than such institution or trust company) rating of at least Aaa by Moody's and of AAA by Standard & Poor's and deposit insurance provided by the FDIC, or a depository institution, which may include the Trustee, which is acceptable to the Rating Agencies; provided, however, that no such rating shall be required of an institution which shall have corporate trust powers and which maintains the Collection Account, any principal account, any interest funding account or any other account maintained for the benefit of Securityholders as a fully segregated trust account with the trust department of such institution which is rated at least Baa3 by Moody's. Funds in the Trust Accounts will be invested in (a) negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or fully guaranteed by the United States of America; (ii) time deposits, promissory notes, or securities of deposit of any depository institution or trust company; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the securities of deposit or short-term deposits of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and from Moody's of P-1; (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+ and from Moody's of P-1; (iv) banker's acceptances issued by any depository institution or trust company described in clause (a)(ii) above; and (v) investments in money market funds rated AAA-m or AAA-mg by Standard & Poor's and Aaa by Moody's or otherwise approved in writing by Moody's and Standard & Poor's;
(b) time deposits and demand deposits in the name of the Trust or the Trustee in any depository institution or trust company referred to in clause (a)(ii) above; (c) securities not represented by an instrument that are registered in the name of the Trustee or its nominee (which may not be Metris or an affiliate) upon books maintained for that purpose by or on behalf of the issuer thereof and identified on books maintained for that purpose by the Trustee as held for the benefit of the Trust or the Securityholders, and consisting of (x) shares of an open end diversified investment company which is registered under the Investment Company Act which (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Cash Equivalents, (ii) seeks to maintain a constant net asset value per share, (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares and (iv) which each Rating Agency designates in writing will not result in a withdrawal or downgrading of its then current rating of any Series rated by it or (y) Eurodollar time deposits of a depository institution or trust company that are rated A-1+ by Standard & Poor's and P-1 by Moody's; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the Eurodollar deposits of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and P-1 by Moody's; (d) a guaranteed investment contract (guaranteed as to timely payment) which each Rating Agency designates in writing will not result in a withdrawal or downgrading of its then current rating of any Series rated by it; (e) repurchase agreements transacted with either (i) an entity subject to the Bankruptcy Code, provided, however, that (A) the term of the repurchase agreement is consistent with the requirements with regard to the maturity of Cash Equivalents specified herein or in the applicable Supplement for the applicable account or is due on demand, (B) the Trustee or a third party acting solely as agent for the Trustee has possession of the collateral,
(C) the Trustee on behalf of the Trust has a perfected first priority security interest in the collateral, (D) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with standards of the Rating Agencies, (E) the failure to maintain the requisite collateral level will obligate the Trustee to liquidate the collateral as promptly as practicable upon instructions from the Servicer, (F) the securities subject to the repurchase agreement are either obligations of, or fully guaranteed as to principal and interest by, the United States of America or any instrumentality or agency thereof, securities of deposit or banker's acceptances and (G) the securities subject to the repurchase agreement are free and clear of any third party lien or claim, or (ii) a financial institution insured by the FDIC, or any broker-dealer with "retail-customers" that is under the jurisdiction of the Securities Investors Protection Corporation ("SIPC"), provided, however, that (A) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies, (B) the Trustee or a third party (with a rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively) acting solely as agent for the Trustee has possession of the collateral, (C) the collateral is free and clear of third party liens and, in the case of an SIPC broker, was not acquired pursuant to a repurchase or reverse repurchase agreement and (D) the failure to maintain the requisite collateral percentage will obligate the Trustee to liquidate the collateral upon instructions from the Servicer; provided, however, that at the time of the Trust's investment or contractual commitment to invest in any repurchase agreement the short-term deposits or commercial paper of such entity or institution in subclauses (i) and (ii) above shall have a credit rating of P-1 or A-1+ or their equivalent from each Rating Agency; and (f) any other investment if each Rating Agency confirms in writing that such investment will not adversely affect its then current rating of the Investor Securities (such investments, "Cash Equivalents"). Any earnings (net of losses and investment expenses) on funds in the Interest Funding Account and the Principal Account will be paid to the Transferor. The Servicer has the revocable power to withdraw funds from the Collection Account, and to instruct the Trustee to make withdrawals and payments from the Interest Funding Account and the Principal Account, in each case for the purpose of making deposits and distributions required under the Pooling and Servicing Agreement, including the deposits and distributions described in "--Application of Collections." The agent making payments to the Securityholders (the "Paying Agent") has the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to Securityholders. The Paying Agent initially will be The Bank of New York.


Principal Funding Account

      Pursuant to the Series 1998-3 Supplement, the Servicer will establish and maintain with a Qualified Institution a principal funding account as a segregated trust account held for the benefit of the Securityholders (the "Principal Funding Account"). During the Accumulation Period, the Trustee at the direction of the Servicer will transfer from the Principal Account to the Principal Funding Account Collections in respect of Principal Receivables (other than Redirected Principal Collections) and Shared Principal Collections from other Series, if any, allocated to the Securities as described below under "--Application of Collections."

      Funds on deposit in the Principal Funding Account will be invested by the Trustee at the direction of the Servicer in Cash Equivalents maturing no later than the following Transfer Date. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Account Investment Proceeds") during the Accumulation Period will be applied on each Transfer Date to the extent of the Covered Amount as if such amount were Available Series Finance Charge Collections on the last business day of the preceding Monthly Period. If, for any Interest Accrual Period, the Principal Funding Account Investment Proceeds are less than an amount equal to the Covered Amount, the amount of such deficiency will be paid from the Accumulation Period Reserve Account to the extent of the Available Reserve Account Amount and applied on the applicable Transfer Date as if such amount were Available Series Finance Charge Collections on the last business day of the preceding Monthly Period.

Excess Funding Account

      The Trustee has established and will maintain in the name of the Trust, for the benefit of the securityholders of all Series, an "Excess Funding Account" which is a segregated account established by and maintained by the Servicer with a Qualified Institution. At any time during which no Series is in an amortization period (including any accumulation period or early amortization period), or for a Series in amortization, the principal account, if any, is fully funded for an applicable period, and the Transferor Interest does not exceed the Minimum Transferor Interest, funds (to the extent available therefor as described herein) otherwise payable to the Transferor will be deposited in the Excess Funding Account on any business day until the Transferor Interest is at least equal to the Minimum Transferor Interest. Funds on deposit in the Excess Funding Account may, at the option of the Transferor, be withdrawn and paid to the Transferor to the extent that on any day the Transferor Interest exceeds the Minimum Transferor Interest as a result of the addition of new Receivables to the Trust. Such deposits in and withdrawals from the Excess Funding Account may be made on a daily basis.


      Any funds on deposit in the Excess Funding Account at the beginning of an Amortization Period will be deposited in the Principal Account as part of Class A Principal for any Distribution Date. In the event that more than one Series begins its accumulation period or amortization period at the same time, amounts on deposit in the Excess Funding Account will be paid out to each such Series pro rata based on the aggregate invested amount of each such Series. In addition, no funds allocated to Investor Securities will be deposited in the Excess Funding Account during any amortization period (including any accumulation period or early amortization period) for any Series until the Principal Funding Account for such Series for such Distribution Date has been fully funded or the Investor Securities of such Series have been paid in full.


      Funds on deposit in the Excess Funding Account will be invested by the Trustee at the direction of the Transferor in Cash Equivalents. On each Distribution Date, all net investment income earned on amounts in the Excess Funding Account since the preceding Distribution Date will be withdrawn from the Excess Funding Account and treated as Finance Charge Collections.

Pre-Funding Account


      The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, the Pre-Funding Account. The Pre-Funding Account will be established and maintained with the trust department of The Bank of New York. Funds on deposit in the Pre-Funding Account will be withdrawn and paid to the Transferor to the extent of any increases in the Invested Amount during the Funding Period as a result of an increase in the amount of Receivables in the Trust in accordance with the Series 1998-3 Supplement. Following the occurrence of a Pay Out Event during the Funding Period, the amounts remaining on deposit in the Pre-Funding Account, will be payable as principal first to the Class A Securityholders until the Class A Invested Amount is paid in full and then to the Insurer to reimburse it for draws under the Policy. Should the Pre-Funded Amount be greater than zero on the first day of the Monthly Period, such amount will be deposited in the Excess Funding Account. The percentage of the assets of the Trust represented by amounts on deposit in the Pre-Funding Account and the percentage of the assets of the Trust represented by amounts on deposit in the Pre-Funding Account allocated to any Class of the Securities will not exceed 25 percent. The underwriting standards for Receivables transferred to the Trust during the period in which the Pre-Funding Account is funded will be the same as those described in "Direct Merchants Bank's Credit Card Activities--New Account Underwriting."


      All amounts on deposit in the Pre-Funding Account will be invested by the Trustee at the direction of the Servicer in Cash Equivalents that would not require registration of the Trust as an investment company under the Investment Company Act. On each Transfer Date with respect to the Funding Period, all investment income (net of investment losses and expenses) earned on funds on deposit in the Pre-Funding Account since the preceding Transfer Date will be applied as if such amount were Available Series Finance Charge Collections on the last business day of the preceding Monthly Period.

Accumulation Period Reserve Account


      Pursuant to the Series 1998-3 Supplement, the Servicer will establish and maintain with a Qualified Institution an accumulation period reserve account as a segregated trust account held for the benefit of the Securityholders and Insurer (the "Accumulation Period Reserve Account"). The Accumulation Period Reserve Account is established to assist with the subsequent distribution of interest on the Class A Securities during the Accumulation Period. On each business day from and after the Reserve Account Funding Date, but prior to the termination of the Accumulation Period Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Available Series Finance Charge Collections allocated to the Securities (to the extent described below under "--Application of Collections--Payment of Fees, Interest and Other Items") to increase the amount on deposit in the Accumulation Period Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the first day of the third Monthly Period prior to the commencement of the Accumulation Period, or such earlier date as the Servicer may determine. The "Required Reserve Account Amount" for any date on or after the Reserve Account Funding Date will be equal to (a) 0.5 percent of the sum of the Class A Invested Amount or (b) any other amount designated by the Transferor; provided, that if such designation is of a lesser amount, the Transferor shall have provided the Servicer and the Trustee with evidence that the Rating Agency Condition has been satisfied and the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event or an event that, after giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 1998-3.


      Provided that the Accumulation Period Reserve Account has not terminated as described below, all amounts on deposit in the Accumulation Period Reserve Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Accumulation Period Reserve Account to be made on such Transfer Date) will be invested by the Trustee at the direction of the Servicer in Cash Equivalents maturing no later than the following Transfer Date. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Accumulation Period Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or applied on each Transfer Date as if such amount were Available Series Finance Charge Collections on the last business day of the preceding Monthly Period.


      On or before each Transfer Date with respect to the Accumulation Period and on the first Transfer Date with respect to the Early Amortization Period, a withdrawal will be made from the Accumulation Period Reserve Account, and the amount of such withdrawal will be applied as if such amount were Available Series Finance Charge Collections on the last business day of the preceding Monthly Period, in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the excess, if any, of (i) the product of (x) a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360, (y) the Class A Interest Rate (in effect for the related Interest Accrual Period) and (z) the Principal Funding Account Balance as of the last day of the Monthly Period preceding the Monthly Period in which such Interest Accrual Periods ends (the "Covered Amount") over (ii) the Principal Funding Account Investment Proceeds with respect to such Transfer Date. On each Transfer Date, the amount available to be withdrawn from the Accumulation Period Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Accumulation Period Reserve Account (before giving effect to any withdrawal from the Accumulation Period Reserve Account on such Transfer
Date) and the Required Reserve Account Amount for such Transfer Date.


      The Accumulation Period Reserve Account will be terminated following the earliest to occur of (a) the termination of the Trust pursuant to the Pooling and Servicing Agreement, (b) the date on which the Invested Amount is paid in full, (c) if the Accumulation Period has not commenced, the occurrence of a Pay Out Event with respect to the Securities and (d) if the Accumulation Period has commenced, the earlier of the first Transfer Date with respect to the Early Amortization Period and the Expected Final Payment Date. Upon the termination of the Accumulation Period Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Accumulation Period Reserve Account on such date as described above) will be applied as if they were Available Series Finance Charge Collections.

Allocation Percentages


      Pursuant to the Pooling and Servicing Agreement, during each Monthly Period the Servicer will allocate among the Class A Securityholders' Interest, the Class B Securityholders' Interest, the interest of the holders of the Previously Issued Series, the Transferor Interest and the holders of the other Series issued and outstanding from time to time pursuant to the Pooling and Servicing Agreement and applicable Supplements all Finance Charge Collections and all Principal Collections and the amount of all Defaulted Receivables. Finance Charge Collections will be allocated prior to the commencement of an Early Amortization Period and the amount of Defaulted Receivables will be allocated at all times, and Principal Collections will be allocated during the Revolving Period to the Class A Securityholders' Interest and the Class B Securityholders' Interest, based on the percentage equivalent of a fraction the numerator of which is the Class A Adjusted Invested Amount and the Class B Invested Amount, at the end of the preceding business day and the denominator of which is the greater of (a) the sum of the aggregate amount of Principal Receivables and amounts on deposit in the Excess Funding Account as of the end of the preceding business day and (b) the sum of the numerators for all classes of all Series then outstanding used to calculate the applicable allocation percentage (the "Class A Floating Percentage" and the "Class B Floating Percentage," respectively; the sum of such percentages, the "Floating Percentage"). During the Revolving Period, all Principal Collections allocable to the Securities will be allocated and paid to the Transferor (except for Collections applied as Redirected Principal Collections and Shared Principal Collections paid to the holders of securities of other Series, if any, and except for funds deposited in the Excess Funding Account). On any business day on or after the Amortization Period Commencement Date, Principal Collections will be allocated to the Securityholders' Interest based on the percentage equivalent of a fraction the numerator of which is the Class A Invested Amount and the Class B Invested Amount, respectively, at the end of the last day of the Revolving Period and the denominator of which is the greater of (a) the sum of the aggregate amount of Principal Receivables and the amounts on deposit in the Excess Funding Account at the end of the preceding business day and (b) the sum of the numerators used to calculate the allocation percentages with respect to Principal Collections for all Series (the "Class A Fixed/Floating Percentage," and the "Class B Fixed/Floating Percentage," respectively; the sum of all such percentages the "Fixed/Floating Percentage"). Finance Charge Collections will be allocated on and after the date on which a Pay Out Event is deemed to occur to the Securityholders' Interest based on the Fixed/Floating Percentage; provided, however that for purposes of allocating Finance Charge Collections the numerator of the Fixed/Floating percentage will be the Adjusted Invested Amount at the end of the day prior to the occurrence of the Pay Out Event. On and after the date on which a Defeasance occurs with respect to the Securities, each of the allocation percentages specified above with respect to the Securities will be zero. See "--Defeasance."


      The term "Transferor Percentage" means (a) when used with respect to
(i) Principal Collections during the Revolving Period and (ii) Finance Charge Collections and the amount of Defaulted Receivables at all times, 100 percent minus the sum of the Floating Percentage and the floating percentages for all other Series and (b) when used with respect to Principal Collections during the Amortization Period, 100 percent minus the sum of the Fixed/Floating Percentage and the allocation percentages used with respect to Principal Collections for all other Series.


      As used herein: (i) the term "Class A Invested Amount" means an amount equal to (a) the Class A Initial Invested Amount less the Class A Percentage of the initial deposit to the Pre-Funding Account plus the Class A Percentage of any withdrawals from the Pre-Funding Account during the Funding Period in connection with the addition of Receivables to the Trust and the deposit of the amounts in the Pre-Funding Account at the end of the Funding Period into the Excess Funding Account, minus (b) the aggregate amount of principal payments (except principal payments made from the Pre-Funding Account) made to Class A Securityholders through and including such date, and minus (c) the aggregate amount of Class A Charge-Offs for all prior Distribution Dates, equal to the amount by which the Class A Invested Amount has been reduced to fund the Series Default Amount and the unpaid Adjustment Payments on all prior Distribution Dates as described under "--Investor Charge-Offs," and plus (d) the aggregate amount of Available Series Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections and Redirected Principal Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clause
(c), provided, however, that the Class A Invested Amount may not be reduced below zero; (ii) the term "Class A Adjusted Invested Amount," for any date of determination, means an amount not less than zero equal to the then current Class A Invested Amount, minus the sum of the amount then on deposit in the Principal Account and the Principal Funding Account Balance on such date; (iii) the term "Class B Invested Amount" means an amount equal to (a) the initial principal balance of the Class B Securities, minus (b) the aggregate amount of principal payments made to Class B Securityholders through and including such date, minus (c) the aggregate amount of Class B Charge-Offs for all prior Distribution Dates, equal to the amount by which the Class B Invested Amount has been reduced to fund the Series Default Amount and the unpaid Adjustment Payments on all prior Distribution Dates as described under "--Investor Charge-Offs," minus (d) the aggregate amount of Redirected Principal Collections for all prior Distribution Dates, and plus (e) the aggregate amount of Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections and certain other amounts applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d), provided, however, that the Class B Invested Amount may not be reduced below zero; (iv) the term "Stated Class B Amount" means the greater of (a) zero and (b) a number rounded to the nearest dollar equal to ____ percent of the Class A Adjusted Invested Amount; provided, however, that in no event shall the Stated Class B Amount be less than $______ except that if the Class A Adjusted Invested Amount is equal to zero the "Stated Class B Amount" will be zero; and provided further that during the Early Amortization Period the Stated Class B Amount shall be equal to the Stated Class B Amount immediately preceding the commencement of the Early Amortization Period; and (v) the term "Invested Amount" means the sum of the Class A Invested Amount and the Class B Invested Amount.

      As a result of the Floating Percentage, Finance Charge Collections and the portion of Defaulted Receivables allocated to the Securityholders will change each business day based on the relationship of the Class A Adjusted Invested Amount and the Class B Invested Amount to the total amount of Principal Receivables and amounts on deposit in the Excess Funding Account on the preceding business day. The numerator of the allocation percentages of Collections of Principal Receivables allocable to the Class A Securityholders and the Class B Securityholders, however, will remain fixed during the Amortization Period. Collections of Principal Receivables allocable to the Class B Invested Amount are subject to possible reallocation for the benefit of the Class A Securityholders. See "--Redirected Principal Collections" below.


Redirected Cash Flows

      To the extent that any amounts are on deposit in the Excess Funding Account or the Pre-Funding Account on any business day, the Servicer will determine the Negative Carry Amount, if any. The Servicer will apply an amount equal to the lesser of (i) the Transferor Finance Charge Collections on such business day, and (ii) the Negative Carry Amount for such business day in the manner specified for application of Available Series Finance Charge Collections.

      On each business day the Servicer will determine the Required Amount. To the extent of any Required Amount, the Servicer will apply all or a portion of the Excess Finance Charge Collections of other Series with respect to such business day allocable to the Series 1998-3 Securities in an amount equal to the remaining Required Amount. Excess Finance Charge Collections from other Series allocable to the Series 1998-3 Securities for any business day will be equal to the product of (x) Excess Finance Charge Collections available from all other Series for such business day and (y) a fraction, the numerator of which is the Required Amount for such business day (as reduced by amounts applied pursuant to the preceding paragraph) and the denominator of which is the aggregate amount of shortfalls in required amounts or other amounts to be paid from available Finance Charge Collections for all Series for such business day.


Redirected Principal Collections

      On each business day, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the Class B Invested Amount, equal to the product of (a)(i) during the Revolving Period, the Class B Floating Percentage or (ii) during an Amortization Period, the Class B Fixed/Floating Percentage and (b) the amount of Principal Collections with respect to such business day to the following amounts in the following priority (such collections applied in accordance with clause (a) below are called "Redirected Principal Collections"):

            (a) an amount equal to the Class A Required Amount with respect to such business day, will be applied to the components of the Class A Required Amount, as described in "--Application of Collections--Payment of Fees, Interest and Other Items"; and

            (b) any such collections not applied in the foregoing manner (and therefore not constituting Redirected Principal Collections) will, on business days with respect to the Revolving Period, be applied as Shared Principal Collections and on business days with respect to an Amortization Period will be included in Available Investor Principal Collections.

      On each Distribution Date the Class B Invested Amount will be reduced by the amount of unreimbursed Redirected Principal Collections for the related Monthly Period.


Application of Collections

      Allocations. Obligors make payments on the Receivables to the Servicer, who deposits all such payments in the Collection Account no later than the second business day following the date of processing. On the day on which any deposit to the Collection Account is available, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as Direct Merchants Bank or any affiliate of Direct Merchants Bank remains the Servicer under the Pooling and Servicing Agreement, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "Transfer Date") in an aggregate amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied if (a)(i) the Servicer provides to the Trustee a letter of credit or other form of Enhancement rated in the highest rating category by the Rating Agencies covering the risk of collection of the Servicer and (ii) the Transferor shall not have received a notice from either Rating Agency that making payments monthly rather than daily would result in the lowering of such Rating Agency's then-existing rating of any Series of securities then outstanding or (b) the Servicer has and maintains a short-term credit rating of P-1 by Moody's and A-1 by Standard & Poor's.

      If clause (a) or clause (b) set forth in the proviso to the immediately preceding paragraph is satisfied, payments on the Receivables collected by the Servicer will not be segregated from the assets of the Servicer. Until such payments on the Receivables collected by the Servicer are deposited into the Collection Account, such funds may be used by the Servicer for its own benefit, and the proceeds of any short-term investment of such funds will accrue to the Servicer. During such times as the Servicer holds funds representing payments on the Receivables collected by the Servicer and is permitted to use such funds for its own benefit, the Securityholders are subject to risk of loss, including risk resulting from the bankruptcy or insolvency of the Servicer. The Servicer pays no fee to the Trust or any Securityholder for any use by the Servicer of funds representing Collections on the Receivables.

      The Servicer will withdraw the following amounts from the Collection Account for application on each business day as indicated:

            (i) an amount equal to the Transferor Percentage of the aggregate amount of Principal Collections will be paid to the Transferor to the extent such funds are not allocated to any series to cover a negative carry amount;

            (ii) an amount equal to the Transferor Percentage of the aggregate amount of Finance Charge Collections will be paid to the holder of the Exchangeable Transferor Security to the extent such funds are not allocated to any Series as set forth in the applicable Supplement;

            (iii) an amount equal to the sum of (a) prior to the occurrence of a Pay Out Event the Floating Percentage, and on and after the occurrence of a Pay Out Event the Fixed/Floating Percentage, of the sum of the aggregate amount of Finance Charge Collections and the amount of Adjustment Payments made by the Transferor with respect to Adjustment Payments required to be made but not made in a prior Monthly Period, (b) certain Transferor Finance Charge Collections allocable to the Securities and (c) Excess Finance Charge Collections of other Series allocable to such Series, will be allocated and paid as described below in "--Payment of Fees, Interest and Other Items;"

            (iv) during the Revolving Period, an amount equal to the Floating Percentage of Principal Collections (less the amount thereof which may be applied as Redirected Principal Collections) will be applied as Shared Principal Collections;


            (v) during the Amortization Period, an amount equal to the Fixed/Floating Percentage of Principal Collections (less the amount thereof applied as Redirected Principal Collections), any amount on deposit in the Excess Funding Account and any amount on deposit in the Pre-Funding Account allocated to the holders of Series 1998-3 Securities, any amounts to be paid in respect of the Series Default Amount, unpaid Adjustment Payments, Class A Charge-Offs and any amount of Shared Principal Collections allocated to the Securities on such business day, up to (a) during the Accumulation Period, the Controlled Deposit Amount or (b) during the Early Amortization Period, the Invested Amount, will be deposited in the Principal Account;


            (vi) Shared Principal Collections will be allocated to each outstanding Series pro rata based on any shortfalls with respect to principal payments with respect to any Series which is in its amortization period, and then, at the option of the Transferor, to make payments of principal with respect to the Variable Funding Securities. The Servicer will pay any remaining Shared Principal Collections on such business day to the holder of the Exchangeable Transferor Security; and

            (vii) Excess Finance Charge Collections will be allocated as set forth below in paragraph (xiii) of "--Payment of Fees, Interest and Other Items."

      Any Shared Principal Collections and other amounts described above as being payable to the Transferor will not be paid to the Transferor if the Transferor Interest on any date, after giving effect to the inclusion in the Trust of all Receivables on or prior to such date and the application of all prior payments to the Transferor, does not exceed the Minimum Transferor Interest. Any such amounts otherwise payable to the Transferor, together with any Adjustment Payments, as described below, will be deposited into and held in the Excess Funding Account, and on the Amortization Period Commencement Date with respect to any Series, such amounts will be deposited in the principal account of such Series to the extent specified in the related Supplement until the applicable principal account of such Series has been funded in full or the holders of securities of such Series have been paid in full. See "--Excess Funding Account."

      On each business day the Transferor, at its discretion, will direct that amounts on deposit in the Payment Reserve Account will be retained therein, applied as Available Series Finance Charge Collections or released to the Transferor.


      Payment of Fees, Interest and Other Items. On each business day during a Monthly Period, the Servicer will determine the sum of (a) prior to the date on which a Pay Out Event is deemed to occur, the Floating Percentage of the sum of Finance Charge Collections and the amount of Adjustment Payments made by the Transferor with respect to Adjustment Payments required to be made but not made in a prior Monthly Period or, on and after the date on which a Pay Out Event is deemed to occur, the Fixed/Floating Percentage of the sum of Finance Charge Collections and the amount of Adjustment Payments made by the Transferor with respect to Adjustment Payments required to be made but not made in a prior Monthly Period (b) investment earnings on deposit in the Collection Account, (c) amounts on deposit in the Cap Proceeds Account, if any, and (d) amounts on deposit in the Payment Reserve Account, if any, if and to the extent the Transferor designates that such amounts are to be so applied (the "Available Series Finance Charge Collections", provided, that with respect to the Closing Date the amount of the initial deposit by the Transferor to the Interest Funding Account will also constitute Available Series Finance Charge Collections) and will distribute such amount in the following priority:


            (i) an amount equal to the lesser of (A) the Available Series Finance Charge Collections and (B) the excess of (a) the sum of (1) the Class A Monthly Interest, (2) the amount of any Class A Monthly Interest previously due but not deposited in the Interest Funding Account in prior Monthly Periods, and (3) any additional interest (to the extent permitted by applicable law) at the Class A Interest Rate with respect to interest amounts that were due but not paid in a prior Monthly Period over (b) the amount which has already been deposited in the Interest Funding Account with respect thereto in the current Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class A Securityholders;

            (ii) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining and (B) the portion of the Monthly Servicing Fee for the current month that has not been previously paid to the Servicer plus any prior Monthly Servicing Fee that was due but not previously paid to the Servicer will be distributed to the Servicer;


            (iii) an amount equal to the lesser of (A) the sum of any Available Series Finance Charge Collections remaining and, if such day is a Default Recognition Date, an amount equal to the aggregate Transferor Retained Finance Charge Collections for each prior business day during the related Monthly Period and (B) the sum of
      (1) the aggregate Series Default Amount for such business day and
      (2) the unpaid Series Default Amount for any prior business day during the then-current Monthly Period, will be (w) during the Revolving Period, treated as Shared Principal Collections and (x) during the Amortization Period, treated as Available Investor Principal Collections for the benefit of the Securities;

            (iv) an amount equal to the Series 1998-3 Percentage of any Adjustment Payment which the Transferor is required but fails to make pursuant to the Pooling and Servicing Agreement will be (a) during the Revolving Period, treated as Shared Principal Collections and (b) during the Amortization Period, treated as Available Investor Principal Collections for the benefit of the Securities;

            (v) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining and (B) unreimbursed Class A Charge-Offs, if any, will be applied to reimburse Class A Charge-Offs and (w) during the Revolving Period, be treated as Shared Principal Collections and (x) during the Amortization Period, be treated as Available Investor Principal Collections for the benefit of the Securities;

            (vi) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining and (B) the portion of the monthly premium with respect to the Policy due on the Distribution Date in the next succeeding Monthly Period that has not been previously deposited in the Interest Funding Account plus any prior monthly premium with respect to the Policy that was due but not previously deposited in the Interest Funding Account will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Insurer;

            (vii) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining and (B) the portion of the unreimbursed claims on the Policy, that have not been previously deposited in the Interest Funding Account will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Insurer;

            (viii) an amount equal to the excess, if any, of the amount required to be retained in a spread account established for the benefit of the Insurer over the amount on deposit in that spread account will be deposited in the Spread Account;

            (ix) an amount equal to lesser of (A) any Available Series Finance Charge Collections remaining and (B) any other amounts required to be paid to the Insurer pursuant to the Insurance Agreement, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Insurer;

            (x) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining and (B) the unreimbursed amount by which the Class B Invested Amount has been reduced pursuant to clauses (c) and (d) of the definition thereof on prior business days, if any, will be applied to reimburse such amount and (w) during the Revolving Period, be treated as Shared Principal Collections and (x) during the Amortization Period, be treated as Available Investor Principal Collections for the benefit of the Securities;

            (xi) on and after the Reserve Account Funding Date, but prior to the date on which the Accumulation Period Reserve Account terminates, an amount equal to the lesser of any Available Series Finance Charge Collections remaining and the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited in the Accumulation Period Reserve Account;

            (xii) an amount equal to the lesser of any remaining Available Series Finance Charge Collections and the amount designated by the Transferor in writing in its instructions to the Trustee to be deposited in the Payment Reserve Account; and

            (xiii) any Available Series Finance Charge Collections remaining after making the above described distributions will be treated as Excess Finance Charge Collections which will be available to cover shortfalls, if any, in amounts payable from Finance Charge Collections to securityholders of other Series, then to pay any unpaid commercially reasonable costs and expenses of a successor Servicer, if any, and then on each business day other than the Default Recognition Date to be paid to the Transferor to be treated as "Transferor Retained Finance Charge Collections." On the Default Recognition Date any remaining Excess Finance Charge Collections which are not so used will be paid to the Transferor.


      On each Transfer Date all investment income (net of investment losses and expenses) on funds on deposit in the Pre-Funding Account, the Principal Funding Account and the Accumulation Period Reserve Account will be applied as if such amounts were Available Series Finance Charge Collections on the last business day of the preceding Monthly Period.

      "Class A Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class A Interest Rate for the related Interest Accrual Period, (ii) the outstanding principal balance of the Class A Securities at the close of business on the first day of the related Interest Accrual Period or, with respect to any Distribution Date related to the Funding Period, the outstanding principal balance of the Class A Securities at the close of business on the first day of the related Interest Accrual Period and (iii) a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 360 (or in the case of the initial Distribution Date, an amount equal to the product of (x) the Class A Initial Invested Amount, (y) _____ divided by 360 and (z) the Class A Interest Rate for the initial Interest Accrual Period ).



      "Required Amount" means on any business day the amount, if any, by which the full amount to be paid pursuant to clauses (i)-(vii) above exceeds the portion of the Available Series Finance Charge Collections and Transferor Finance Charge Collections, if any, applied to the payment of the amounts described in such clauses.


      "Pre-Funded Amount" for any Distribution Date with respect to the Funding Period will equal the amount deposited in the Pre-Funding Account on the Closing Date, less the amount of any increases in the Invested Amount pursuant to the Series 1998-3 Supplement in connection with the addition of Receivables to the Trust.

      Any amounts remaining on deposit in the Pre-Funding Account at the end of the Funding Period will be deposited in the Excess Funding Account.

      Payment of Principal. On each business day during the Revolving Period, the Trustee, acting in accordance with instructions from the Servicer, will treat the amount described in clause (iv) of "--Allocations" as Shared Principal Collections which will be applied as described in clause (vi) of "--Allocations." On each Transfer Date during the Amortization Period, the Trustee, acting in accordance with instructions from the Servicer, will apply Principal Collections on deposit in the Principal Account in the following priority:


            (i) an amount equal to the Class A Principal will be deposited on each Transfer Date in the Principal Funding Account for distribution to the Class A Securityholders on the Expected
                  Final Payment Date (with respect to the Accumulation Period) or distributed to the Class
                  A Securityholders on each Distribution Date until the Class A Invested Amount is paid in full (with respect to the Early Amortization Period); and

            (ii) on each Transfer Date with respect to the Accumulation Period, the balance of Available Investor Principal Collections not applied pursuant to (i) above, if any, may be applied to the payment of principal to the Class B Securityholders to the extent that the Class B Invested Amount exceeds the Stated Class B Amount and any remaining excess on each Transfer Date with respect to the Accumulation Period and the Early Amortization Period will be treated as Shared Principal Collections and applied as described in clause (vi) of "--Allocations."

      "Class A Principal" with respect to any Transfer Date relating to the Accumulation Period or the Early Amortization Period, prior to the payment in full of the Class A Invested Amount, will equal the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Accumulation Period, prior to the payment in full of the Class A Invested Amount and on or prior to the Expected Final Payment Date, the applicable Controlled Deposit Amount for such Transfer Date,
(iii) the Class A Adjusted Invested Amount on such Transfer Date and (iv) any amounts allocated to the Class A Securityholders in respect of the sale of all or a portion of an Interest Rate Cap with respect to the preceding Monthly Period.

      "Controlled Accumulation Amount" means for any Transfer Date with respect to the Accumulation Period, prior to the payment in full of the Class A Invested Amount, $________; provided, however, that if the commencement of the Accumulation Period is delayed as described above under "--Postponement of Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer Date with respect to the Accumulation Period and will be determined by the Servicer in accordance with the Pooling and Servicing Agreement based on the principal payment rates for the Accounts and on the invested amounts of other Series (other than certain excluded Series) which are scheduled to be in their revolving periods during the Accumulation Period.

      "Accumulation Shortfall" initially means zero and thereafter means, with respect to any Monthly Period during the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for the previous Monthly Period over the amount deposited into the Principal Funding Account with respect to the Securities for the previous
Monthly Period.

Coverage of Interest Shortfalls

      To the extent of any shortfall in the amount of Available Series Finance Charge Collections due to the accumulation of principal in the Excess Funding Account or the Pre-Funding Account, the Transferor Finance Charge Collections will be made available to cover such Negative Carry Amount.

      Finance Charge Collections allocable to any Series in excess of the amounts necessary to make required payments with respect to such Series ("Excess Finance Charge Collections") will be applied to cover any shortfalls with respect to amounts payable from Finance Charge Collections allocable to any other Series, pro rata based upon the amounts of the shortfalls, if any, with respect to such other Series. Any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series during a Monthly Period will be paid to the successor Servicer, if any, to cover certain costs and expenses and then to the holder of the Exchangeable Transferor Security.

Defaulted Receivables; Dilution

      Receivables in Defaulted Accounts are charged off as uncollectible in accordance with the Servicer's customary and usual Servicing procedures and the Credit and Collection Policy (a "Defaulted Receivable"). See "Direct Merchants Bank's Credit Card Activities--Delinquency, Collections and Charge-offs" and "--Delinquency and Loss Experience." On each business day, the Servicer will allocate to the Securityholders a portion of all Defaulted Receivables in an amount (the "Series Default Amount") equal to
(i) on any business day other than a Default Recognition Date, an amount equal to the product of (a) the Floating Percentage applicable on such business day and (b) the aggregate principal amount of Defaulted Receivables identified since the prior reporting date and (ii) on any Default Recognition Date, an amount equal to the product of (a) the Default Recognition Percentage applicable on such Default Recognition Date and (b) the aggregate principal amount of Defaulted Receivables with respect to such Default Recognition Date.

      If on any business day the Servicer adjusts downward the amount of any Principal Receivable without receiving collections therefor or charging off such amount as uncollectible (any such downward adjustment, a "Dilution"), then the amount of the Transferor Interest in the Trust will be reduced, on a net basis, by the amount of the adjustment on such business day. In the event the Transferor Interest would be reduced below the Minimum Transferor Interest, the Transferor will be required to pay to the Trust the amount of such Dilution (an "Adjustment Payment") out of its own funds or, to the extent not paid by the Transferor, out of Available Series Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections or Redirected Principal Collections designated for such purpose. To the extent that such amounts are not sufficient to cover the portion of the unpaid Adjustment Payments allocated to Series 1998-3, there will be an Investor Charge-Off as described below.

Investor Charge-Offs


      If on the second business day preceding each Distribution Date (the "Determination Date"), the aggregate Series Default Amount and the Series 1998-3 Percentage of unpaid Adjustment Payments, if any, for all business days in the preceding Monthly Period exceeds the aggregate amount of the Available Series Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections, Redirected Principal Collections, Principal Funding Account Investment Proceeds, Pre-Funding Account investment proceeds and amounts withdrawn from the Accumulation Period Reserve Account, each applied with respect to the Series Default Amount and the Series 1998-3 Percentage of unpaid Adjustment Payments with respect to such Monthly Period, then the Class B Invested Amount will be reduced by the aggregate amount of such excess, but not more than the sum of the remaining aggregate Series Default Amount and the remaining Series 1998-3 Percentage of unpaid Adjustment Payments for such Monthly Period (a "Class B Charge-Off"). The Class B Invested Amount thereafter will be increased (but not in excess of the unpaid principal balance of the Class B Securities) on any business day by the amounts allocated and available for that purpose as described under clause (vi) of "--Application of Collections--Payment of Fees, Interest and Other Items."

      In the event that any such reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Trustee will make a claim for payment on the Policy in an amount equal to the amount by which the Class B Invested Amount would have been reduced below zero, but not more than the sum of the remaining aggregate Series Default Amount and the remaining Series 1998-3 Percentage of unpaid Adjustment Payments for such Monthly Period (a "Potential Class A Charge-Off"). In the event that MBIA fails to make the payment of the Potential Class A Charge-Off amount as required under the Policy, the Class A Invested Amount will be reduced by the amount MBIA has failed to pay (a "Class A Charge-Off"). This reduction will have the effect of slowing or reducing the return of principal to the Class A Securityholders. The Class A Invested Amount will thereafter be increased (but not in excess of the unpaid principal balance of the Class A Securities) on any business day by the amounts allocated and available for that purpose as described under clause (v) of "--Application of Collections--Payment of Fees, Interest and Other Items."

The Policy

      On or before the Closing Date, the Policy will be issued by MBIA pursuant to the provisions of the Insurance and Reimbursement Agreement (the "Insurance Agreement") to be dated as of the Closing Date, among MBIA, the Transferor, the Trustee and the Servicer.

      The Policy will irrevocably and unconditionally guarantee payment on each Distribution Date to the Trustee for the benefit of the Class A Securityholders the payment of interest on each Distribution Date, the payment of the Monthly Servicer Fee on each Distribution Date, and the ultimate payment of principal on the Class A Securities (such distributions, the "Guaranteed Distributions").

      If on any Distribution Date the Available Series Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections, Redirected Principal Collections, Principal Funding Account Investment Proceeds, Pre-Funding Account investment proceeds, and the amounts withdrawn from the Accumulation Period Reserve Account and, if any, and proceeds of the Interest Rate Cap, if any, each with respect to the Monthly Period relating to such Distribution Date are insufficient to pay the Class A Monthly Interest and the Monthly Servicing Fee with respect to such Monthly Period, then the Trustee will demand payment on the Policy in an amount equal to such deficiency (the "Interest and Servicing Fee Deficiency").

      Furthermore, on any Distribution Date with respect to which a Potential Class A Charge-Off has occurred, the Trustee will demand payment on the Policy in an amount equal to the amount of such Potential Class A Charge-Off (such amount, together with the Interest and Servicing Fee Deficiency, the "Policy Claim Amount").

      Payment of claims on the Policy will be made by the Insurer following receipt by the Insurer of the appropriate notice for payment on or prior to [12:00 noon], New York City time, on the relevant Distribution Date.

      Pursuant to the Insurance Agreement and the Series 1998-3 Supplement, funds deposited in the Spread Account shall be used to reimburse the Insurer for any claims made on the Policy. Any such reimbursement will reduce any reimbursement required to be made from Available Series Finance
Charge Collections.

      If payment of any amount guaranteed by the Insurer pursuant to the Policy is avoided as a preference payment (the "Preference Amount") under applicable bankruptcy, insolvency, receivership or similar law in the event of an insolvency of the Transferor, the Servicer, Metris Companies, Inc. or the Trust, the Insurer will pay such amount out of its funds on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth business day following Receipt by the Insurer from the Trustee of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Trustee is required to return the amount of any Payment Claim Amounts distributed with respect to the Class A Securities during the term of the Policy because such distributions were avoidable preference payments under applicable bankruptcy law, (B) a certificate of the Securityholder that the Order has been entered with respect to which Order the appeal period has expired without an appeal having been filed and is not subject to any stay and (C) an assignment duly executed and delivered by the Securityholder, in such form as is reasonably required by the Insurer and provided to the Securityholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Securityholder relating to or arising under the Class A Securities against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four business days prior to such date of Receipt, the Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Securityholder directly.

      The terms "Receipt" and "Received", with respect to the Policy, mean actual delivery to the Insurer and to its fiscal agent appointed by the Insurer at its option, if any, prior to the 12:00 noon, New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding business day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Insurer or the fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

      The Insurer shall be subrogated to the rights of each Class A Securityholder to receive payments of principal and interest, as applicable, with respect to distributions on the Class A Securities to the extent of any payment by the Insurer under the Policy. To the extent the Insurer makes Guaranteed Distributions, either directly or indirectly (as by paying through the Trustee), to the Class A Securityholders, the Insurer will be subrogated to the rights of the Class A Securityholders, with respect to such Guaranteed Distributions, shall be deemed to the extent of the payments so made to be a registered Class A Securityholder for purposes of payment and prior to the end of the Amortization Period shall be reimbursed in accordance with the payment priorities until all such Guaranteed Distributions by MBIA have been fully reimbursed, provided that the Class A Securityholders or the Trustee, for the benefit of the Class A Securityholders, have received the full amount of the Guaranteed Distributions.

      The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of New York.

      The Policy is not covered by the Property Casualty Insurance Security fund specified in Article 76 of the New York Insurance Law.

      So long as the Insurer has not defaulted on its obligations under the Policy, the Insurer will be entitled to exercise all voting rights of the Securityholders without consent of the Class A Securityholders and the Class A Securityholders may exercise such rights only with the prior written consent of the Insurer. In addition, the Insurer will have certain additional rights as third party beneficiary to the Insurance Agreement. Subject to certain exceptions, the investor securityholders of each Series may take certain actions, or direct certain actions to be taken, under the Pooling and Servicing Agreement or the related Supplement.

      In the absence of payments under the Policy, Class A Securityholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

Paired Series

      Subject to the satisfaction of the Rating Agency Condition, prior to the commencement of the Early Amortization Period the Securities may be paired with one or more other Series or a portion of one or more other Series issued by the Trust (each, a "Paired Series"). Each Paired Series either will be pre-funded with an initial deposit to a pre-funding account in an amount up to the initial principal balance of such Paired Series and primarily from the proceeds of the sale of such Paired Series or will have a variable principal amount. Any such pre-funding account will be held for the benefit of such Paired Series and not for the benefit of the Securityholders. As amounts are deposited in the Principal Funding Account for the benefit of the Class A Securityholders, either (i) in the case of a pre-funded Paired Series, an equal amount of funds on deposit in any pre-funding account for such pre-funded Paired Series will be released (which funds will be distributed to the Transferor) or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to the Transferor) and, in either case, the invested amount in the Trust of such Paired Series will increase by up to a corresponding amount. Upon payment in full of the Securities, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to the Securityholders since the issuance of such Paired Series. The issuance of a Paired Series will be subject to the conditions described under "--Exchanges." There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by a Securityholder. In particular, the denominator of the Fixed/Floating Percentages for the Class A Securities may be increased upon the occurrence of a Pay Out Event with respect to a Paired Series resulting in a possible reduction of the percentage of Collections of Principal Receivables and Finance Charge Receivables allocated to Series 1998-3 if such event required reliance by Series 1998-3 on clause (b) of the denominator of the applicable Fixed/Floating Percentages and, in the case of Principal Collections, allowed payment of principal at such time to the Paired Series. See "--Allocation Percentages."

Defeasance

      On the date that the following conditions shall have been satisfied:
(i) the Transferor shall have deposited (x) in the Principal Funding Account an amount equal to the sum of the outstanding principal balances of the Class A Securities which amount shall be invested in Cash Equivalents and (y) in the Accumulation Period Reserve Account an amount equal to or greater than the Covered Amount, as estimated by the Transferor, for the period from the date of the deposit to the Principal Funding Account through the Expected Final Payment Date; (ii) the Transferor shall have delivered to the Trustee an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act and an opinion of counsel to the effect that following such deposit none of the Trust, the Accumulation Period Reserve Account or the Principal Funding Account will be deemed to be an association (or publicly traded partnership) taxable as a corporation; (iii) the Transferor shall have delivered to the Trustee a certificate of an officer of the Transferor stating that the Transferor reasonably believes that such deposit and termination of its obligations will not constitute a Pay Out Event or any event that, with the giving of notice or the lapse of time, would cause a Pay Out Event to occur; and
(iv) a Ratings Event will not occur as a result of such events; then, the Securities will no longer be entitled to the security interest of the Trust in the Receivables and, except those set forth in clause (i) above, other Trust assets ("Defeasance"), and the percentages applicable to the allocation to the Securityholders of Principal Collections, Finance Charge Collections and Defaulted Receivables will be reduced to zero. Upon the satisfaction of the foregoing conditions, the Class B Invested Amount will be reduced to zero.

Final Payment of Principal; Termination

      The Class A Securities will be subject to optional repurchase by the Transferor on any Distribution Date if on such Distribution Date the Class A Invested Amount would be reduced to an amount less than or equal to 10 percent of the sum of the highest Class A Invested Amount since the Closing Date, if certain conditions set forth in the Pooling and Servicing Agreement are satisfied, including that all amounts due and owing to the Insurer and unreimbursed claims on the Policy, together with interest thereon, have been paid. The repurchase price will be equal to the unpaid Class A Invested Amount plus accrued and unpaid interest on the Class A Securities, after giving effect to any payments on such date. In each case interest will accrue through the day preceding the Distribution Date on which the repurchase occurs.

      The Securities will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Securityholders, whether as a result of optional reassignment to the Transferor or otherwise. Subject to prior termination as provided above, the Pooling and Servicing Agreement provides that the final distribution of principal and interest on the Offered Securities will be made on the Distribution Date (the "Termination Date"), except to the extent provided below. In the event that the Invested Amount is greater than zero, exclusive of any Class held by the Transferor, on the Termination Date, the Trustee will sell or cause to be sold (and apply the proceeds first to the Class A Securities until paid in full and then to the Insurer for unreimbursed claims under the Policy, and then to the Class B Securities to the extent necessary to pay such remaining amounts to all Securityholders pro rata within each Class as final payment of the Securities) interests in the Receivables or certain Receivables, as specified in the Pooling and Servicing Agreement and the Series 1998-3 Supplement, in an amount up to percent of the Invested Amount at the close of business on such date (but not more than the total amount of Receivables allocable to the Securities in accordance with the Pooling and Servicing Agreement). If the sale contemplated by the preceding sentence has not occurred by the Termination Date, the affected Securityholders shall remain entitled to receive proceeds of such sale when it occurs. The net proceeds of such sale and any collections on the Receivables, up to an amount equal to the Invested Amount plus accrued interest due on the Securities, will be paid on the Termination Date first to Class A Securityholders until the Class A Invested Amount is paid in full, then to the Insurer for unreimbursed claims under the Policy and then to the Class B Securityholders until the Class B Invested Amount is paid in full.

      Unless the Servicer and the holder of the Exchangeable Transferor Security instruct the Trustee otherwise, the Trust will terminate on the earlier of (a) the day after the Distribution Date following the date on which funds shall have been deposited in the Distribution Account for the payment to securityholders sufficient to pay in full the aggregate investor interest of all Series outstanding plus interest thereon at the applicable interest rates to the next Distribution Date and (b) a date
which shall not be later than    . Upon the termination of the Trust and the
surrender of the Exchangeable Transferor Security, the Trustee will convey to the holder of the Exchangeable Transferor Security all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Distribution Account and other similar bank accounts of the Trust with respect to any Series).

Pay Out Events

      As described above, the Revolving Period will continue until the commencement of the Accumulation Period, unless a Pay Out Event occurs prior to such date. A "Pay Out Event" refers to any of the following events:


            (i) failure on the part of the Transferor (a) to make any payment or deposit on the date required under the Pooling and Servicing Agreement (or within the applicable grace period which will not exceed five business days); (b) to perform in all material respects the Transferor's covenant not to sell, pledge, assign, or transfer to any person, or grant any unpermitted lien on, any Receivable; or (c) to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Pooling and Servicing Agreement, the Purchase Agreement or the Series 1998-3 Supplement, which failure has a material adverse effect on the Securityholders or the Insurer and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee or the Insurer, or to the Transferor, the Insurer and the Trustee by the Securityholders representing more than 50 percent of the Invested Amount and continues to materially and adversely affect the interests of the Securityholders for such period;

            (ii) any representation or warranty made by the Transferor in the Pooling and Servicing Agreement proves to have been incorrect in any material respect when made, and as a result the interests of the Securityholders are materially adversely affected, and such representation or warranty continues to be incorrect for 60 days after notice to the Transferor by the Trustee or to the Transferor and the Trustee by the Insurer or more than 50 percent of the Invested Amount and the Securityholders' Interest continues to be materially adversely affected during such period; provided, however, that a Pay Out Event pursuant to this subparagraph (ii) will not be deemed to occur thereunder if the Transferor has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions thereof;

            (iii) certain events of bankruptcy or insolvency relating to the Transferor, Direct Merchants Bank or Metris;

            (iv) any reduction of the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the weighted average Base Rates for such three consecutive Monthly Periods;

            (v) the Trust shall become subject to regulation by the Commission as an "investment company" within the meaning of the Investment Company Act;


            (vi) (a) the Transferor Interest shall be less than the Minimum Transferor Interest, (b) (I) the sum of the amount on deposit in the Pre-Funding Account plus the Series 1998-3 Percentage of the sum of the total amount of Principal Receivables plus amounts on deposit in the Excess Funding Account shall be less than (II) the sum of the aggregate outstanding principal amounts of the Class A Securities and the Class B Securities, (c) the total amount of Principal Receivables and the amounts on deposit in the Excess Funding Account and the Principal Funding Account shall be less than the Minimum Aggregate Principal Receivables or (d) the Retained Percentage shall be equal to or less than 2 percent, in each case as of any Determination Date; or


            (vii) any Servicer Default (as defined below) shall occur which would have a material adverse effect on the Securityholders.


      In the case of any event described in clause (i), (ii), or (vii) above, a Pay Out Event will be deemed to have occurred with respect to the Securities only if, after any applicable grace period, Securityholders evidencing undivided interests aggregating more than 50 percent of the Invested Amount, by written notice to the Trustee, the Transferor, the provider of any interest rate cap provided pursuant to the Series 1998-3 Supplement and the Servicer declare that a Pay Out Event has occurred with respect to the Securities as of the date of such notice. In the case of any event described in clause (iii) or (v) above, a Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause (iv) or (vi), a Pay Out Event with respect only to the Securities, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Securityholders or all securityholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Pay Out Event is deemed to have occurred, the Early Amortization Period will commence. In such event, distributions of principal to the Securityholders will begin on the first Distribution Date following the month in which such Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Early Amortization Period begins, Securityholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life and maturity of the Securities.

      In addition to the consequences of a Pay Out Event discussed above, if, pursuant to certain provisions of federal law, the Transferor voluntarily enters liquidation or a trustee-in-bankruptcy is appointed for the Transferor (an "Insolvency Event"), the Transferor will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. If an Insolvency Event occurs or, at any time the Retained Percentage is equal to or less than 2 percent (a "Trigger Event"), the Pooling and Servicing Agreement and the Trust shall be terminated, and within 15 days of notice to the Trustee, the Trustee will publish a notice of the Insolvency Event or Trigger Event, stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. With respect to each Series outstanding at such time, (or, if any such Series has more than one class, of each class of such Series excluding any class or portion thereof held by the Transferor), unless otherwise instructed within a specified period by securityholders representing undivided interests aggregating more than 50 percent of the invested amount of such Series (or class excluding any class or portion thereof held by the Transferor) and the holders of any Supplemental Securities or any other interest in the Exchangeable Transferor Security other than the Transferor, the Trustee will sell, dispose of, or otherwise liquidate the portion of the Receivables allocable to the Series that did not vote to continue the Trust in accordance with the Pooling and Servicing Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections of the Receivables allocable to such Securityholders and will be distributed to the applicable Securityholders as provided above in "--Application of Collections."


      If the only Pay Out Event to occur is either the bankruptcy or insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the bankruptcy trustee or receiver may have the power to prevent the early sale, liquidation, or disposition of the Receivables and the commencement of the Early Amortization Period. In addition, a bankruptcy trustee or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Securities.

Servicing Compensation and Payment of Expenses

      The Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of a servicing fee in an amount for any Monthly Period (the "Monthly Servicing Fee") equal to the product of (i) a fraction the numerator of which is the actual number of days in such Monthly Period and the denominator of which is 365 or 366, (ii) the applicable Series Servicing Fee Percentage and
(iii) the Adjusted Invested Amount as of the beginning of the day on the first day of such Monthly Period, or, in the case of the first Distribution Date, the Initial Invested Amount. The Monthly Servicing Fee will be funded from Finance Charge Collections allocated to the Securityholders' Interest, and will be paid from the amount so allocated and on deposit in the Collection Account. See "--Application of Collections--Payment of Fees, Interest, and Other Items" above. The remainder of the servicing fee will be allocable to the Transferor Interest and the investor interests of other Series. Neither the Trust nor the Securityholders will have any obligation to pay such portion of the servicing fee.

      The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables, including without limitation payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the Securityholders other than federal, state, and local income and franchise taxes, if any, of the Trust.


      If on any Distribution Date through the end of the Accumulation Period, there is an Interest and Servicing Fee Deficiency with respect to such Monthly Period, then the Trustee will demand payment on the Policy in an amount equal to such deficiency.


Certain Matters Regarding the Transferor and the Servicer

      The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement. The Servicer may delegate some or all of its servicing duties; provided, however, such delegation will not relieve the Servicer of its obligation to perform such duties in accordance with the Pooling and Servicing Agreement. In addition, any affiliate of Direct Merchants Bank may be substituted in all respects for Direct Merchants Bank as Servicer, provided that such affiliate expressly assumes the performance of every covenant and obligation of the Servicer under the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any reasonable loss, liability, expense, damage, or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee; provided, however, that the Servicer will not indemnify (a) the Trustee for liabilities imposed by reason of fraud, gross negligence, or willful misconduct by the Trustee in the performance of its duties under the Pooling and Servicing Agreement, (b) the Trust, the Securityholders, or the Security Owners for liabilities arising from actions taken by the Trustee at the request of Securityholders, (c) the Trust, the Securityholders, or the Security Owners for any losses, claims, damages, or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of Defaulted Receivables or Dilution, or (d) the Trust, the Securityholders, or the Security Owners for any liabilities, costs, or expenses of the Trust, the Securityholders, or the Security Owners arising under any tax law, including without limitation any federal, state, or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Securityholders or the Security Owners in connection with the Pooling and Servicing Agreement to any taxing authority.

      In addition, the Pooling and Servicing Agreement provides that, subject to certain exceptions, the Transferor will indemnify the Trust and the Trustee from and against any reasonable loss, liability, expense, damage or injury (other than to the extent that any of the foregoing relate to any tax law or any failure to comply therewith) suffered or sustained by reason of any acts or omissions or alleged acts or omissions arising out of or based upon the arrangement created by the Pooling and Servicing Agreement as though the Pooling and Servicing Agreement created a partnership under the Delaware Uniform Partnership Law in which the Transferor is a general partner.

      The Pooling and Servicing Agreement provides that, except for the foregoing indemnities, neither the Transferor nor the Servicer nor any of their respective directors, officers, employees, or agents will be under any liability to the Trust, the Securityholders, or any other person for any action taken, or for refraining from taking any action pursuant to the Pooling and Servicing Agreement. Neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, or gross negligence of the Transferor, the Servicer, or any such person in the performance of its duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement and which in its opinion may expose it to any expense or liability.

      Under the Pooling and Servicing Agreement, the Transferor will be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Securityholder in the capacity of an investor in the Securities) arising out of or based on the arrangement created by the Pooling and Servicing Agreement or the actions of the Servicer taken pursuant to the Pooling and Servicing Agreement as though the Pooling and Servicing Agreement created a partnership under the Delaware Uniform Partnership Act in which the Transferor is a general partner. The Transferor will also pay, indemnify and hold harmless each Securityholder for any such losses, claims, damages or liabilities (other than those incurred by a Securityholder in the capacity of an investor in the Securities) except to the extent that they arise from any action by any Securityholder. In the event of a Service Transfer, the successor Servicer will indemnify the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this paragraph arising from the actions or omissions of such successor.

Servicer Default


      In the event of any Servicer Default (as defined below), either the Trustee or securityholders representing undivided interests aggregating more than 50 percent of the aggregate investor interests for all outstanding Series, by written notice to the Servicer (and to the Trustee if given by the securityholders), may terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "Service Transfer"); provided, that pursuant to the Series 1998-3 Supplement, the Insurer, and not the holders of the Class A Securities, will have the right to vote the Class A Securities with respect to the termination of the Servicer upon the occurrence of a Servicer Default. The rights and interest of the Transferor under the Pooling and Servicing Agreement and in the Transferor Interest will not be affected by such termination. Upon such termination, the Trustee will as promptly as possible appoint a successor Servicer. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Pooling and Servicing Agreement will pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the applicable Servicer Default, and if the Trustee is legally unable to act as a successor Servicer, then the Trustee will give the Transferor the right to accept reassignment of all of the Receivables on terms equivalent to the best purchase offer as determined by the Trustee.


      A "Servicer Default" refers to any of the following events:

            (i) failure by the Servicer to make any payment, transfer, or deposit, or to give instructions to the Trustee to make certain payments, transfers, or deposits within five business days after the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Supplement; provided, however, that any such failure caused by a nonwillful act of the Servicer shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five business days after receiving notice of such failure or otherwise becoming aware of such failure;

            (ii) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the securityholders of any Series then outstanding and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by holders of Securities evidencing undivided interests aggregating not less than 50 percent of the Invested Amount of any Series materially adversely affected thereby and continues to have a material adverse effect on the securityholders of any Series then outstanding for such period; or the delegation by the Servicer of its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

            (iii) any representation, warranty, or certification made by the Servicer in the Pooling and Servicing Agreement, or in any certificate delivered pursuant to the Pooling and Servicing Agreement, proves to have been incorrect when made which has a material adverse effect on the securityholders of any Series then outstanding, and which continues to be incorrect in any material respect for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and Trustee by the holders of Securities evidencing undivided interests aggregating not less than 50 percent of the Invested Amount of any Series materially adversely affected thereby and continues to have a material adverse effect on such securityholders for such period; or

            (iv) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer.

      Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (i) above for a period of five business days, or referred to under clause (ii) or (iii) for a period of 60 business days, will not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the Servicer becoming aware of any such event, the Servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement, and the Servicer will provide the Trustee, any provider of Enhancement, the Transferor and the holders of securities of all Series outstanding prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

      In the event of a Servicer Default, if a bankruptcy trustee or receiver were appointed for the Servicer and no Servicer Default other than such bankruptcy or receivership or the insolvency of the Servicer exists, the bankruptcy trustee or receiver may have the power to prevent either the Trustee or the majority of the securityholders from effecting a Service Transfer.

Reports to Securityholders


      On each Distribution Date, the Paying Agent will forward to each Securityholder of record a statement prepared by the Servicer setting forth with respect to such Series: (a) the total amount distributed, (b) the amount of the distribution allocable to principal on the Class A Securities and the Class B Securities, (c) the amount of such distribution allocable to interest on the Class A Securities, (d) the amount of Principal Collections processed during the related Monthly Period and allocated in respect of the Class A Securities and the Class B Securities, respectively, (e) the amount of Finance Charge Collections processed during the preceding Monthly Period and allocated in respect of the Class A Securities and the Class B Securities, respectively, (f) the aggregate amount of Principal Receivables, the Invested Amount, the Class A Invested Amount, the Class B Invested Amount, the Pre-Funded Amount, the Floating Percentage, and during the Amortization Period, the Fixed/Floating Percentage with respect to the Principal Receivables in the Trust as of the close of business on the Record Date, (g) the aggregate outstanding balance of Receivables which are current, 30-59, 60-89 and 90 days and over contractually delinquent as of the end of the day on the Record Date,
(h) the aggregate Series Default Amount for the related Monthly Period,
(i) the aggregate amount of Class A Charge-Offs and Class B Charge-Offs, for the preceding Monthly Period, (j) the amount of the Monthly Servicing Fee for the preceding Monthly Period, (k) the aggregate amount of funds in the Excess Funding Account as of the last day of the Monthly Period immediately preceding the Distribution Date, (l) the number of new Accounts added to the Trust during the related Monthly Period and (m) the Class A Interest Rate for the Interest Accrual Period.


      The Paying Agent will furnish to each person who at any time during the preceding calendar year was a Securityholder of record a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Securityholders, as set forth in clauses (a), (b), and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder, together with, on or before January 31 of each year, beginning in 1999, such customary information (consistent with the treatment of the Securities as debt) as the Servicer or Trustee deems necessary or desirable for tax reporting purposes.


      Following the listing of the Offered Securities on the Luxembourg Stock Exchange, the Trustee will publish or will cause to be published following each Distribution Date in a daily newspaper in Luxembourg (expected to be the Luxemburger Wort) a notice to the effect that the information set forth in the second preceding paragraph will be available for review at the main office of the listing agent of the Trust in Luxembourg, Luxembourg. Following the listing of the Offered Securities on the Luxembourg Stock Exchange and prior to each Distribution Date with respect to the Amortization Period, the Luxembourg Stock Exchange will be advised of the principal amount of the Class A Securities that will be outstanding after the principal distribution to be made on such Distribution Date.


      Following the listing of the Offered Securities on the Luxembourg Stock Exchange, notices to Securityholders will be given by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort. In the event that Definitive Securities are issued, notices to Securityholders will also be given by mail to the addresses of such holders as they appear in the security register.

Evidence as to Compliance

      The Pooling and Servicing Agreement provides that within 100 days of the end of each fiscal year the Servicer will cause a firm of independent public accountants to furnish to the Trustee on an annual basis a report to the effect that such firm has compared the amounts and percentages set forth in four of the monthly settlement statements for the Monthly Periods covered by such report with the computer reports (which may include personal computer generated reports that summarize data from the computer reports generated by either the Transferor, the Servicer or FDR which are used to prepare daily reports) which were the source of such amounts and percentages and that, on the basis of such comparison, such amounts and percentages are in agreement, except as shall be set forth in such report. A copy of such report will be sent by the Trustee to each Securityholder.

      The Pooling and Servicing Agreement provides that within 100 days of the end of each fiscal year, the Servicer will cause a firm of nationally recognized independent public accountants to furnish a report to the effect that such firm has applied certain procedures, as agreed upon between such firm and the Servicer, which would re-perform certain accounting procedures performed by the Servicer pursuant to certain documents and records relating to the servicing of the Accounts. Each report shall set forth the agreed upon procedures performed and the results of such procedures.

      The Pooling and Servicing Agreement also provides for delivery to the Trustee on an annual basis, within 100 days of the end of the fiscal year, of a statement signed by an officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default. A copy of such statement may be obtained by any Securityholder upon the submission of a written request therefor addressed to the Trustee's Corporate Trust Office.

Amendments


      The Pooling and Servicing Agreement and the Series 1998-3 Supplement may be amended by the Transferor, the Servicer and the Trustee, without the consent of Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement and the Series 1998-3 Supplement or of modifying in any manner the rights of such Securityholders; provided that
(i) the Servicer shall have provided an officer's certificate to the effect that such action will not adversely affect in any material respect the interests of such Securityholders, (ii) except in the case of any amendment for the sole purpose of curing any ambiguity or correcting or supplementing any inconsistent provision of the Pooling and Servicing Agreement or revising any schedule thereto (other than the list of Receivables), the Rating Agencies shall have been notified of such amendment and shall have provided written confirmation that they would not lower the rating of the Class A Securities without giving effect to the Policy, and (iii) such action will not, in the opinion of counsel satisfactory to the Trustee, result in certain adverse tax consequences. In addition, the Pooling and Servicing Agreement and the Series 1998-3 Supplement may be amended from time to time by the Transferor, the Servicer, and the Trustee, without the consent of Securityholders, to add to or change any of the provisions of the Pooling and Servicing Agreement to provide that bearer securities issued with respect to any other Series may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any interest on such bearer securities, to permit such bearer securities to be issued in exchange for registered securities or bearer securities of other authorized denominations or to permit the issuance of uncertificated securities. Securityholders by purchase of their Securities will be deemed to have consented to a modification to the bankruptcy and insolvency Pay Out Event specified in the Pooling and Servicing Agreement such that it will be as specified in clause (iii) in "--Pay Out Events" above.

      The Pooling and Servicing Agreement and the Series 1998-3 Supplement may be amended by the Transferor, the Servicer, and the Trustee with the consent of the holders of securities evidencing undivided interests aggregating not less than 66 2/3 percent of the investor interests of each and every Series adversely affected, or in the case of the Series 1998-3, the Insurer, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement, or any Supplement or of modifying in any manner the rights of securityholders of any then outstanding Series. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any such Series, (b) change the definition of or the manner of calculating the interest of any securityholder of such Series, or (c) reduce the aforesaid percentage of investor interests the holders of which are required to consent to any such amendment, in each case without the consent of all securityholders of all Series adversely affected, or in the case of the Series 1998-3, the Insurer. Promptly following the execution of any amendment to the Pooling and Servicing Agreement, the Trustee will furnish written notice of the substance of such amendment to each Securityholder. Any Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not be considered an amendment requiring securityholder consent under the provisions of the Pooling and Servicing Agreement and any Supplement.


      Additionally, upon the receipt by the Transferor, the Servicer and the Trustee of a Tax Opinion reasonably satisfactory to each of them, the Pooling and Servicing Agreement and the Series 1998-3 Supplement may be amended by the Transferor, the Servicer and the Trustee without the consent of any of the Securityholders (i) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause all or a portion of the Trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of the FASIT legislation (see "Certain Federal Income Tax Consequences--Recent Legislation"), or to enable all or a portion of the Trust to qualify and an election to be made for similar treatment under such comparable subsequent federal income tax provisions as may ultimately be enacted into law, and (ii) in connection with any such election, to modify or eliminate existing provisions of the Pooling and Servicing Agreement and any Supplement relating to the intended federal income tax treatment of the Securities and the Trust in the absence of the election.


      Promptly following the execution of any amendment to the Pooling and Servicing Agreement not requiring Securityholder consent, the Trustee will furnish written notice of the substance of such amendment to each Securityholder. Following the listing of the Offered Securities on the Luxembourg Stock Exchange, such notice will be published in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort. Any Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not be considered an amendment requiring Securityholder consent under the provisions of the Pooling and Servicing Agreement and any Supplement.


List of Securityholders

      Upon written request of Securityholders representing undivided interests in the Trust aggregating not less than 10 percent of the Invested Amount, the Trustee after having been adequately indemnified by such Securityholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Securityholders access during business hours to the current list of Securityholders of the Trust for purposes of communicating with other Securityholders with respect to their rights under the Pooling and Servicing Agreement. See "--Book-Entry Registration" and "--Definitive Securities."

The Trustee

      The Bank of New York (Delaware) is the Trustee under the Pooling and Servicing Agreement. The Trustee's Corporate Trust Office is located at White Clay Center, Route 273, Newark, Delaware 19711. The Transferor, the Servicer, and their respective affiliates may from time to time enter into normal banking, lending and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer, and any of their respective affiliates may hold Securities in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

      The Trustee may resign at any time. The Transferor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. The Trustee at all times must not be a Related Person. In such circumstances, the Transferor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

      If the Trustee fails to perform any of its obligations under the Pooling and Servicing Agreement, and a securityholder delivers written notice of such failure to the Trustee, and the Trustee shall not have corrected such failure for 60 days thereafter, then the holders of Investor Securities representing more than 50 percent of the aggregate invested amount of all Series (including related commitments) shall have the right to remove the Trustee and (with the consent of the Transferor, which shall not be unreasonably withheld) promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

                    DESCRIPTION OF THE PURCHASE AGREEMENTS

Purchases of Receivables

      Bank Purchase Agreement. Pursuant to the Bank Purchase Agreement, Direct Merchants Bank sells to Metris, all of its right, title and interest in and to (i) the Receivables existing on the date of such agreement and thereafter created and arising in connection with the Accounts and any accounts that meet the definition of Additional Accounts, including, without limitation, all accounts, general intangibles, chattel paper and other obligations of any Obligor with respect to the Receivables, then or thereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, but, excluding any accounts that are designated as "excluded accounts" pursuant to the Bank Purchase Agreement, (ii) all monies and investments due or to become due with respect thereto (including, without limitation, the right to any Finance Charge Receivables, including any recoveries) and (iii) all proceeds of such Receivables.

      Purchase Agreement. The Transferor purchases Receivables on an ongoing basis from Metris pursuant to the Purchase Agreement. Pursuant to the Purchase Agreement, the Transferor purchases from Metris all Receivables arising from time to time until the Purchase Termination Date (as defined below in "--Purchase Termination Date"). On each business day prior to the Purchase Termination Date, Metris will deliver all of its Receivables to the Transferor. Pursuant to the Pooling and Servicing Agreement, such Receivables are thereafter transferred immediately by the Transferor to the Trust, and the Transferor has assigned its rights in, to and under the Purchase Agreement and the Bank Purchase Agreement with respect to such Receivables to the Trust.

Representations and Warranties

      Bank Purchase Agreement. In the Bank Purchase Agreement, Direct Merchants Bank represents and warrants to Metris that, among other things,
(a) Direct Merchants Bank is a national banking association validly existing and in good standing under the laws of the United States, and has full corporate power, authority and legal right to execute, deliver and perform its obligations under the Bank Purchase Agreement, (b) the Bank Purchase Agreement constitutes a valid and binding obligation of Direct Merchants Bank, enforceable against Direct Merchants Bank in accordance with its terms, subject to customary bankruptcy-and equity-related exceptions, (c) Direct Merchants Bank is the legal and beneficial owner of all right, title and interest in and to each Receivable conveyed to Metris pursuant to the Bank Purchase Agreement, and each such Receivable has been or will be transferred to Metris free and clear of any lien other than Permitted Liens, (d) Direct Merchants Bank has the full right, power and authority to transfer the Receivables pursuant to the Bank Purchase Agreement, (e) the Bank Purchase Agreement constitutes a valid transfer and assignment to Metris of all right, title and interest of Direct Merchants Bank in and to the Receivables, all monies due or to become due and all proceeds related thereto, or an absolute sale of such property and the proceeds thereof and (f) each Account classified as an "Eligible Account" by Direct Merchants Bank in any document or report delivered under the Bank Purchase Agreement will satisfy the requirements contained in the definition of Eligible Account and each Receivable classified as an "Eligible Receivable" by Direct Merchants Bank in any document or report delivered under the Bank Purchase Agreement will satisfy the requirements contained in the definition of Eligible Receivable.

      Purchase Agreement. Pursuant to the Purchase Agreement, Metris represents and warrants to the Transferor that, among other things, subject to specified exceptions and limitations, Metris is duly organized, validly existing, and in good standing under the laws of Delaware, Metris is duly qualified to do business and in good standing (or is exempt from such requirement) in any state required in order to conduct its business and has obtained all necessary licenses and approvals required under applicable law, and Metris has the requisite corporate power and authority to perform its obligations under the Purchase Agreement.

      Pursuant to the Purchase Agreement, Metris additionally represents and warrants that, among other things, subject to specified exceptions and limitations, (i) the execution and delivery of the Purchase Agreement and the consummation of the transactions provided for in the Purchase Agreement have been duly authorized by Metris by all necessary corporate action on its part, (ii) the execution and delivery of the Purchase Agreement and the performance of the transactions contemplated thereby do not contravene Metris' charter or by-laws, violate any material provision of law applicable to it, require any filing (except for filings under the UCC), registration, consent, or approval under any such law except for such filings, registrations, consents, or approvals as have already been obtained and are in full force and effect, (iii) except as described in the Purchase Agreement, Metris has filed all tax returns required to be filed and has paid or made adequate provision for the payment of all taxes, assessments, and other governmental charges due from Metris or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings, (iv) there are no proceedings or investigations pending or, to the best knowledge of Metris, threatened against Metris before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality asserting the invalidity of the Purchase Agreement, seeking to prevent the consummation of any of the transactions contemplated by the Purchase Agreement, seeking any determination or ruling that would materially and adversely affect the performance by Metris of its obligations thereunder or seeking any determination or ruling that would materially and adversely affect the validity or enforceability thereof, (v) Metris has no knowledge of any fact that should have led it to expect at the time of the classification of any Receivable as an Eligible Receivable that such Receivable would not be paid in full when due, and each Receivable classified as an Eligible Receivable by Metris in any document or report delivered under the Purchase Agreement satisfies the requirements of eligibility contained in the definition of Eligible Receivable set forth in the Purchase Agreement,
(vi) the Purchase Agreement constitutes the legal, valid, and binding obligation of Metris, (vii) Metris is not insolvent, (viii) Metris is not an "investment company" within the meaning of the Investment Company Act (or is exempt from all provisions of such Act), (ix) Metris is the legal and beneficial owner of all right, title and interest in and to each Receivable conveyed to the Transferor by Metris pursuant to the Purchase Agreement, and each such Receivable has been or will be transferred to the Transferor free and clear of any lien other than Permitted Liens and in compliance in all material respects with all requirements of law applicable to Metris and (x) the transfer of Receivables by it to the Transferor under the Purchase Agreement constitutes a valid sale, transfer, assignment, set-over and conveyance to the Trust of all right, title and interest of Metris in and to the Receivables whether existing as of the Initial Closing Date or thereafter created (except for Permitted Liens).

      If certain of the representations or warranties described above are not true with respect to any Receivable at the time such representation or warranty was made or any Receivable becomes an Ineligible Receivable, then Metris will be obligated to pay to the Transferor an amount equal to the principal amount of such Receivable.

      The Pooling and Servicing Agreement (i) requires the Transferor to make a demand on Metris to repurchase Receivables in such cases where the Transferor is required under the Pooling and Servicing Agreement to repurchase Receivables from the Trust and (ii) permits the Transferor to consent to the sale of Receivables to a third party only in such circumstances where the Transferor may remove Receivables from the Trust under the Pooling and Servicing Agreement.

Certain Covenants

      Bank Purchase Agreement. It is the intention of Direct Merchants Bank and Metris that the conveyance of the Receivables by Direct Merchants Bank to Metris contemplated by the Bank Purchase Agreement be construed as an absolute sale of the Receivables by Direct Merchants Bank to Metris. It is not intended that such conveyance be deemed a pledge of the Receivables by Direct Merchants Bank to Metris to secure a debt or other obligation of Direct Merchants Bank, but the Bank Purchase Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the UCC and the conveyance provided for in the Bank Purchase Agreement shall be deemed to be a grant by Direct Merchants Bank to Metris of a "security interest" within the meaning of Article 9 of the UCC in all of Direct Merchants Bank's right, title and interest in and to the Receivables.

      In the Bank Purchase Agreement, Direct Merchants Bank covenants that, among other things, except as required by law or as Direct Merchants Bank may determine to be appropriate and subject to specified exceptions and limitations, (i) it will take no action to cause any Receivable to be anything other than an account, general intangible or chattel paper, (ii) except for the conveyances under the Bank Purchase Agreement, it will not sell any Receivable or grant a lien (other than a Permitted Lien) on any Receivable, (iii) except as it deems necessary to maintain its credit card business on a competitive basis, it will not reduce the annual percentage rates of the Periodic Finance Charges assessed on the Receivables or other fees charged on the Accounts if, as a result of any such reduction, either a Pay Out Event would occur or such reduction is not also applied to any comparable segment of accounts owned by it similar to the Accounts, (iv) it will comply with and perform its obligations under the Contracts relating to the Accounts and the Credit and Collection Policy and that it will not change the terms of such agreements or policies if any such change would, in either case, materially and adversely affect the rights of the Trust or the securityholders, and that it will not enter into any amendment to the Bank Purchase Agreement that would cause a Ratings Event to occur so long as any securities under any Series are outstanding, and (v) in the event it receives a collection on any Receivable, it will pay such collection to the Transferor as soon as practicable.

      Purchase Agreement. It is the intention of Metris and the Transferor that the conveyance of the Receivables by Metris be construed as an absolute sale of the Receivables by Metris to the Transferor. It is not intended that such conveyance be deemed a pledge of the Receivables by Metris to the Transferor to secure a debt or other obligation of Metris, but the Purchase Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the UCC and the conveyance provided for in the Purchase Agreement shall be deemed to be a grant by Metris to the Transferor of a "security interest" within the meaning of Article 9 of the UCC in all of Metris' right, title and interest in and to the Receivables. Pursuant to the Purchase Agreement, Metris covenants that, among other things, subject to specified exceptions and limitations, (i) it will take no action to cause any Receivable to be anything other than an account, general intangible or chattel paper, (ii) except for the conveyances under the Purchase Agreement, it will not sell any Receivable or grant a lien (other than a Permitted Lien) on any Receivable, (iii) except as it deems necessary to maintain its credit card business on a competitive basis, it will not reduce the annual percentage rates of the Periodic Finance Charges assessed on the Receivables or other fees charged on the Accounts if, as a result of any such reduction, either a Pay Out Event would occur or such reduction is not also applied to any comparable segment of accounts owned by it similar to the Accounts, (iv) it will comply with and perform its obligations under the Contracts relating to the Accounts and the Credit and Collection Policy and that it will not change the terms of such agreements or policies if any such change would, in either case, materially and adversely affect the rights of the Trust or the securityholders, and that it will not enter into any amendment to the Bank Purchase Agreement that would cause a Ratings Event to occur so long as any securities under any Series are outstanding, (v) in the event it receives a collection on any Receivable, it will pay such collection to the Transferor as soon as practicable, (vi) it will not convey or transfer any Receivable, except as otherwise provided in the Purchase Agreement, and (vii) it will take all actions reasonably necessary to maintain its rights under all Contracts to which it is a party.

Purchase Termination Date

      Bank Purchase Agreement. If Direct Merchants Bank becomes insolvent, Metris' obligations under the Bank Purchase Agreement will automatically be terminated. In addition, if Metris becomes insolvent, or shall become unable for any reason to purchase Receivables from Direct Merchants Bank in accordance with the provisions of the Bank Purchase Agreement, Metris' obligations under the Bank Purchase Agreement as to Direct Merchants Bank will automatically be terminated.

      Purchase Agreement. If Metris becomes insolvent, the Transferor's obligations under the Purchase Agreement will automatically be terminated. In addition, if the Transferor becomes insolvent or shall become unable for any reason to purchase Receivables from Metris in accordance with the provisions of the Purchase Agreement, the Transferor's obligations under the Purchase Agreement as to Metris will automatically be terminated. The date of any such termination will be the "Purchase Termination Date."

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Transfer of Receivables

      The Transferor has represented and warranted in the Pooling and Servicing Agreement that the transfer of Receivables by it to the Trust constitutes either a valid transfer and assignment to the Trust of all right, title, and interest of the Transferor in and to the Receivables, except for Permitted Liens and the interest of the Transferor as holder of the Exchangeable Transferor Security and any other Investor Security of any Series then held by it, or the grant to the Trust of a security interest in the Receivables. The Transferor has also represented and warranted in the Pooling and Servicing Agreement that, in the event the transfer of Receivables by the Transferor to the Trust is deemed to create a security interest under the UCC, there will exist a valid, subsisting, and enforceable first priority perfected security interest in such Receivables created thereafter in favor of the Trust on and after their creation, subject only to Permitted Liens. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Offered Securities--Representations and Warranties."

      The Transferor has represented that the Receivables are "accounts," "general intangibles" or "chattel paper" as each is defined in Article 9 of the UCC as then in effect in each Relevant UCC State. Both the sale of accounts and chattel paper and the transfer of accounts and chattel paper as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement will perfect the security interest of the Trust. If a transfer of general intangibles is deemed to constitute the creation of a security interest, rather than a sale, Article 9 of the UCC applies and the filing of one or more appropriate financing statements is also required in order to perfect the security interest of the Trust. In order to protect the interests of the Trust in the Receivables, financing statements covering the Receivables have been filed under the UCC.

      If the transfer of Receivables constituting general intangibles is deemed to be a sale, then the UCC is not applicable and no further action is required to protect the Trust's interest from third parties. Although the priority of future generated general intangibles is not as clear as the priority of interests governed by the UCC, Direct Merchants Bank, Metris and the Transferor believe that it would be inconsistent for a court to afford the Trust less favorable treatment if the transfer of the Receivables is deemed to be a sale than if it were deemed to be a security interest and that a court should conclude that a sale of Receivables consisting of general intangibles would be deemed to have occurred as of the Initial Closing Date or, as applicable, the relevant date of designation for inclusion in the Trust.

      There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the Initial Closing Date could have an interest in such Receivables with priority over the Trust's interest. Under the Pooling and Servicing Agreement, however, the Transferor has represented and warranted that it transferred the Receivables to the Trust free and clear of the lien of any third party. In addition, the Transferor has covenanted that it will not sell, pledge, assign, transfer, or grant any lien (other than a Permitted
Lien) on any Receivable (or any interest therein) other than a Permitted Lien. A tax or other governmental lien on property of the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. There is a significant possibility that the Trust may not have a perfected security interest in any of the Receivables created after the filing of a petition for relief by or against Metris or the Transferor under the Bankruptcy Code or after the appointment of a receiver or conservator with respect to Direct Merchants Bank. Nevertheless, it is anticipated that the Trust will either own or have a perfected security interest in Receivables existing on the date of filing a petition by or against Metris or the Transferor under the Bankruptcy Code or after the date of appointment of a receiver or conservator with respect to Direct Merchants Bank and will be able to make payments in respect of principal and interest on the Offered Securities, although there can be no assurance that any of such payments would be timely. Because the Trust's interest in the Receivables is dependent upon the Transferor's interest in the Receivables, which is dependent upon Metris' or Direct Merchants Bank's interest in the Receivables, any adverse change in the priority or perfection of the Transferor's or Metris' security interest would correspondingly affect the Trust's interest in the affected Receivables. In addition, if a receiver or conservator were appointed for Direct Merchants Bank, certain administrative expenses of the receiver or conservator also may have priority over the interest of the Trust in such Receivables. While Direct Merchants Bank is the Servicer, certain cash collections on the Receivables may be held by Direct Merchants Bank and commingled with its funds for brief periods, and if an Insolvency Event occurs, the Trust may not have a perfected interest in such commingled collections.

Certain Matters Relating to Bankruptcy or Receivership

      The Transferor will not engage in any activities except purchasing accounts receivable from Metris or any affiliate of Metris, forming trusts, transferring such accounts receivable to such trusts and engaging in activities incident to, or necessary or convenient to accomplish, the foregoing. The Transferor has no intention of filing a voluntary petition under the United States federal bankruptcy code or any similar applicable state law so long as the Transferor is solvent and does not reasonably foresee becoming insolvent.

      The voluntary or involuntary application for relief under the Bankruptcy Code or any similar applicable state law with respect to Metris should not necessarily result in a similar voluntary application with respect to the Transferor so long as the Transferor is solvent and does not reasonably foresee becoming insolvent either by reason of Metris' insolvency or otherwise. Counsel has advised Metris and the Transferor that (i) the assets and liabilities of the Transferor would not be substantively consolidated with the assets and liabilities of Metris in the event of a petition for relief under the Bankruptcy Code with respect to Metris and (ii) the sale of Receivables by Metris would constitute a valid sale and, therefore, such Receivables would not be property of Metris in the event of the filing of an application for relief by or against Metris under the Bankruptcy Code. The foregoing conclusions are reasoned conclusions, based upon various assumptions regarding factual matters and future events, as to which there necessarily can be no assurance. If a bankruptcy trustee for Metris, Metris as debtor-in-possession, or a creditor of Metris were to take the view that Metris and the Transferor should be substantively consolidated or that the transfer of the Receivables from Metris to the Transferor should be recharacterized as a pledge of such Receivables, then delays in payments on the Offered Securities and the Collateralized Trust Obligations or (should the bankruptcy court rule in favor of any such trustee, debtor-in-possession or creditor) reductions in such payments on such Securities could result.


      The Pooling and Servicing Agreement provides that, upon the bankruptcy or appointment of a receiver for the Transferor, Direct Merchants Bank or Metris, the Transferor will promptly give notice thereof to the Trustee, and a Pay Out Event with respect to all Series will occur, and under the Pooling and Servicing Agreement, no new Principal Receivables will be transferred to the Trust. Upon the bankruptcy of the Transferor, unless otherwise instructed within a specified period by the securityholders representing undivided interests aggregating more than 50 percent of the aggregate invested amount of each Series (and, with respect to Series 1998-3, the Insurer), the Trustee will proceed to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as collections on the Receivables. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the receiver or bankruptcy trustee for the Transferor may have the power to continue to require the Transferor to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period. See "Description of the Offered Securities--Pay Out Events."


      Direct Merchants Bank has represented and warranted to Metris and Metris has represented and warranted to the Transferor, in the Purchase Agreements, respectively, that the sale of the Receivables to Metris or the Transferor, respectively, is a valid sale of the Receivables to Metris or the Transferor, respectively. In addition, Direct Merchants Bank, Metris and the Transferor have treated and will treat the transaction described in the Purchase Agreements as sales of the Receivables to Metris and the Transferor, respectively, and Metris has taken or will take all actions that are required under the UCC to perfect Metris' and the Transferor's ownership interest, respectively, in the Receivables. Notwithstanding the foregoing, if Metris were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables from Metris to the Transferor, should be recharacterized as a pledge of such Receivables to secure a borrowing from such debtor, then delays in payments of collections of Receivables to the Transferor (and therefore to the Trust and to Securityholders) could occur and (should the court rule in favor of any such trustee, debtor-in-possession or creditor) reductions in the amount of such payments could result.

      The Federal Deposit Insurance Act ("FDIA"), as amended by FIRREA, which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as conservator or receiver of Direct Merchants Bank. Among other things, the FDIA grants such a conservator or receiver the power to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, Direct Merchants Bank.

      To the extent that (i) Direct Merchants Bank granted a security interest in the Receivables to Metris, Metris granted a security interest in the Receivables to the Transferor and the Transferor granted a security interest in the Receivables to the Trust, (ii) the interest was validly perfected before Direct Merchants Bank's insolvency, (iii) each such interest was not taken or granted in contemplation of Direct Merchants Bank's insolvency or with the intent to hinder, delay or defraud Direct Merchants Bank or its creditors, (iv) each of the Purchase Agreements and the Pooling and Servicing Agreement is continuously a record of Direct Merchants Bank, and (v) each of the Purchase Agreements and the Pooling and Servicing Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business, such valid perfected security interest of the Trust should be enforceable (to the extent of the Trust's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, Direct Merchants Bank and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by the FDIC as conservator or receiver of Direct Merchants Bank. If, however, the FDIC were to assert that the security interest was unperfected or unenforceable or were to require the Trust to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the conservator or receiver were to request a stay of proceedings with respect to Direct Merchants Bank as provided under FIRREA, delays in payments to the Trust on the Securities and possible reductions in the amount of those payments could occur. The FDIA does not define the terms "actual direct compensatory damages." On April 10, 1990, the RTC, formerly a sister agency of the FDIC, adopted the RTC Policy Statement with respect to the payment of interest on collateralized borrowings. The RTC Policy Statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or the trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract, to the extent secured by the collateral. The FDIC, however, has not adopted a formal policy statement on payment of "actual direct compensatory damages" with respect to collateralized borrowings of banks that are repudiated, and may not follow the approach of the RTC. In addition, in a 1993 case involving zero-coupon bonds, however, a federal district court held that the RTC was instead obligated to pay bondholders the fair market value of repudiated bonds as of the date of repudiation.

      In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.
1993), cert. denied, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If Metris or the Transferor were to become subject to a bankruptcy proceeding or if Direct Merchants Bank were to become subject to a receivership and a court were to follow the 10th Circuit's reasoning, Securityholders might experience delays in payment or possibly losses in their investment in the Securities. Counsel to the Transferor has advised the Transferor that the facts of the Octagon case are distinguishable from those in the sale transactions between Direct Merchants Bank and Metris, Metris and the Transferor and the Transferor and the Trust and that the reasoning of the 10th Circuit appears to be inconsistent with established precedent and the UCC.

      The occurrence of certain events of insolvency, conservatorship or receivership with respect to the Servicer will result in a Servicer Default, which Servicer Default, in turn, could result in a Pay Out Event. If no other Servicer Default other than the commencement of such bankruptcy or similar event exists, a conservator or receiver of the Servicer may have the power to prevent the Trustee and the Securityholders from appointing a successor Servicer.

Consumer Protection Laws

      The Accounts and Receivables are subject to numerous federal and state consumer protection laws that impose requirements related to offering and extending credit. Any failure by a Credit Card Originator or the Servicer to comply with such legal requirements also could adversely affect the Servicer's ability to collect the full amount of the Receivables. The United States Congress and the states may enact laws and amendments to existing laws to further regulate consumer credit or to reduce finance charges or other fees or charges applicable to credit card and other consumer revolving loan accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of collections.

      The relationship of the Obligor and credit card issuer is extensively regulated by federal and state consumer protection and related laws. With respect to credit cards issued by Direct Merchants Bank, the most significant laws include the federal Truth-in-Lending Act, Fair Credit Billing Act, Fair Debt Collection Practices Act, Equal Credit Opportunity Act, Fair Credit Reporting Act, Electronic Funds Transfer Act and National Bank Act, as well as applicable state laws. Claims may be brought under these statutes by private consumers as well as federal and state regulators. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles and at year end and, in addition, prohibit certain discriminatory practices in extending credit and impose certain limitations on the type of account related charges that may be assessed. Federal law requires credit card issuers to disclose to consumers the interest rates, cardholder fees, grace periods and balance calculation methods associated with their credit card accounts. In addition, cardholders are entitled under current laws to have payments and credits applied to the credit card account promptly, to receive prescribed notices and to require billing errors to be resolved promptly. Certain laws, including the laws described above, may limit Direct Merchants Bank's ability to collect amounts owing with respect to the Receivables regardless of any act or omission on the part of Direct Merchants Bank. These laws further provide that in certain cases cardholders cannot be held liable for, or the cardholder's liability is limited with respect to, charges to the credit card account that result from unauthorized use of the credit card.

      Additional consumer protection laws may be enacted that would impose requirements on the making, enforcement and collection of consumer credit loans. Any new laws or rulings that may be adopted, and existing consumer protection laws, may adversely affect the ability to collect on the Receivables. In addition, failure of the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Receivables.

      Certain jurisdictions may attempt to require out-of-state credit card issuers to comply with such jurisdictions' consumer protection laws (including laws limiting the charges imposed by such credit card issuers) in connection with their operations in such jurisdictions. If it were determined that out-of-state credit card issuers must comply with a jurisdiction's laws limiting the charges imposed by credit card issuers, such actions could have an adverse impact on Direct Merchants Bank's credit card operations. Application of federal and state bankruptcy and debtor relief laws (including the Soldiers' and Sailors' Civil Relief Act of 1940) would affect the interests of the holders of the Securities if the protection provided to debtors under such laws result in any Receivables of the Trust being written off as uncollectible.

      The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables transferred to it, either as assignee from the Transferor with respect to obligations arising before the transfer or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against such cardholder's obligation to pay the amount of Receivables owing. The Transferor will warrant to the Trust in the Pooling and Servicing Agreement that all Receivables transferred to the Trust have been and will be created in compliance with the requirements of such laws. For discussion of the Trust's rights arising from the breach of these warranties, see "Description of the Offered Securities--Representations and Warranties."

Claims and Defenses of Cardholders Against the Trust

      The UCC provides that (a) unless an Obligor has made an enforceable agreement not to assert defenses or claims arising out of a transaction, the rights of the Trust, as assignee, are subject to all the terms of the Contract between the Credit Card Originator and such Obligor and any defense or claim arising therefrom, to rights of set-off and to any other defense or claim of such Obligor against the Credit Card Originator that accrues before such Obligor receives notification of the assignment and (b) any such Obligor is authorized to continue to pay the Credit Card Originator until (i) the Obligor receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the Trustee or successor Servicer and (ii) if requested by the Obligors, the Trustee or successor Servicer has furnished reasonable proof of assignment. No such agreement not to assert defenses has been entered into and no notice of the assignment of the Receivables to the Trust will be sent to the cardholders obligated on the Accounts in connection with the transfer of the Receivables to the Trust.

Certain Litigation

      Metris has developed and implemented compliance functions to monitor its operations to ensure that Metris complies with all applicable laws. However, Metris is a party to various legal proceedings resulting from ordinary business activities relating to the operations of Metris. One of these actions, in Alabama, seeks damages in an amount that cannot be ascertained and purports to be a class action, although no class has been certified. The Alabama case generally alleges a fraudulent sale of credit protection insurance without consent. Although the Metris subsidiary that is a party to the Alabama case believes it has substantive legal defenses to this claim and is prepared to defend this case vigorously, should the subsidiary's case settle or otherwise be resolved, Metris believes that the amount, in the aggregate, will not be material to the operations of Metris. Due to the uncertainties in litigation and other factors, there is no assurance that Metris will ultimately prevail. Metris believes that it has meritorious defenses to this action and any adverse decision should not materially affect the consolidated financial condition of Metris and its affiliates.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General; Scope of Federal Income Tax Opinion

      Set forth below is a general discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the Offered Securities which are anticipated to be relevant to most categories of investors and has been prepared or reviewed by Skadden, Arps, Slate, Meagher & Flom LLP, special federal income tax counsel to the Transferor ("Special Tax Counsel"). Special Tax Counsel is of the opinion that this discussion is correct in all material respects. As more fully described below, Special Tax Counsel will render its opinion, subject to the analysis and assumptions contained therein, that the Offered Securities will be characterized as indebtedness secured by the Receivables for federal income tax purposes and that the Trust will not be subject to federal income tax at the entity level. Except as expressly provided below, Special Tax Counsel will render no other opinions to the Transferor with respect to the Offered Securities. This discussion is intended as an explanatory discussion of the possible effects of the classification of the Offered Securities as indebtedness on investors generally and of related tax matters affecting investors generally, but does not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's tax advisor. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations ("Treasury Regulations") thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving instruments issued by a trust with terms similar to those of the Offered Securities. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to Securityholders.

      This summary does not address all aspects of federal income taxation that may be relevant to the Security Owners in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of holders subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to prospective purchasers who purchase Offered Securities in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the Offered Securities as "capital assets" within the meaning of Section 1221 of the Code. Taxpayers and preparers of tax returns (including those filed by any partnership or other entity) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their respective tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH ITS TAX ADVISOR AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OFFERED SECURITIES SPECIFIC TO SUCH PROSPECTIVE INVESTOR.

Characterization of the Offered Securities as Indebtedness

      The Transferor, the Servicer and each Security Owner will express in the Pooling and Servicing Agreement the intent that, for federal, state and local income and franchise tax purposes, the Offered Securities will be indebtedness secured by the Receivables. The Transferor, by initially entering into, and the Servicer, by accepting the assignment of, the Pooling and Servicing Agreement, and each Security Owner, by acquiring an interest in an Offered Security, will agree to treat the Offered Securities as indebtedness for federal, state and local income and franchise tax purposes (except to the extent that different treatment is explicitly required under state or local tax statutes). However, because different criteria are used in determining the non-tax accounting treatment of the transaction, the Transferor will treat the Pooling and Servicing Agreement, for financial accounting purposes and certain other non-tax purposes, as effecting a transfer of an ownership interest in the Receivables and not as creating a debt obligation.


      In general, whether for federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Based upon its analysis of such factors, Special Tax Counsel is of the opinion that the Transferor will be treated as the owner of the Receivables for federal income tax purposes and, accordingly, the Class A Securities will be characterized for federal income tax purposes as indebtedness that is secured by the Receivables. Furthermore, Special Tax Counsel is of the opinion that the Trust will not be subject to federal income tax at the entity level.


      Although, in some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form, Special Tax Counsel is of the opinion that the rationale of those cases do not apply to the transaction evidenced by the Offered Securities, because the form of the transaction, as reflected in the operative provisions of the documents, either is not inconsistent with the characterization of the Offered Securities as debt for federal income tax purposes or otherwise makes the rationale of those cases inapplicable to this situation.

Taxation of Interest Income to Securityholders

      The following discussion is based in part upon Treasury Regulations interpreting the original issue discount ("OID") provisions of Sections 1271 through 1275 of the Code which were adopted as final on January 27, 1994 (the "OID Regulations"). The OID Regulations are, however, subject to varying interpretations and do not address all issues that could affect Security Owners.

      Stated Interest. It is not expected that any of the Offered Securities will be issued with OID. Based upon the foregoing opinions, and assuming that all of the Offered Securities are treated as debt, the stated interest on Offered Securities will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with a Securityholder's method of tax accounting.

      OID. The Offered Securities may be issued at a discount from their principal amounts, thereby creating the possibility of OID. In a case where OID exists, all or a portion of the taxable income to be recognized with respect to the Offered Securities would be includible in income of Security Owners as OID. Any amount treated as OID would not, however, be includible again when the interest is actually received. If the yield on a Class of Offered Securities were not materially different from its coupon, this treatment would have no significant effect on Security Owners using the accrual method of accounting. However, cash method Security Owners may be required to report income with respect to the Offered Securities in advance of the receipt of cash attributable to such income.

      While it is not anticipated that the Offered Securities will be issued at a discount from their stated principal amount that is greater than a de minimis amount, under Treasury Regulations the Offered Securities may nevertheless be deemed to have been issued with OID. This could be the case, for example, if interest payments are not deemed to be payments of "qualified stated interest" because (i) no reasonable legal remedies exist to compel timely payment of such interest payments and (ii) the Offered Securities do not have terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. As a result, if the OID Regulations were to apply, all of the taxable income to be recognized with respect to the Offered Securities would be includible in income as OID but would not be includible again when the interest is actually received. In addition, the OID Regulations provide that in determining whether interest is unconditionally payable, the possibility of nonpayment due to default, insolvency, or similar circumstances is ignored. Accordingly, the Transferor intends to take the position that interest payments constitute payments of "qualified stated interest" with respect to the Offered Securities if they are issued at a price that is less than a de minimis discount from their stated principal amount.

      If the Offered Securities are in fact issued at a greater than de minimis discount, the following rules will apply. The excess of the "stated redemption price at maturity" of an Offered Security (generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) over the original issue price (in this case, the initial offering price at which a substantial amount of the Offered Securities are sold to the public) will constitute OID. A Security Owner must include OID in income as interest over the term of the Offered Security under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument (a "Prepayable Instrument"), the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to the Offered Securities (which is not clear), the amount of OID which will accrue in any given "accrual period" may either increase or decrease depending upon the actual prepayment rate. Accordingly, each Securityholder should consult its tax advisor regarding the impact to such Securityholder of the OID rules if the Offered Securities are issued with OID. An Offered Security issued with de minimis OID must include such OID in income proportionately as principal payments are made on such Offered Security.

      Discount and Premium. A subsequent holder who purchases an Offered Security at a discount may be subject to the "market discount" rules of
Section 1276 of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Security, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Offered Security. A Security Owner may, however, elect to include market discount in gross income as it accrues and, if such election is made, is not subject to the deferral of interest deductions provision. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. Further, the adjusted tax basis of an Offered Security subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

      A subsequent holder who purchases an Offered Security at a premium may elect to amortize and deduct this premium over the remaining term of the Offered Security in accordance with rules set forth in Section 171 of the Code.

      Optional Election. As an alternative to the above treatments, accrual method holders may elect to include in gross income all interest with respect to an Offered Security, including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described above.

      Treatment of Losses. OID, if any (in excess of de minimis OID), must be reported by all Offered Securityholders, and other interest income must be reported by Offered Securityholders that report income on the accrual method, as it accrues, whether or not such Offered Securityholder has received cash equivalent to such income and without giving effect to delays or reductions in distributions attributable to defaults and delinquencies on the Receivables, except to the extent it can be established that such amounts are uncollectible. As a result, if there were in excess of de minimis OID, the amount of income reported by an Offered Securityholder in any period could exceed the amount of cash distributed to such holder in that period. An Offered Securityholder generally will realize a loss where either principal or previously accrued interest are determined to be uncollectible with respect to the Offered Security, although the timing and character of such losses (or reductions in income) are uncertain, and the deductibility of such losses may be subject to limitations.

Disposition of Offered Securities

      Generally, capital gain or loss will be recognized on a sale or other taxable disposition of Offered Securities in an amount equal to the difference between the amount realized (other than amounts attributable to, and taxable as, accrued interest) and the seller's tax basis in the Offered Securities. A Security Owner's tax basis in an Offered Security will generally equal such Security Owner's cost increased by any OID, market discount and gain previously included by such Security Owner in income with respect to the Offered Security and decreased by any bond premium previously amortized and any principal payments previously received by such Security Owner with respect to the Offered Security. Subject to the market discount rules of the Code discussed above under "--Taxation of Interest Income to Securityholders--Discount and Premium", any such gain or loss will be capital gain or loss if the Offered Security was held as a capital asset (except, however, with regard to Prepayable Instruments, in which case in the event of a prepayment or redemption thereof such gain is ordinary income to the extent of any not yet accrued OID). Capital gain or loss will be long-term if the Offered Security was held by the holder for more than one year and otherwise will be short-term. (Under the Taxpayer Relief Act of 1997 the maximum rates on long-term capital gains will be reduced further in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Each prospective investor should consult its tax advisor concerning these tax law changes.)

Information Reporting and Backup Withholding

      The Trustee will be required to report annually to the IRS, and to each Securityholder, the amount of interest paid on the Offered Securities (and the amount withheld for federal income taxes, if any) for each calendar year, except as to exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder (other than holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Securityholder fail to provide the required certification, the Trustee will be required to withhold (or cause to be withheld) 31 percent of the interest otherwise payable to the holder, and remit the withheld amounts to the IRS as a credit against the holder's federal income tax liability.

FASIT Legislation

      Legislation passed by Congress and signed into law by the President on August 20, 1996 added Sections 860H through 860L to the Code (the "FASIT Provisions") which provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). Although the legislation providing for the new FASIT entity became effective on September 1, 1997, many technical issues are to be addressed in Treasury Regulations which have not yet been issued. In general, the FASIT legislation enables trusts such as the Trust to be treated as a pass-through entity not subject to federal entity-level income tax (except with respect to certain prohibited transactions) and to issue securities that would be treated as debt for federal income tax purposes. Transition rules provided for by the FASIT legislation contemplate that entities in existence on August 31, 1997 may elect to be taxed under the FASIT Provisions. However, how such election is made and how outstanding interests of such entity are to be treated subsequent to the election is not explained in the FASIT legislation.

Other Possible Characterizations of the Pooling and Servicing Agreement


      Although, as described above, it is the opinion of Special Tax Counsel that the Offered Securities will properly be characterized as indebtedness for federal income tax purposes, such opinion is not binding on the IRS and thus no assurance can be given that such characterization will prevail. If, however, the IRS were to contend successfully that the Offered Securities, or securities of any other outstanding series, were not debt for federal income tax purposes, the arrangement among the Security Owners, the Transferor, and security owners of such other Series might be classified for federal income tax purposes as a publicly traded partnership taxable as a corporation and would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the Receivables. Moreover, distributions by the entity to all or some of the Classes of Securityholders would probably not be deductible in computing the entity's taxable income and all or part of distributions to Securityholders would probably be treated as dividends. Such an entity-level tax could result in reduced distributions to Securityholders and the Securityholders could be liable for a share of such tax.


      Because the Transferor will treat the Offered Securities as indebtedness for federal income tax purposes, the Trustee will not comply with the tax reporting requirements that would apply under the foregoing alternative characterizations of the Offered Securities.

Defeasance

      The Securities are subject to Defeasance in certain circumstances. It is not clear under the existing authorities whether Defeasance would, for federal income tax purposes, result in a deemed taxable sale or exchange of the Securities in exchange for the amounts deposited in the Principal Funding Account and the Accumulation Period Reserve Account as a result of the Defeasance; however, if such a sale or exchange were deemed to occur, because of the short time period, the amount required to be deposited and the nature of the assets in which such amount may be invested, such a result would not be expected to have a material adverse effect on a Securityholder for federal income tax purposes, notwithstanding that, if such a sale or exchange were deemed to occur, each Securityholder would thereafter be deemed to own its pro rata share of the assets in which such amount is invested, and would be required to report its taxable income on such basis.

Tax Consequences to Foreign Investors


      As noted above, Special Tax Counsel will render its opinion, subject to the analysis and assumptions contained therein, that the Offered Securities will properly be characterized as indebtedness secured by the Receivables for federal income tax purposes. Based upon that opinion, the following information describes the U.S. federal income tax treatment of investors in Offered Securities that are not U.S. Persons (each, a "Foreign Person"). The term "Foreign Person" means any person other than
(i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States, or any political subdivision thereof or the District of Columbia (unless in the case of a partnership, Treasury Regulations provide otherwise), (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source or,
(iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons under the Code, and applicable Treasury Regulations thereunder prior to such date, that elect to continue to be treated as U.S. Persons under the Code or applicable Treasury Regulations thereunder will also be considered a U.S. Person.


            (a) Interest paid or accrued to a Foreign Person that is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, will generally be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person (i) is not actually or constructively a "10 percent shareholder" of the Transferor or a "controlled foreign corporation" with respect to which the Transferor is a "related person" within the meaning of the Code, and (ii) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Offered Security is a Foreign Person and providing that Foreign Person's name and address. If the information provided in this statement changes, the Foreign Person must so inform the Trustee within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty.

            (b) Any capital gain realized on the sale or other taxable disposition of an Offered Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

            (c) If the interest, gain or income on an Offered Security held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

      If the IRS were to contend successfully that any of the Offered Securities are interests in a partnership (not taxable as a corporation), a Security Owner that is a Foreign Person might be required to file a United States individual or corporate income tax return and pay tax on its share of partnership income at regular United States rates including, in the case of a corporate Security Owner, the branch profits tax (and would be subject to withholding tax on its share of partnership income). If any of the Offered Securities were recharacterized as interests in a "publicly traded partnership" taxable as a corporation, to the extent distributions on such Offered Securities were treated as dividends, a Foreign Person would generally be subject to tax (and withholding) on the gross amount of such dividends at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty.

New Withholding Regulations

      On October 6, 1997, the Department of the Treasury issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                        CERTAIN STATE TAX CONSEQUENCES

      Because of the differences in state tax laws and their applicability to different investors, it is not possible to summarize the potential state tax consequences of holding the Offered Securities. ACCORDINGLY, PURCHASERS OF OFFERED SECURITIES SHOULD CONSULT THEIR RESPECTIVE TAX ADVISORS REGARDING THE STATE TAX CONSEQUENCES OF PURCHASING ANY CLASS OF OFFERED SECURITIES.

                     EMPLOYEE BENEFIT PLAN CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh Plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each of (a), (b) and (c), a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to such Plans by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans, and both ERISA and the Code prohibit certain transactions involving "plan assets" between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans. Violation of these rules may result in the imposition of an excise tax or penalty. Thus, a Plan fiduciary considering an investment in the Offered Securities should consider, among other things, whether such an investment might constitute or give rise to a prohibited transaction under ERISA, the Code or any substantially similar federal, state or local law.

      Neither ERISA nor the Code defines the term "plan assets." Under
Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Plan Assets Regulation"), a Plan's assets may be deemed to include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. Accordingly, an investment in the Offered Securities by a Plan might result in the assets of the Trust being deemed to constitute plan assets, which in turn could have the consequence that certain aspects of such investment, including the operation of the Trust, might give rise to or result in prohibited transactions under ERISA and the Code.

Class A Securities

      The Plan Assets Regulation contains an exception to the plan asset rules that provides that if a Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets, regardless of the fact that the security might otherwise represent an equity interest in the issuer. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is "widely-held" i.e., owned by 100 or more investors independent of the issuer and of one another and (iii) either (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or
(B) sold to a Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Under the Plan Assets Regulation, a class of securities will not fail to be widely-held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the control of the issuer.

      The Class A Underwriters expect, although no assurance can be given, that the Class A Securities will be held by at least 100 independent investors at the conclusion of the offering and the Transferor anticipates that the other conditions of the Plan Assets Regulation will be met with respect to the Class A Securities. No monitoring or other measures will be taken to ensure that any such conditions will be met with respect to the Class A Securities. If the Trust's assets were deemed to be "plan assets" of a Plan investor, there is uncertainty whether existing exemptions from the "prohibited transaction" rules of ERISA, the Code and any substantially similar federal, state or local law would apply to all transactions involving the Trust's assets. Accordingly, Plan fiduciaries should consult with counsel before making a purchase of Class A Securities.


Special Considerations for Insurance Company General Accounts

      It should be noted that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the DOL is required to issue final regulations (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Potential investors that are insurance company general accounts should consult their legal advisors concerning the effect of the General Account Regulations on such investment.

      As of the date hereof, the DOL has issued proposed regulations pursuant to Section 401(c) of ERISA. If adopted substantially in the form in which proposed, the General Account Regulations may not exempt the assets of an insurance company general account from treatment as "plan assets" after December 31, 1998.

General Investment Considerations

      Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the Offered Securities with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; the composition of the Plan's portfolio with respect to diversification by type of asset; the Plan's funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment prudence and diversification an investment in the Offered Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in
Section 3(33) of ERISA) are not subject to the provisions of Title I of ERISA and Section 4975 of the Code. Accordingly, assets of such plans may, subject to the provisions of any other applicable federal and state law (including, without limitation, federal or state law which is, to a material extent, similar to the provisions of Section 406 of ERISA or
Section 4975 of the Code), be invested in any class of Offered Securities without regard to the ERISA considerations described herein. It should be noted, however, that any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                                 UNDERWRITING

      Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") among the Transferor, Metris and the Underwriters named below (the "Underwriters"), the Transferor has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Offered Securities set forth opposite its name:


                                                                  Amount
                                                                Of Class A
Underwriters                                                    Securities
Chase Securities Inc. ......................................    $___________
      Total.................................................    $
                                                                ============


      In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Securities if any of the Offered Securities are purchased.



      The Underwriters propose initially to offer the Class A Securities to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of ____% of the principal amount of the Class A Securities. The Underwriters may allow, and such dealers may reallow, concessions not in excess of ____% of the principal amount of the Class A Securities to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.


      The Underwriting Agreement provides that the Transferor and Metris will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.


      Chase Securities Inc., on behalf of the Underwriters, may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Offered Securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size creating a syndicate short position. Stabilizing transactions permit bids to purchase the Offered Securities so long as the stabilizing bids do not exceed a specific maximum. Syndicate covering transactions involve purchases of the Offered Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit Chase Securities Inc. to reclaim a selling concession from a syndicate member when the Offered Securities originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause prices of the Offered Securities to be higher than they would otherwise be in the absence of such transactions. Neither the Trust nor the Underwriters represent that the Underwriters will engage in any such transactions nor that such transactions, once commenced, will not be discontinued without notice.


      Each Underwriter has represented and agreed that (a) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom and (c) if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

      In the ordinary course of business, several of the Underwriters or their affiliates have engaged, and may engage in the future, in certain investment banking or commercial banking transactions with Metris and its affiliates.

                                 LEGAL MATTERS

      Certain legal matters relating to the Offered Securities will be passed upon for Metris, the Transferor and Direct Merchants Bank by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters relating to the Offered Securities will be passed upon for the Underwriters by Brown & Wood LLP, New York, New York.

                                    EXPERTS


      The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and December 31, 1996 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus, as part of the Transferor's Registration Statement on Form S-3, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                        LISTING AND GENERAL INFORMATION


      Application has been made to list the Offered Securities on the Luxembourg Stock Exchange. In connection with the listing application, the Certificate of Incorporation and By-laws of the Transferor, as well as legal notice relating to the issuance of the Class A Securities will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg, where copies thereof may be obtained upon request. Once the Offered Securities have been so listed, trading of the Offered Securities may be effected on the Luxembourg Stock Exchange. The Class A Securities have been accepted for clearance through the facilities of DTC, Cedel and Euroclear. The International Securities Identification Numbers (ISIN) for the Class A Securities is ; the Common Code numbers for the Class A
Securities is      .


      The transactions contemplated in this Prospectus were authorized by
resolutions adopted by the Transferor on      , 1998 and      , 1998.

      Copies of the Pooling and Servicing Agreement, the Series 1998-3 Supplement, all other Supplements, the Purchase Agreements and all amendments thereto, the reports and statements described in "Description of the Offered Securities--Evidence as to Compliance", each document listed under "Available Information" and all of the reports referred to under "Reports to Securityholders" and "Description of the Offered Securities--Reports to Securityholders" in the Prospectus will be available free of charge at the office of the listing agent of the Trust
in Luxembourg, whose address is      . Financial information regarding
Transferor is included in the consolidated financial statements of Fingerhut Companies, Inc. in its Annual Report and Form 10-K for the
fiscal year ended      , 1997, also available at the office of the listing
agent in Luxembourg. For so long as the Offered Securities are outstanding, copies of each Annual Report and Form 10-K for subsequent fiscal years and Form 10-Q for subsequent fiscal quarters will also be available at the office of the listing agent in Luxembourg.

      The Transferor confirms that there has been no material adverse
change in the performance of the Trust since      , 1998, the date of the
information with respect to the Trust set forth in "the Receivables."

      In the event that Definitive Securities are issued and the rules of the Luxembourg Stock Exchange require a Luxembourg Transfer Agent, the Luxembourg Paying Agent will be appointed as a Transfer Agent.


                               GLOSSARY OF TERMS

      The following terms, which are used in this Prospectus, have the meanings indicated:


      "Account" means each revolving credit consumer credit card account established pursuant to a Contract between a Credit Card Originator and any Person, which on the Initial Closing Date was an Eligible Account or, with respect to accounts transferred to the Trust after the Initial Closing Date, each Additional Account or Supplemental Account. The definition of Account includes each Transferred Account but does not include any Accounts containing Ineligible Receivables and reassigned to the Transferor pursuant to the Pooling and Servicing Agreement. The term "Account" refers to an Additional Account or Supplemental Account only from and after the Addition Date with respect thereto, and the term "Account" refers to any Removed Account only prior to the Removal Date with respect thereto.

      "Accumulation Period" is defined at page 15  in "Prospectus
Summary--Revolving Period."

      "Accumulation Period Length" is defined at page 61 in "Description of the Offered Securities--Postponement of Accumulation Period."

      "Accumulation Period Reserve Account" is defined at page 73 in "Description of the Offered Securities--Accumulation Period Reserve Account."

      "Accumulation Shortfall" is defined at page 84 in "Description of Offered Securities--Application of Collections--Payment of Principal."

      "Adaptive Control System" is defined at page 41 in "Direct Merchants Bank's Credit Card Activities--New Account Underwriting--The Adaptive Control System."

      "Addition Date" means each date as of which Receivables under Additional Accounts or Supplemental Accounts are included in the Trust as Accounts pursuant to the Pooling and Servicing Agreement.

      "Additional Account" means (a) for the period from the Initial Closing Date through the day preceding the Amendment Closing Date, each revolving credit consumer credit card account owned by a Credit Card Originator coming into existence after the Initial Closing Date which is an Approved Account that the Transferor has not elected to exclude from the Trust after June 7, 1996 and prior to the Amendment Closing Date or (b) on and after the Amendment Closing Date, each revolving credit consumer credit card account in which a Credit Card Originator acquires rights that is an Approved Account and is not an Excluded Account; provided, however, that a revolving credit consumer credit card account that does not satisfy the definition of Approved Account on the date of its creation shall be an Additional Account on the date that it satisfies the definition of Approved Account. Any such election will be made by the Transferor or the Servicer providing to the Trustee a written notice thereof clearly identifying such excluded accounts.

      "Adjusted Invested Amount" means, as of any business day, the Invested Amount minus the sum of the amount then on deposit in the Principal Account, the amount then on deposit in the Principal Funding Account and the Series 1998-3 Percentage of the amount then on deposit in the Excess Funding Account.

      "Adjustment Payment" is defined at page 85 in "Description of the Offered Securities--Defaulted Receivables; Dilution."

      "Amendment Closing Date" means July 30, 1998.

      "Amortization Period" means the period commencing on the Amortization Period Commencement Date and continuing until the earlier of (x) the Invested Amount of the Securities being paid in full or (y) the Termination Date.

      "Amortization Period Commencement Date" means the earlier of the first day of the Accumulation Period and the date on which a Pay Out Event occurs or is deemed to have occurred.

      "Approved Account" means each (i) Eligible Account that is a MasterCard(R) or VISA(R) account or (ii) any other revolving credit consumer credit card account the inclusion in the Trust of which would not cause a Ratings Event.

      "Assignment" is defined at page 68 in "Description of the Offered Securities--Addition of Trust Assets."

      "Automatic Additional Accounts" is defined at page 68 in "Description of the Offered Securities--Addition of Trust Assets."

      "Available Investor Principal Collections" is defined at page 60 in "Description of the Offered Securities--Principal Payments."

      "Available Reserve Account Amount" is defined at page 74 in "Description of the Offered Securities--Accumulation Period Reserve Account."

      "Available Series Finance Charge Collections" is defined at page 80 in "Description of the Offered Securities--Application of Collections--Payment of Fees, Interest and Other Items."

      "Bank" means Direct Merchants Credit Card Bank, National Association.


      "Bank Purchase Agreement" means that certain Amended and Restated Bank Receivables Purchase Agreement dated as of July 30, 1998 between Direct Merchants Bank and Metris, as such document may be amended from time to time in accordance with its terms and, if the context requires, the prior versions thereof, including the Amending and Restated Bank Receivables Purchase Agreement dated as of May 26, 1995.


      "Bankruptcy Code" means the United States federal bankruptcy code, as amended.

      "Base Rate" is defined at page 53 in "Maturity Considerations."


      "Cap Proceeds Account" means the segregated trust account established and maintained by the Trustee with a Qualified Institution for the benefit of the Securityholders into which all amounts paid pursuant to the Interest Rate Caps or any Qualified Substitute Arrangement are deposited.


      "Cash Equivalents" is defined at page 72 in "Description of the Offered Securities--Trust Accounts."

      "Cedel" is defined at page 57 in "Description of the Offered Securities--Book-Entry Registration."

      "Cedel Participants" is defined at page 57 in "Description of the Offered Securities--Book-Entry Registration."


      "Class" means any of the Class A Securities or the Class B Securities.


      "Class A Adjusted Invested Amount" is defined at page 75 in
"Description of the Offered Securities--Allocation Percentages."

      "Class A Charge-Off" is defined at page 86 in "Description of the Offered Securities--Investor Charge-Offs."

      "Class A Fixed/Floating Percentage" is defined at page 75 in "Description of the Offered Securities--Allocation Percentages."

      "Class A Floating Percentage" means, with respect to any business day, the percentage equivalent of the ratio that the amount of the Class A Adjusted Invested Amount as of the end of the preceding business day bears to the greater of (a) the sum of the aggregate amount of Principal Receivables and amounts on deposit in the Excess Funding Account as of the end of the preceding business day and (b) the sum of the numerators with respect to all classes of all Series then outstanding used to calculate the applicable allocation percentage.

      "Class A Initial Invested Amount" means $                 .

      "Class A Interest Rate" is defined at page 13 in "Prospectus Summary--Interest."

      "Class A Invested Amount" is defined at page 75 in "Description of the Offered Securities--Allocation Percentages."

      "Class A Monthly Interest" is defined at page 82 in "Description of the Offered Securities--Application of Collections--Payment of Fees, Interest and Other Items."


      "Class A Percentage" means a fraction the numerator of which is the Class A Initial Invested Amount and the denominator of which is the sum of the Class A Initial Invested Amount.


      "Class A Principal" is defined at page 84 in "Description of the Offered Securities--Application of Collections--Payment of Principal."

      "Class A Required Amount" means for any business day during a Monthly Period the amount, if any, by which the sum of (i) the Class A Monthly Interest and any overdue Class A Monthly Interest on the related Distribution Date (and additional interest thereon), (ii) the Class A Floating Percentage of the Default Amount for such Monthly Period (to date), (iii) if Direct Merchants Bank, or an affiliate of Direct Merchants Bank, is no longer the Servicer, the Class A Floating Percentage of the Monthly Servicing Fee for the related Monthly Period, (iv) the Class A Percentage of the Series 1998-3 Percentage of the Adjustment Payment required to be made by the Transferor but not made on the related Transfer Date and (v) the amount by which the Class A Invested Amount has been reduced on prior business days because of unreimbursed Class A Charge-Offs exceed the Available Series Finance Charge Collections plus any Excess Finance Charge Collections from other Series and any Transferor Finance Charge Collections in each case allocated with respect thereto.

      "Class A Securities" means the Floating Rate Asset Backed Securities, Series 1998-3, Class A.

      "Class A Securityholders" means the record holders of the Class A Securities.

      "Class A Securityholders' Interest" means the interest in the assets of the Trust allocated to the Class A Securityholders.


      "Class B Charge-Off" is defined at page 85 in "Description of the Offered Securities--Investor Charge-Offs."

      "Class B Fixed/Floating Percentage" is defined at page 75 in "Description of the Offered Securities--Allocation Percentages."


      "Class B Floating Percentage" means, with respect to any business day, the percentage equivalent of the ratio that the amount of the Class B Invested Amount as of the end of the preceding business day bears to the greater of (a) the total amount of Principal Receivables and amounts on deposit in the Excess Funding Account as of the end of the preceding business day and (b) the sum of the numerators with respect to all classes of all Series then outstanding used to calculate the applicable allocation percentage.



      "Class B Invested Amount" is defined at page 76 in "Description of the Offered Securities--Allocation Percentages."



      "Class B Principal Payment Commencement Date" means the earlier of
(a) during the Amortization Period, the first Distribution Date on which the Class A Invested Amount is paid in full or, if there are no Principal Collections allocable to Series 1998-3 remaining after payments have been made to the Class A Invested Amount on such Distribution Date, the Distribution Date following the Distribution Date on which the Class A Invested Amount is paid in full and (b) the Distribution Date following a sale or repurchase of the Receivables pursuant to the Pooling and Servicing Agreement.

      "Class B Securities" means the Asset Backed Securities, Series 1998-3, Class B.


      "Class B Securityholders" means the record holders of the Class B Securities.

      "Class B Securityholders' Interest" means the interest in the assets of the Trust allocated to the Class B Securityholders.


      "Closing Date" means the date of the initial issuance of the Securities.

      "Code" means the Internal Revenue Code of 1986, as amended.


      "Collection Account" means an account established by the Servicer for the purpose of depositing all Collections of Receivables.

      "Collections" is defined at page 8 in "Prospectus Summary--Collections."

      "Commission" means the Securities and Exchange Commission.


      "Company" is defined at page 51 in "Description of MBIA."


      "Contract" means an agreement between a Credit Card Originator and another person for the extension of revolving credit, including pursuant to a credit card, or revolving credit agreement (but shall not include any agreement or plan relating to the extension of credit on a closed-end basis).

      "Controlled Accumulation Amount" is defined at page 84 in "Description of the Offered Securities--Application of Collections--Payment of Principal."

      "Controlled Deposit Amount" is defined at page 52 in "Maturity Considerations."

      "Cooperative" is defined at page 57 in "Description of the Offered Securities--Book-Entry Registration."

      "Covered Amount" is defined at page 74 in "Description of the Offered Securities--Accumulation Period Reserve Account."

      "Credit and Collection Policy" means the written policies and procedures of the applicable Credit Card Originator relating to the operation of its consumer revolving credit card business, including, without limitation, the written policies and procedures for determining the creditworthiness of credit card customers and relating to the maintenance of credit card accounts and collection of receivables with respect thereto, as such policies and procedures may be amended, modified or otherwise changed from time to time.


      "Credit Card Originator" means Direct Merchants Bank, including its predecessor in interest, Utah Bank, and its successors or assigns under the Bank Purchase Agreement and/or any transferee of the Accounts from Direct Merchants Bank or any other originator of accounts which enters into a receivables purchase agreement with Direct Merchants Bank or Metris (to the extent that rights therein are granted to the Transferor directly or indirectly) or the Transferor in accordance with the provisions of the Pooling and Servicing Agreement and who has been identified in a prior written notice to each Rating Agency.


      "Default Amount" means, (i) on any business day other than the Default Recognition Date, the aggregate amount of Principal Receivables in Accounts which became Defaulted Accounts on such business day and (ii) on any Default Recognition Date the aggregate amount of Principal Receivables in Accounts which became Defaulted Accounts during the then current Monthly Period (other than such Accounts which were included in clause (i)).

      "Default Recognition Date" means the last day of each calendar month; provided, however, that with respect to any Monthly Period the "related Default Recognition Date" shall mean the Default Recognition Date occurring closest to the last day of such Monthly Period and any amounts allocated or applied on such Default Recognition Date shall be deemed to apply to the related Monthly Period.

      "Default Recognition Percentage" means, with respect to each Default Recognition Date, the percentage equivalent of a fraction, the numerator of which is the Weighted Average Invested Amount for the related Monthly Period and the denominator of which is the Weighted Average Principal Receivables in the Trust for the related Monthly Period.

      "Defaulted Account" means each Account with respect to which, in accordance with the Credit and Collection Policy or the Servicer's customary and usual servicing procedures, the Servicer has charged off the Receivables in such Account as uncollectible.

      "Defaulted Receivable" is defined at page 85 in "Description of the Offered Securities--Defaulted Receivables; Dilution."

      "Defeasance" is defined at page 87 in "Description of the Offered Securities--Defeasance."

      "Definitive Securities" is defined at page 58 in "Description of the Offered Securities--Definitive Securities."

      "Depositaries" is defined at page 55 in "Description of the Offered Securities--Book-Entry Registration."

      "Depository" is defined at page 55 in "Description of the Offered Securities--General."

      "Determination Date" is defined at page 85 in "Description of the Offered Securities--Investor Charge-Offs."

      "Direct Merchants Bank" means Direct Merchants Credit Card Bank, National Association.

      "Direct Merchants Bank Portfolio" is defined at page 44 in "Direct Merchants Bank's Credit Card Activities--Delinquency and Loss Experience."

      "Discount Option Receivables" is defined at page 65 in "Description of the Offered Securities--Discount Option."

      "Discount Percentage" is defined at page 65 in "Description of the Offered Securities--Discount Option."

      "Distribution Account" is defined at page 66 in "Description of the Offered Securities--Trust Accounts."

      "Distribution Date" means        , 1998 and the           day of each
month thereafter, or if such day is not a business day, the next succeeding business day.

      "DOL" means the U.S. Department of Labor.

      "Dollars" means United States dollars.

      "DTC" means The Depository Trust Company.

      "DTC Participants" is defined at page 56 in "Description of the Offered Securities--Book-Entry Registration."


      "Early Amortization Period" means the period beginning on the earlier of (a) the day on which a Pay Out Event occurs or is deemed to have occurred and (b) the Expected Final Payment Date if the Class A Invested Amount has not been paid in full on such date, and ending on the earlier of (i) the date on which the Class A Invested Amount and the Class B Invested Amount have been paid in full and (ii) the Termination Date.


      "Eligible Account" is defined at page 67 in "Description of the Offered Securities--Eligible Accounts."

      "Eligible Receivable" is defined at page 67 in "Description of the Offered Securities--Eligible Receivables."

      "Enhancement" means, with respect to any Series, any letter of credit, cash collateral account, cash collateral guaranty, guaranty, collateral invested amount, surety bond, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate cap, interest rate swap, subordination of the rights of one class or one Series to another, or other contract or agreement for the benefit of the securityholders of such Series (or securityholders of a class within such Series as designated in the applicable Supplement).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Euroclear" is defined at page 57 in "Description of the Offered Securities--Book-Entry Registration."

      "Euroclear Operator" is defined at page 57 in "Description of the Offered Securities--Book-Entry Registration."

      "Euroclear Participants" is defined at page 57 in "Description of the Offered Securities--Book-Entry Registration."

      "Euroclear System" is defined at page 57 in "Description of the Offered Securities--Book-Entry Registration."

      "Excess Finance Charge Collections" means any Finance Charge Collections allocable to any Series in excess of the amounts necessary to make required payments with respect to such Series.

      "Excess Funding Account" is defined at page 72 in "Description of the Offered Securities--Excess Funding Account."

      "Exchange" means any tender by the Transferor to the Trustee of the Exchangeable Transferor Security, pursuant to any one or more Supplements or, if provided in the relevant Supplement, securities representing any Series and the Exchangeable Transferor Security, in exchange for one or more new Series and a reissued Exchangeable Transferor Security.

      "Exchangeable Transferor Security" means the security which evidences the Transferor Interest.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Excluded Account" means on any date of determination (i) during any period in which accounts are being automatically included as Accounts, any revolving credit consumer credit card account which has been excluded from addition to the Trust pursuant to the Pooling and Servicing Agreement or any revolving credit consumer credit card account which the Transferor has elected to exclude from the Trust and (ii) during any period following the suspension of the automatic addition of accounts and prior to a Restart Date, all revolving credit consumer credit card accounts other than accounts that were Accounts on the automatic addition suspension date and Supplemental Accounts previously added during such period.

      "Expected Final Payment Date" means the                Distribution
Date.

      "External Prospects" is defined at page 37 in "Metris Companies Inc."

      "FASIT" is defined at page 106 in "Certain Federal Income Tax Consequences--Recent Legislation."

      "FASIT Provisions" is defined at page 106 in "Certain Federal Income Tax Consequences--Recent Legislation."

      "FCI" means Fingerhut Companies, Inc., a Minnesota corporation.

      "FDIA" means the Federal Deposit Insurance Act.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "FDR" means First Data Resources, Inc.

      "FICO scores" is defined at page 40 in "Direct Merchants Bank's Credit Card Activities--New Account Underwriting--Credit Scoring."

      "Finance Charge Collections" is defined at page 6 in "Prospectus Summary--Trust."

      "Finance Charge Receivables" is defined at page 8 in "Prospectus Summary--Receivables."

      "Fingerhut" means Fingerhut Corporation, a Minnesota corporation.

      "Fingerhut Customers" is defined at page 37 in "Metris Companies Inc."

      "Fingerhut Database" is defined at page 38 in "Fingerhut Corporation."

      "Fingerhut Scores" is defined at page 38 in "Fingerhut Corporation."

      "FIRREA" is defined at page 30 in "Risk Factors--Transfer of the Receivables; Insolvency Risk Considerations."

      "Fixed/Floating Percentage" is defined at page 75 in "Description of the Offered Securities--Allocation Percentages."


      "Floating Percentage" means the sum of the Class A Floating
Percentage and the Class B Floating Percentage.


      "Foreign Person" is defined at page 107 in "Certain Federal Income Tax Consequences--Tax Consequences to Foreign Investors."

      "Full Invested Amount" is defined at page 10 in "Prospectus
Summary--Allocation of Trust Assets."

      "Funding Period" is defined at page 14 in "Prospectus Summary--Funding Period."

      "General Account Regulations" is defined at page 110 in "Employee Benefit Plan Considerations--Special Considerations for Insurance Company General Accounts."

      "Global Securities" is defined at page B-1-1 in "Annex II."

      "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.


      "Guaranteed Distributions" is defined at page 83 in "Description of the Offered Securities--The Policy."


      "Indirect Participants" is defined at page 56 in "Description of the Offered Securities--Book-Entry Registration."

      "Ineligible Receivable" means any receivable that does not satisfy the definition of Receivable.

      "Initial Closing Date" is defined at page 63 in "Description of the Offered Securities--Transfer and Assignment of Receivables."

      "Initial Invested Amount" is defined at page 10 in "Prospectus Summary--Allocation of Trust Assets."

      "Insolvency Event" is defined at page 89 in "Description of the Offered Securities--Pay Out Events."


      "Insurance Agreement" means the Insurance and Reimbursement
Agreement to be dated as of the Closing Date, among MBIA, the Trustee, the Servicer and the Transferor.

      "Insurer" is defined at page  8  in the "Prospectus Summary."


      "Interest Accrual Period" means, with respect to a Distribution Date, the period from and including the preceding Distribution Date to but excluding such Distribution Date; provided, however, that the initial Interest Accrual Period shall be the period from the Closing Date to but excluding the initial Distribution Date.


      "Interest and Servicing Fee Deficiency" is defined at page 8 in "Prospectus Summary--The Policy."


      "Interest Funding Account" is defined at page 70 in "Description of the Offered Securities--Trust Accounts."


      "Interest Rate Cap Provider" is defined at page 62 in "Description of the Offered Securities--Interest Rate Cap Provider[s]."

      "Interest Rate Caps" is defined at page 61 in "Description of the Offered Securities--The Interest Rate Caps."

      "Invested Amount" means the sum of the Class A Invested Amount and the Class B Invested Amount.


      "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time.

      "Investor Securities" means any securities of any Series.

      "Investor Percentage" means, (a) with respect to Finance Charge Collections prior to the commencement of the Early Amortization Period, Receivables in Defaulted Accounts at any time and Principal Collections during the Revolving Period, the Floating Percentage and (b) with respect to Finance Charge Collections during the Early Amortization Period and Principal Collections during the Amortization Period, the Fixed/Floating Percentage, and with respect to any Series of securities, the percentage specified in the related Supplement.

      "IRS" means the Internal Revenue Service.

      "LIBOR" is defined at page 59 in "Description of the Offered Securities--Interest Payments."

      "LIBOR Determination Date" is defined at page 59 in "Description of the Offered Securities--Interest Payments."

      "MasterCard International" means MasterCard International Inc.


      "MBIA" means MBIA Insurance Corporation, a New York domiciled insurance company.


      "Metris" means Metris Companies Inc., a Delaware corporation.

      "Metris Direct" means Metris Direct, Inc., a Minnesota corporation and an affiliate of Direct Merchants Bank.

      "Metris Receivables, Inc." means Metris Receivables, Inc., a Delaware corporation.

      "Minimum Aggregate Principal Receivables" means, as of any date of determination, the sum of the numerators used in the calculation of the Investor Percentages for Principal Collections for all outstanding Series on such date of determination.

      "Minimum Retained Interest" means the product of the weighted average Minimum Retained Percentages for all Series and the sum of the outstanding principal amounts of all classes of all Series.

      "Minimum Retained Percentage" means, for Series 1998-3, 2%.

      "Minimum Transferor Interest" means the product of (i) the sum of (a) the aggregate Principal Receivables and (b) the amounts on deposit in the Excess Funding Account and (ii) the highest Minimum Transferor Percentage for any Series.

      "Minimum Transferor Percentage" means, for Series 1998-3, 0%; provided, however that in certain circumstances such percentage may be increased.

      "Monthly Period" means the period from and including the first day of each fiscal month of the Transferor to and including the last day of such fiscal month except that the first Monthly Period with respect to the Securities shall begin on and include the Closing Date and shall end on
and include        , 1998.

      "Monthly Servicing Fee" is defined at page 90 in "Description of the Offered Securities--Servicing Compensation and Payment of Expenses."

      "Moody's" means Moody's Investors Service, Inc.

      "Negative Carry Amount" is defined at page 21 in "Prospectus Summary--Coverage of Interest Shortfalls from Transferor Finance Charge Collections."

      "New Regulations" is defined at page 108 in "Certain Federal Income Tax consequences--New Withholding Regulations."

      "Notice Date" is defined at page 68 in "Description of the Offered Securities--Addition of Trust Assets."

      "Obligor" means a person or persons obligated to make payments with respect to a Receivable arising under an Account pursuant to a Contract.

      "Offered Securities" is defined at page 1.

      "OID" means original issue discount.

      "OID Regulations" is defined at page 104 in "Certain Federal Income Tax Consequences--Taxation of Interest Income to Securityholders."

      "Paired Series" is defined at page 86 in "Description of the Offered Securities--Paired Series."

      "Participants" is defined at page 55 in "Description of the Offered Securities--General."

      "Paying Agent" is defined at page 72 in "Description of the Offered Securities--Trust Accounts."

      "Payment Date" is defined at page 41 in "Direct Merchants Bank's Credit Card Activities--Servicing, Billing and Payments."

      "Payment Reserve Account" is defined at page 70 in "Description of the Offered Securities--Trust Accounts."

      "Pay Out Event" is defined at page 88 in "Description of the Offered Securities--Pay Out Events."

      "Periodic Finance Charge" has, with respect to any Account, the meaning specified in the Contract applicable to such Account for finance charges (due to periodic rate) or any similar term.

      "Permitted Lien" means with respect to the Receivables: (i) liens in favor of the Transferor created pursuant to the Purchase Agreement and assigned to the Trustee pursuant to the Pooling and Servicing Agreement;
(ii) liens in favor of the Trustee pursuant to the Pooling and Servicing Agreement; and (iii) liens which secure the payment of taxes, assessments and governmental charges or levies, if such taxes are either (a) not delinquent or (b) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves in accordance with generally accepted accounting principles shall have been established.

      "Person" means any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

      "Plan" is defined at page 109  in "Employee Benefit Plan
Considerations."

      "Plan Assets Regulation" is defined at page 109 in "Employee Benefit Plan Considerations."


      "Policy" means the Financial Guarantee Insurance Policy issued by MBIA.

      "Policy Claim Amount" is defined on page 83 in "Description of the Offered Securities--The Policy."

      "Pooling and Servicing Agreement" means the Amended and Restated Pooling and Servicing Agreement, dated as of July 30, 1998, among the Transferor, the Servicer, and the Trustee, as supplemented or amended in accordance with its terms and, if the context requires, the prior versions thereof, including the original Pooling and Servicing Agreement dated as of May 26, 1995. Unless the context requires otherwise, the term "Pooling and Servicing Agreement" refers to the Pooling and Servicing Agreement as supplemented by the Series 1998-2 Supplement.

      "Potential Class A Charge-Off" is defined at page 86 in "Description of the Offered Securities--Investor Charge-Offs."


      "Portfolio Yield" is defined at page 53 in "Maturity Considerations."

      "Pre-Funded Amount" is defined at page 14 in "Prospectus
Summary--Funding Period."

      "Pre-Funding Account" is defined at page 4 in "Prospectus
Summary--Funding Period."

      "Prepayable Instrument" is defined at page 105 in "Certain Federal Income Tax Consequences--Taxation of Interest Income to Securityholders--OID."

      "Previously Issued Series" means the Series 1998-1 Variable Funding Securities, the Series 1997-3 Asset Backed Certificates, the Series 1997-1 Asset Backed Certificates and the Series 1996-1 Asset Backed Certificates.

      "Principal Account" is defined at page 70 in "Description of the Offered Securities--Trust Accounts."

      "Principal Collections" means with respect to any business day Collections received with respect to Principal Receivables.

      "Principal Funding Account" is defined at page 72 in "Description of the Offered Securities--Principal Funding Account."

      "Principal Funding Account Balance" is defined at page 52 in "Maturity Considerations."

      "Principal Funding Account Investment Proceeds" is defined at page 72 in "Description of the Offered Securities--Principal Funding Account."

      "Principal Receivables" means for any business day, the aggregate amount shown on the Servicer's records as amounts payable by Obligors with respect to Eligible Receivables other than such amounts that are Finance Charge Receivables or (except as used in the definition of Series Default Amount) Receivables in Defaulted Accounts and shall include, without limitation, amounts payable for purchases of goods or services or cash advances. A Receivable shall be deemed to have been created at the end of the day on the date of processing of such Receivable. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day.

      "Principal Terms" is defined at page 64 in "Description of the Offered Securities--Exchanges."

      "Proprietary Modeling System" is defined at page 40 in "Direct Merchants Bank's Credit Card Activities--New Account Underwriting--Credit Scoring."

      "Proprietary Score" is defined at page 40 in "Direct Merchants Bank's Credit Card Activities--New Account Underwriting--Credit Scoring."


      "Purchase Agreement" means that certain Amended and Restated Receivables Purchase Agreement dated as of July 30, 1998 between Metris and the Transferor, as such documents may be amended from time to time in accordance with their terms and, if the context requires, the prior versions thereof, including the original Purchase Agreement dated as of May 26, 1995.


      "Purchase Agreements" means the Purchase Agreement and the Bank Purchase Agreement.

      "Purchase Termination Date" is defined at page 98 in "Description of the Purchase Agreements--Purchase Termination Date."

      "Qualified Institution" is defined at page 70 in "Description of the Offered Securities--Trust Accounts."


      "Qualified Substitute Arrangement" is defined at page 62 in "Description of the Offered Securities--Interest Rate Caps."


      "Rating Agencies" means Standard & Poor's and Moody's.

      "Rating Agency Condition" means the notification in writing by each Rating Agency to the Transferor, the Servicer and the Trustee that any action will not result in any Rating Agency reducing or withdrawing its then existing rating of the Investor Securities of any outstanding Series or class with respect to which it is a Rating Agency.

      "Ratings Event" shall mean, with respect to any class of any outstanding Series rated by a Rating Agency, a reduction or withdrawal of the rating of any such class by a Rating Agency.

      "Receivable" means all of the indebtedness of any Obligor under an Account, including the right to receive payment of any interest or finance charges and other obligations of such Obligors with respect thereto. Each receivable includes, without limitation, all rights of the Transferor under the applicable Contract.

      "Record Date" means, with respect to any Distribution Date, the business day preceding such Distribution Date, except that, with respect to any Definitive Securities, Record Date shall mean the fifth day of the then current Monthly Period.

      "Recoveries" means any amounts received by the Servicer with respect to Receivables in Accounts that previously became Defaulted Accounts.


      "Redirected Principal Collections" is defined at page 78 in "Description of the Offered Securities--Redirected Principal Collections."

      "Reference Banks" means three major banks in the London interbank market selected by the Servicer.

      "Related Person" means an entity that is an affiliate of Metris, any holder of an Investor Security, any provider of Enhancement, or any person whose status would violate the conditions for a trustee contained in Section (4)(i) of Rule 3a-7 under the Investment Company Act.

      "Relevant UCC State" means each jurisdiction in which the filing of a UCC financing statement is necessary to perfect the ownership interest and security interest of the Transferor pursuant to the Purchase Agreement or the ownership or security interest of the Trustee.


      "Replacement Interest Rate Cap" is defined at page 62 in "Description of the Offered Securities--The Interest Rate Caps."


      "Required Amount" is defined at page 83 in "Description of the Offered Securities--Application of Collections--Payment of Fees, Interest and Other Items."

      "Required Reserve Account Amount" is defined at page 73 in "Description of the Offered Securities--Accumulation Period Reserve Account."

      "Requirements of Law" means the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any material law, treaty, rule or regulation or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject.

      "Reserve Account Funding Date" is defined at page 73 in "Description of the Offered Securities--Accumulation Period Reserve Account."

      "Restart Date" is defined at page 68 in "Description of the Offered Securities--Addition of Trust Assets."

      "Retained Interest" means, on any date of determination, the sum of the Transferor Interest and the interest in the Trust represented by any Transferor Retained Class of investor securities.

      "Retained Percentage" means, on any date of determination, the percentage equivalent of a fraction the numerator of which is the Retained Interest and the denominator of which is the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination plus all amounts on deposit in the Excess Funding Account (but not including investment earnings on such amounts).

      "Revolving Period" is defined at page 15 in "Prospectus
Summary--Revolving Period."

      "RTC" means the Resolution Trust Corporation.

      "RTC Policy Statement" is defined at page 30 in "Risk
Factors-Transfer of the Receivables; Insolvency Risk Considerations."


      "Securities" or "Series 1998-3 Securities" means, collectively, the Class A Securities and the Class B Securities.


      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Security Owners" is defined at page 3 in "Reports to Securityholders."

      "Securityholders" means the record holders of the Securities.

      "Securityholders' Interest" means the interest in the assets of the Trust allocated to the Securityholders.

      "Series" means any series of securities issued by the Trust pursuant to a Supplement, including the Series 1998-3 Securities.

      "Series Default Amount" is defined at page 85 in "Description of the Offered Securities--Defaulted Receivables; Dilution."

      "Series 1996-1 Asset Backed Certificates" means those securities issued by the Trust pursuant to the Series 1996-1 Supplement dated as of April 23, 1996.

      "Series 1997-1 Asset Backed Certificates" means those securities issued by the Trust pursuant to the Series 1997-1 Supplement dated as of May 8, 1997.

      "Series 1997-2 Asset Backed Certificates" means those securities issued by the Trust pursuant to the Series 1997-2 Supplement dated as of _______, 1997.


      "Series 1998-B Variable Funding Securities" means those securities issued by the Trust pursuant to the Series 1998-B Supplement dated as of October 22, 1998.

      "Series 1998-1 Variable Funding Securities" means those securities issued by the Trust pursuant to the Series 1998-1 Supplement dated as of July 30, 1998.


      "Series 1998-3" is defined at page 2.

      "Series 1998-3 Percentage" means, on any date of determination, the percentage equivalent of a fraction the numerator of which is the Invested Amount and the denominator of which is the sum of the Invested Amounts of all Series then outstanding.

      "Series 1998-3 Supplement" means the Supplement, dated as of the Closing Date, among the Transferor, the Servicer and the Trustee relating to the Series 1998-3 Securities.


      "Series 1998-2 Asset Backed Securities" means those securities issued by the Trust pursuant to the Series 1998-2 Supplement to be dated on or about the Closing Date.


      "Service Transfer" is defined at page 91 in "Description of the Offered Securities--Servicer Default."

      "Servicer" means initially Direct Merchants Bank and thereafter any Person appointed as successor as provided in the Pooling and Servicing Agreement.

      "Servicer Default" is defined at page 91 in "Description of the Offered Securities--Servicer Default."

      "Servicing Fee Percentage" means 2.00 percent per annum, or for so long as Direct Merchants Bank is the Servicer, a lesser rate if so specified in the Supplement.

      "Shared Principal Collections" means the amount of Principal Collections for any business day allocated by the Servicer to the Invested Amount remaining after covering required deposits or payments to the Securityholders and any similar amount remaining for any other Series.

      "SIPC" is defined at page 71 in "Description of the Offered
Securities--Trust Accounts."

      "Special Tax Counsel" means Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Transferor or such other counsel reasonably acceptable to the Trustee.

      "Spin Off" is defined on page 37 in "Metris Companies Inc."


      "Spread Account" means an account established pursuant to the Insurance Agreement to reimburse MBIA for any draws on the Policy.

      "Spread Account Maximum" means the maximum amount required to be deposited in the Spread Account pursuant to the Insurance Agreement.


      "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.


      "Stated Class B Amount" is defined at page 76 in "Description of the Offered Securities--Allocation Percentages."


      "Supplement" means any Supplement to the Pooling and Servicing
Agreement.

      "Supplemental Accounts" is defined at page 68 in "Description of the Offered Securities--Addition of Trust Assets."

      "Supplemental Security" is defined at page 65 in "Description of the Offered Securities--Exchanges."

      "Suppress File" is defined at page 38 in "Fingerhut Corporation."

      "Tax Certificate" is defined at page B-1-3 in "Annex II."

      "Tax Opinion" is defined at page 64 in "Description of the Offered Securities--Exchanges."

      "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

      "Termination Date" means the ______ Distribution Date.

      "Terms and Conditions" is defined at page 58 in "Description of the Offered Securities--Book-Entry Registration."

      "Transfer Agent and Registrar" is defined at page 59 in "Description of the Offered Securities--Definitive Securities."

      "Transfer Date" is defined at page 75 in "Description of the Offered Securities--Application of Collections--Allocations."

      "Transferor" means Metris Receivables, Inc., a Delaware corporation.

      "Transferor Finance Charge Collections" is defined at page 21 in "Prospectus Summary--Coverage of Interest Shortfalls from Transferor Finance Charge Collections."

      "Transferor Interest" means, on any date of determination, the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination plus all amounts on deposit in the Excess Funding Account (but not including investment earnings on such amounts), minus the aggregate invested amount of all Series at the end of such day.

      "Transferor Percentage" is defined at page 75 in "Description of the Offered Securities--Allocation Percentages."

      "Transferor Retained Class" means any class of Investor Securities which is retained by the Transferor.

      "Transferor Retained Finance Charge Collections" is defined at page 82 in "Description of the Offered Securities--Application of Collections--Payment of Fees, Interest and Other Items."

      "Transferred Account" means an Account with respect to which a new credit account number has been issued by the applicable Credit Card Originator under circumstances resulting from a lost or stolen credit card and not requiring standard application and credit evaluation procedures under the Credit and Collection Policy.

      "Treasury Regulations" is defined at page 103 in "Certain Federal Income Tax Consequences--General; Scope of Federal Income Tax Opinion."

      "Trigger Event" is defined at page 89 in "Description of the Offered Securities--Pay Out Events."

      "Trust" means the Metris Master Trust.

      "Trust Accounts" is defined at page 70 in "Description of the Offered Securities--Trust Accounts."

      "Trust Portfolio" is defined at page 48 in "The Receivables."

      "Trustee" means The Bank of New York (Delaware), a Delaware banking corporation.

      "Trustee's Corporate Trust Office" means the Trustee's office located at White Clay Center, Route 273, Newark, Delaware 19711.

      "UCC" means the Uniform Commercial Code as amended from time to time as in effect in the applicable jurisdiction.

      "Underwriters" is defined at page 111 in "Underwriting."

      "Underwriting Agreement" means the underwriting agreement dated __________, 1998 among the Transferor, Metris and the Underwriters.

      "U.S. Person" is defined at page B-1-3 in "Annex II."

      "Utah Bank" is defined at page 38 in "Direct Merchants Credit Card Bank, National Association."

      "Variable Funding Securities" means a series of Securities, in one or more classes, issued pursuant to the Pooling and Servicing Agreement and the Variable Funding Series Supplement relating thereto.

      "Variable Funding Series Supplement" means the Series 1998-1 Supplement dated as of July 30, 1998 among the Transferor, the Servicer and the Trustee relating to the Variable Funding Securities.

      "Weighted Average Invested Amount" means with respect to any Monthly Period the weighted average Adjusted Invested Amount based on the Adjusted Invested Amount outstanding on each business day after giving effect to all transactions on such business day from but excluding the Default Recognition Date related to the preceding Monthly Period to and including the Default Recognition Date with respect to such Monthly Period.

      "Weighted Average Principal Receivables" means with respect to any Monthly Period the weighted average sum of the total amount of Principal Receivables and the amount on deposit in the Excess Funding Account on each business day after giving effect to all transactions on such business day from but excluding the Default Recognition Date related to the preceding Monthly Period to and including the Default Recognition Date with respect to such Monthly Period.


                                                                       ANNEX I

                                 OTHER SERIES


      The table below sets forth the principal characteristics of the Series 1996-1 Asset Backed Certificates, the Series 1997-1 Asset Backed Certificates, the Series 1997-2 Asset Backed Certificates, the Series 1998-1 Variable Funding Securities and the Series 1998-B Variable Funding Securities, the only Series heretofore issued by the Trust which remain outstanding upon issuance of the Series 1998-3 Securities. In addition, the table sets forth the principal characteristics of the Series 1998-3 Securities that are being offered by the Trust concurrently with the issuance of Series 1998-2, pursuant to a separate prospectus. For more specific information with respect to any Series, any prospective investor should contact the Servicer at (612) 525-5094. The Servicer will provide, without charge, to any prospective purchaser of the Securities, a copy of the disclosure documents for any previous publicly issued Series.



Series 1996-1

Class A Certificates

Initial Invested Amount...................... $518,000,000
Interest Rate................................ 6.45%
Commencement of Amortization Period.......... First day of August 1998 Monthly
                                              Period
Annual Servicing Fee Percentage.............. 2.00%
Enhancement.................................. Subordination of Class B
                                              Certificates, Class C
                                              Certificates and Class D
                                              Certificates
Scheduled Series Termination Date............ February 2002 Distribution Date
Series Issuance Date......................... April 23, 1996

Class B Certificates

Initial Invested Amount...................... $87,500,000
Interest Rate................................ 6.80%
Annual Servicing Fee Percentage.............. Same as above for Class A
                                              Certificates
Enhancement.................................. Subordination of Class A
                                              Certificates and Class D
                                              Certificates
Scheduled Series Termination Date............ Same as above for Class A
                                              Certificates

Class C Certificates

Initial Invested Amount...................... $50,000,000
Interest Rate................................ LIBOR + 0.650%
Annual Servicing Fee Percentage.............. Same as above for Class A
                                              Certificates
Enhancement.................................. Subordination of Class D
                                              Certificates and Class C
                                              Reserve Account
Scheduled Series Termination Date............ Same as above for Class A
                                              Certificates

Class D Certificates

Invested Amount.............................. $44,500,000
Interest Rate................................ None
Annual Servicing Fee Percentage.............. Same as above for Class A
                                              Certificates
Scheduled Series Termination Date............ Same as above for Class A
                                              Certificates


Series 1997-1

Class A Certificates

Initial Invested Amount...................... $616,250,000
Interest Rate................................ 6.87%
Commencement of Accumulation Period.......... Last day of March 2001 Monthly
                                              Period or later
                                              date as determined in the
                                              Agreement
Annual Servicing Fee Percentage.............. 2.00%
Enhancement.................................. Subordination of Class B
                                              Certificates, Class C
                                              Certificates and Class D
                                              Certificates
Scheduled Series Termination Date............ October 2005 Distribution Date
Series Issuance Date......................... May 8, 1997

Class B Certificates

Initial Invested Amount...................... $106,250,000
Interest Rate................................ 7.11%
Commencement of Accumulation Period.......... Last day of March 2001 Monthly
                                              Period or later
                                              date as determined in the
                                              Agreement
Annual Servicing Fee Percentage.............. Same as above for Class A
                                              Certificates
Enhancement.................................. Subordination of Class C
                                              Certificates and Class D
                                              Certificates
Scheduled Series Termination Date............ Same as above for Class A
                                              Certificates

Class C Certificates

Initial Invested Amount...................... $72,250,000
Interest Rate................................ LIBOR + 0.850%
Commencement of Accumulation Period.......... Last day of March 2001 Monthly
                                              Period or later
                                              date as determined in the
                                              Agreement
Annual Servicing Fee Percentage.............. Same as above for Class A
                                              Certificates
Enhancement.................................. Subordination of Class D
                                              Certificates and Class C
                                              Reserve Account
Scheduled Series Termination Date............ Same as above for Class A
                                              Certificates

Class D Certificates

Invested Amount.............................. $55,250,000
Interest Rate................................ None
Annual Servicing Fee Percentage.............. Same as above for Class A
                                              Certificates
Scheduled Series Termination Date............ Same as above for Class A
                                              Certificates

Series 1997-2

Class A Certificates

Initial Invested Amount...................... $455,000,000
Interest Rate................................ LIBOR + 0.20%
Commencement of Accumulation Period.......... Last day of October 2001
                                              Monthly Period or later
                                              date as determined in the
                                              Agreement
Annual Servicing Fee Percentage.............. 2.00%
Enhancement.................................. Subordination of Class B
                                              Certificates, Class C
                                              Certificates and Class D
                                              Certificates
Scheduled Series Termination Date............ May 2006 Distribution Date
Series Issuance Date......................... November 20, 1997

Class B Certificates

Initial Invested Amount...................... $101,500,000
Interest Rate................................ LIBOR + 0.43%
Commencement of Accumulation Period.......... Last day of October 2001
                                              Monthly Period or later
                                              date as determined in the
                                              Agreement
Annual Servicing Fee Percentage.............. Same as above for Class A
                                              Certificates
Enhancement.................................. Subordination of Class C
                                              Certificates and Class D
                                              Certificates

Scheduled Series Termination Date............ Same as above for Class A
                                              Certificates

Class C Certificates

Initial Invested Amount...................... $98,000,000
Interest Rate................................ LIBOR + ____%
Commencement of Accumulation Period.......... Last day of October 2001
                                              Monthly Period or later
                                              date as determined in the
                                              Agreement
Annual Servicing Fee Percentage.............. Same as above for Class A
                                              Certificates
Enhancement.................................. Subordination of Class D
                                              Certificates and Class C
                                              Reserve Account
Scheduled Series Termination Date............ Same as above for Class A
                                              Certificates

Class D Certificates

Invested Amount.............................. $55,250,000
Interest Rate................................ None
Annual Servicing Fee Percentage.............. Same as above for Class A
                                              Certificates
Scheduled Series Termination Date............ Same as above for Class A
                                              Certificates

Series 1998-1

Class A Securities

Invested Amount as of _____, 1998............  $
Expected Invested Amount as of Closing Date
(after application of proceeds)..............  $
Maximum Permitted Invested Amount............  $600,000,000
Interest Rate................................  A1/P1 Commercial Paper/LIBOR +
                                               0.75% Blended
Commencement of Amortization Period..........  _________________ (extendible)
Annual Servicing Fee Percentage..............  2.00%
Enhancement..................................  Subordination of Class B
                                               Securities, Collateralized
                                               Trust Obligations and Class D
                                               Securities
Scheduled Series Termination Date............  _________________ (extendible)
Series Issuance Date.........................  July 30, 1998

Class B Securities

Initial Invested Amount......................  $56,376,000
Interest Rate................................  LIBOR + 0.45%
Annual Servicing Fee Percentage..............  Same as above for Class A
                                               Securities
Enhancement..................................  Subordination of Collateralized
                                               Trust Obligations
                                               and Class D Securities
Scheduled Series Termination Date............  Same as above for Class A
                                               Securities

Collateralized Trust Obligations

Initial Invested Amount......................  $96,645,000
Interest Rate................................  LIBOR + 0.85%
Annual Servicing Fee Percentage..............  Same as above for Class A
                                               Securities
Enhancement..................................  Subordination of Class D
                                               Securities
Scheduled Series Termination Date............  Same as above for Class A
                                               Securities

Class D Securities

Invested Amount as of ___________, 1998......  $
Expected Invested Amount as of Closing Date
(after reduction
of Class A Invested Amount)..................  $
Maximum Permitted Invested Amount............
Interest Rate................................  None
Annual Servicing Fee Percentage..............  Same as above for Class A
                                               Securities
Scheduled Series Termination Date............  Same as above for Class A
                                               Securities


Series 1998-B

Class A Securities

Invested Amount as of _____, 1998............  $
Expected Invested Amount as of Closing Date
(after application of proceeds)..............  $
Maximum Permitted Invested Amount............  $103,500,000
Interest Rate................................  A1/P1 Commercial Paper/LIBOR + [
                                                 ]% Blended
Commencement of Amortization Period..........  the earlier of the first
                                               Distribution Date following
                                               the Monthly Period during
                                               which the Series 1996-1
                                               Funding Date occurs and the
                                               Pay Out Commencement Date or
                                               if there is any Extension,
                                               the earlier of the date
                                               specified as such in the
                                               most recent Extension Notice
                                               and the Pay Out Commencement
                                               Date. (extendible)
Annual Servicing Fee Percentage..............  2.0%
Enhancement..................................  Subordination of Class B
                                               Securities
Scheduled Series Termination Date............  May 2004 (extendible)
Series Issuance Date.........................  October 22, 1998

Class B Securities

Initial Invested Amount......................  $34,500,000
Interest Rate................................  None
Annual Servicing Fee Percentage..............  Same as above for Class A
                                               Securities
Scheduled Series Termination Date............  Same as above for Class A
                                               Securities


Series 1998-2
Class A Securities

Initial Invested Amount...................... $
Interest Rate................................ LIBOR +
Commencement of Amortization Period..........
Annual Servicing Fee Percentage..............
Enhancement.................................. Subordination of Class B
                                              Securities, Policy (as
                                              defined herein)
Scheduled Series Termination Date............ _________________
Series Issuance Date......................... November ___, 1998

Class B Securities

Initial Invested Amount...................... $[       ]
Interest Rate................................ LIBOR + [     ]%
Annual Servicing Fee Percentage.............. Same as above for Class A
                                              Securities
Scheduled Series Termination Date............ Same as above for Class A
                                              Securities



                                                                      ANNEX II

                       GLOBAL CLEARANCE, SETTLEMENT AND
                         TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Metris Master Trust Asset Backed Trust Securities, Series 1998-2 (the "Global Securities"), will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional Eurobonds, except that there will be not temporary global security and no "look-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to conventional credit card security issues in same-day funds.

      Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the accounts of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

      Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct their respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30 percent U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) and a certificate under penalties of perjury (the "Tax Certificate") that such beneficial owner is (i) not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that is related (within the meaning of Section 864(d)(4) of the Code) to the Trust or the Transferor and (ii) not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Trust or the Transferor. If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

      Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Security Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Security). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Security Owner or such Security Owner's agent.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The Security Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such Security Owner's agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury Regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States Persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons under the Code, and applicable Treasury Regulations thereunder prior to such date, that elect to continue to be treated as U.S. Persons under the Code or applicable Treasury Regulations thereunder will also be considered a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.



                            PRINCIPAL OFFICE OF

                          METRIS RECEIVABLES, INC.
                           600 South Highway 169
                                 Suite 300
                      St. Louis Park, Minnesota 55426

                                  SERVICER
                               for the Trust
          Direct Merchants Credit Card Bank, National Association
                         6909 East Greenway Parkway
                         Scottsdale, Arizona 85254

                                  TRUSTEE
                      The Bank of New York (Delaware)
                             White Clay Center
                                 Route 273
                           Newark, Delaware 19711

                     PAYING AGENTS AND TRANSFER AGENTS
                            The Bank of New York
                             White Clay Center
                                 Route 273
                           Newark, Delaware 19711

                     Banque Generale du Luxembourg S.A.
                          50, Avenue J.F. Kennedy
                             L-2951 Luxembourg

                               LISTING AGENT
                             Banque Generale du
                              Luxembourg S.A.
                          50, Avenue J.F. Kennedy
                             L-2951 Luxembourg

                      LEGAL ADVISOR TO THE TRANSFEROR
                          as to United States Law
                  Skadden, Arps, Slate, Meagher & Flom LLP
                              919 Third Avenue
                          New York, New York 10022

                     LEGAL ADVISOR TO THE UNDERWRITERS
                          as to United States Law
                              Brown & Wood LLP
                           One World Trade Center
                          New York, NY 10048-0557

                 INDEPENDENT ACCOUNTANTS TO THE TRANSFEROR
                           KPMG Peat Marwick LLP
                            4200 Norwest Center
                            90 South 7th Street
                     Minneapolis, Minnesota 55402-3900


----------------------------------        ----------------------------------
----------------------------------        ----------------------------------


      No dealer, salesman or other
person has been authorized to give                Metris Master Trust
information or to make any
representations other than those
contained or incorporated by
reference in this Prospectus in                 $__________ Floating Rate
connection with the offer                              Aset Backed
made by this Prospectus and, if                        Securities
given or made, such information or                Series 1998-2, Class A
representations must not be relied
upon as having been authorized by the
Transferor or the Underwriters. Neither
the delivery of this Prospectus
nor any sale made hereunder shall under
any circumstances create an
implication that there has been no
change in the affairs of Metris
Companies Inc., Direct Merchants Credit
Card Bank, National Association,
Metris Receivables, Inc. or the
Receivables since the date hereof. This
Prospectus does not constitute an offer
or solicitation by anyone in any
state in which such offer or solicitation
is not authorized or in which the person
making such offer or solicitation is not
qualified to do so or to anyone to whom
it is unlawful to make such offer or                  Metris
solicitation.                                     Receivables, Inc.
                                                    Transferor
        ------------------

         TABLE OF CONTENTS
                                    Page

Reports to Securityholders............3
Available Information.................3         Direct Merchants Credit
Incorporation of Certain                          Card Bank, National
   Documents By Reference.............3               Association
Other Information.....................4                 Servicer
Prospectus Summary....................5
Risk Factors.........................29
The Trust............................37               PROSPECTUS
Metris Companies Inc.................37
The Transferor.......................38
Direct Merchants Credit Card
    Bank, National Association.......38
Fingerhut Corporation................38
Direct Merchants Bank's Credit
   Card Activities...................39
The Receivables......................48
Maturity Considerations..............52
Use of Proceeds......................54
Description of the Offered
   Securities........................54
Description of the Purchase
   Agreements........................95
Certain Legal Aspects of the
   Receivables.......................98
Certain Federal Income Tax
   Consequences.....................102
Certain State Tax Consequences......108
Employee Benefit Plan
   Considerations...................109                         , 1998
Underwriting........................111
Legal Matters.......................112
Glossary of Terms...................113


------------------------------------      ----------------------------------
------------------------------------      ----------------------------------

                                  PART II


      Item 14. Other Expenses of Issuance and Distribution


Registration Fee..........................................................$295
Printing and Engraving.......................................................*
Trustee's Fees...............................................................*
Legal Fees and Expenses......................................................*
Blue Sky Fees and Expenses...................................................*
Accountants' Fees and Expenses...............................................*
Rating Agency Fees...........................................................*
Miscellaneous Fees.....................................................______*

      Total.......................................................$

----------
* To be supplied by amendment.

      Item 15. Indemnification of Directors and Officers

      The Registrant's certificate of incorporation and by-laws provide for the indemnification of the directors, officers, employees, and agents of the Registrant to the full extent that may be permitted by Delaware law from time to time. Certain provisions of the Registrant's certificate of incorporation protect the Registrant's directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care; however, the Registrant's directors remain liable for breaches of their duty of loyalty to the Registrant, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, transactions from which a director derives improper personal benefit and liability under section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

      Under Section 145 of the Delaware General Corporation Law, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than a "derivative action" by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the corporation.

      The Registrant's parent corporation currently maintains a policy insuring, subject to certain exceptions, its directors and officers and the director and officers of its subsidiaries against liabilities which may be incurred by such persons acting in such capacities.



      Item 16. Exhibits and Financial Statements

Exhibits
1         --Form of Underwriting Agreement.*
3(a)      --Amended and Restated Certificate of
          Incorporation of Metris Receivables, Inc.
          (incorporated herein by reference to
          Registration Statement No. 333-23045).

3(b)      --By-laws of Metris Receivables, Inc.
          (incorporated herein by reference to
          Registration Statement No. 33-99514).

4(a)      --Amended and Restated Pooling and Servicing
          Agreement, dated as of July 30, 1998 among the Transferor, the Servicer and the Trustee.**

4(b)      --Form of Series 1998-3 Supplement.*

4(c)      --Amended and Restated Bank Receivables  Purchase
          Agreement dated as of July 30, 1998 between Direct Merchants Bank and Metris.**

4(d)      --Amended and Restated Receivables Purchase
          Agreement dated as of July 30, 1988 between Metris and the Transferor.**

4(e)      --Form of Policy.*

5         --Opinion of Skadden, Arps, Slate, Meagher &
          Flom LLP with respect to legality.*

8         --Opinion  of  Skadden,  Arps,  Slate,  Meagher &
          Flom LLP with respect to tax matters.*

24(a)     --Consent of Skadden, Arps, Slate, Meagher &
          Flom LLP (Contained in Exhibits 5 and 8).*

24(b)     --Consent of PricewaterhouseCoopers LLP.

25        --Powers of Attorney

----------
*  To be filed by amendment.
**   Previously filed.
b.   Financial Statements
Inapplicable


      Item 17. Undertakings

The undersigned registrant hereby undertakes as follows:

      (a) To provide to the Underwriters at the closing specified in the Underwriting Agreement securities in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the state of Minnesota, city of St. Louis Park, on November 9, 1998.

                                          METRIS RECEIVABLES, INC.



                                          By:  /s/ Paul T. Runice
                                               ------------------
                                                Paul T. Runice
                                                Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on November 9, 1998.



SIGNATURE                             TITLE


/s/  Paul T. Runice          Vice President and         (Principal Executive
-----------------------      Treasurer                  Officer)
Paul T. Runice

/s/ Paul T. Runice           Vice President and         (Principal Financial
-----------------------      Treasurer                  Officer)
 Paul T. Runice

/s/ Jean C. Benson           Controller                 (Principal Accounting
-----------------------                                 Officer)
 Jean C. Benson

/s/  Jean C. Benson          Director
-----------------------
 Jean C. Benson

/s/ Paul T. Runice           Director
-----------------------
 Paul T. Runice

/s/ Jeffrey Grosklags        Director
-----------------------
 Jeffrey Grosklags


    *                        Director
-----------------------
 James B. O'Neill


    *                        Director
-----------------------
 Ruth K. Lavalle


By: */s/ Paul T. Runice
-----------------------
     Paul T. Runice
     Attorney-in-fact




                                 EXHIBIT INDEX


EXHIBIT
NO.

1           --Form of Underwriting Agreement.*

3(a) --Amended and Restated Certificate of Incorporation of Metris Receivables, Inc. (incorporated herein by reference to Registration Statement No. 333-23045).

3(b)        --By-laws of Metris Receivables, Inc.

4(a) --Amended and Restated Pooling and Servicing Agreement, dated as of July 30, 1998 among the Transferor, the Servicer and the Trustee.**

4(b)        --Form of Series 1998-3 Supplement.*

4(c) --Amended and Restated Bank Receivables Purchase Agreement dated as of July 30, 1998 between Direct Merchants Bank and Metris.**

4(d)        --Amended and Restated Receivables Purchase Agreement dated as of July 30, 1998 between Metris and the Transferor.**
4(e)        --Form of Policy.*

5          --Opinion of Skadden,  Arps, Slate, Meagher & Flom LLP with respect to legality.*

8          --Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.*

24(a)       --Consent of Skadden, Arps, Slate, Meagher & Flom LLP
            (Contained in Exhibits 5 and 8).*

24(b)       --Consent of PricewaterhouseCoopers LLP.

25          --Powers of Attorney.

--------
* To be filed by Amendment.
**   Previously filed.
b.   Financial Statements
Inapplicable





                                                               Exhibit 24(a)

                    [PricewaterhouseCoopers Letterhead]


                     CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Prospectus and Registration Statement on Form S-3 of Metris Receivables, Inc. relating to Metris Master Trust Series 1998-3, of our report dated February 3, 1998, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".




                                                 /s/PricewaterhouseCoopers LLP
                                                 -----------------------------
                                                    PricewaterhouseCoopers LLP




November 6, 1998


                                                                  Exhibit 25




                               Power of Attorney



            KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute and appoint Paul T. Runice his true and lawful attorney-in-fact and agent with full power of substitution, for him on his behalf to sign, execute and file the Registration Statement on Form S-3 on behalf of Metris Receivables, Inc. (the "Company"), including exhibits, (the "Registration Statement") relating to the proposed offering by the Company of Series 1998-3 Securities and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought) to such Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact and agents may lawfully do or cause to be done.

            IN WITNESS WHEREOF, I have hereunto set my hand on and as of November 9 , 1998.


                                    By:   /s/  Jean Benson
                                    ---------------------------
                                    Name:  Jean Benson
                                    Title: Director


                                                                  Exhibit 25




                               Power of Attorney



            KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute and appoint Paul T. Runice his true and lawful attorney-in-fact and agent with full power of substitution, for him on his behalf to sign, execute and file the Registration Statement on Form S-3 on behalf of Metris Receivables, Inc. (the "Company"), including exhibits, (the "Registration Statement") relating to the proposed offering by the Company of Series 1998-3 Securities and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought) to such Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact and agents may lawfully do or cause to be done.

            IN WITNESS WHEREOF, I have hereunto set my hand on and as of November 9, 1998.


                                    By:  /s/ Jeffrey Grosklags
                                    ---------------------------
                                    Name:  Jeffrey Grosklags
                                    Title: Director